Prospectus Supplement dated October 8, 2002 (to Prospectus dated July 11, 2002)

$666,272,000 (APPROXIMATE)

ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2002-HE2
ASSET BACKED PASS-THROUGH CERTIFICATES

ACE SECURITIES CORP.
Depositor

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Master Servicer


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus.

OFFERED CERTIFICATES         The trust created for the Series 2002-HE2
                             certificates will hold a pool of fixed and adjustable rate, one- to four-family, residential first lien mortgage loans. The trust will issue eight classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances or notional balance, as applicable, and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of subordination and overcollateralization. In addition, the Class A-2B Certificates will have the benefit of a financial guaranty insurance policy issued by MBIA Insurance Corporation.

                                     INITIAL CERTIFICATE
           CLASS                    PRINCIPAL BALANCE(1)                PASS-THROUGH RATE
           -----                    --------------------                -----------------
A-1.........................            $461,100,000               One-Month LIBOR + 0.44%(2)(3)
A-2A........................            $ 50,000,000               One-Month LIBOR + 0.43%(2)(3)
A-2B........................            $ 50,850,000               One-Month LIBOR + 0.38%(2)(3)
A-IO........................         Notional Amount(4)                   Variable (5)
M-1.........................            $ 38,698,000               One-Month LIBOR + 0.85%(2) (3)
M-2.........................            $ 33,650,000               One-Month LIBOR + 1.65%(2)(3)
M-3.........................            $ 20,190,000               One-Month LIBOR + 2.15%(2)(3)
M-4.........................            $ 11,784,000               One-Month LIBOR + 2.60%(2)(3)

______________________
(1) Approximate.
(2) The pass-through rate for each class of Offered Certificates (other than the Class A-IO Certificates) will be subject to the applicable Net WAC Pass-Through Rate as described in this prospectus supplement under "Description of the Certificates-Pass-Through Rates."
(3) After the optional termination date, the margins applicable to the Class A-1, Class A-2A and Class A-2B Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will increase by 50%.
(4) The Class A-IO Certificates will consist of two components. The Class A-IO-1 component will have a notional amount equal to the lesser of (a) from and including the Closing Date to and including the 30th Distribution Date, $55,200,000, and thereafter, $0, and (b) the aggregate outstanding principal balance of the mortgage loans in loan group I. The Class A-IO-2 component will have a notional amount equal to the lesser of (a) from and including the Closing Date to and including the 30th Distribution Date, $12,100,000, and thereafter, $0, and (b) the aggregate outstanding principal balance of the mortgage loans in loan group II. The Class A-IO Certificates will not be entitled to payments of principal.
(5) The pass-through rate for the Class A-IO Certificates is a variable rate which is described in this prospectus supplement under "Description of the Certificates-Pass-Through Rates."

The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates (other than the Class A-IO Certificates) will be approximately 100% of their initial Certificate Principal Balance plus accrued interest in the case of the Class A-IO Certificates before deducting expenses.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            DEUTSCHE BANK SECURITIES

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

    o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

    o this prospectus supplement, which describes the specific terms of this series of certificates.

Ace Securities Corp.'s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211 and its phone number is 704-365-0569.

                                                  Table of Contents

                                                Prospectus Supplement
SUMMARY OF PROSPECTUS SUPPLEMENT...................................................................................S-1
RISK FACTORS.......................................................................................................S-8
USE OF PROCEEDS...................................................................................................S-14
THE MORTGAGE POOL.................................................................................................S-14
YIELD ON THE CERTIFICATES.........................................................................................S-76
DESCRIPTION OF THE CERTIFICATES...................................................................................S-91
THE ORIGINATORS..................................................................................................S-115
THE SERVICERS....................................................................................................S-118
THE CUSTODIAN....................................................................................................S-123
POOLING AND SERVICING AGREEMENT..................................................................................S-123
THE FINANCIAL GUARANTY INSURANCE POLICY..........................................................................S-129
FEDERAL INCOME TAX CONSEQUENCES..................................................................................S-133
METHOD OF DISTRIBUTION...........................................................................................S-136
SECONDARY MARKET.................................................................................................S-136
LEGAL OPINIONS...................................................................................................S-137
EXPERTS..........................................................................................................S-137
RATINGS..........................................................................................................S-137
LEGAL INVESTMENT.................................................................................................S-138
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS........................................................................S-138
ANNEX I............................................................................................................I-1

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    The following summary is a very broad overview of the certificates offered by this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Title of Series.................................  ACE Securities Corp. Home Equity Loan Trust, Series 2002-HE2,
                                                  Asset Backed Pass-Through Certificates.

Cut-off Date....................................  October 1, 2002.

Closing Date....................................  On or about October 10, 2002.

Depositor.......................................  Ace Securities Corp., a Delaware corporation. SEE "THE
                                                  DEPOSITOR" IN THE PROSPECTUS.

Originators.....................................  Wells Fargo Home Mortgage, Inc., a California corporation,
                                                  Encore Credit Corp., a California corporation, HomeStar
                                                  Mortgage Services, LLC, a Delaware limited liability company,
                                                  Countrywide Home Loans, Inc., a New York corporation and
                                                  Town & Country Credit Corporation, a Delaware corporation.
                                                  SEE "THE ORIGINATORS" IN THIS PROSPECTUS SUPPLEMENT.

Master Servicer.................................  Wells Fargo Bank Minnesota, National Association.

Servicers.......................................  Saxon Mortgage Services, Inc., a Texas corporation, Wells Fargo
                                                  Home Mortgage, Inc. and Countrywide Home Loans Servicing
                                                  LP, a Texas limited partnership.  SEE "THE SERVICERS" IN THIS
                                                  PROSPECTUS SUPPLEMENT.

Trustee.........................................  Bank One National Association, a national banking association, will be the trustee of the trust. SEE "POOLING AND SERVICING
                                                  AGREEMENT--THE TRUSTEE" IN THIS PROSPECTUS SUPPLEMENT.

Securities Administrator........................  Wells Fargo Bank Minnesota, National Association, a national banking association, will be
                                                  the securities administrator.
                                                  SEE "POOLING AND SERVICING
                                                  AGREEMENT--THE SECURITIES
                                                  ADMINISTRATOR" IN THIS
                                                  PROSPECTUS SUPPLEMENT.

Custodian.......................................  Wells Fargo Bank Minnesota, National Association, a national banking association. SEE "THE CUSTODIAN" IN THIS PROSPECTUS
                                                  SUPPLEMENT.

Credit Risk Manager.............................  The Murrayhill Company, a Colorado corporation. SEE "POOLING
                                                  AND SERVICING AGREEMENT-CREDIT RISK MANAGER" IN THIS
                                                  PROSPECTUS SUPPLEMENT.

Distribution Dates..............................  Distributions on the Offered Certificates will be made on the
                                                  25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in November 2002.








Offered Certificates............................  Only the certificates listed on the cover of this prospectus supplement are being offered by this prospectus supplement.
                                                  Each class of Offered Certificates will have the initial certificate principal balance or notional balance, as applicable, and pass through rate set forth or described in the table appearing on the cover of this prospectus supplement.

THE TRUST

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. There are thirteen classes of certificates representing the trust. SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received in connection with the mortgage loans. In addition, distributions of principal and interest on the Class A-2B Certificates may be made pursuant to the financial guaranty insurance policy provided by MBIA Insurance Corporation as described herein.

THE MORTGAGE LOANS

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The trust will contain approximately 4,621 conventional, one- to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens on residential real properties (the "Mortgage Loans").

For purposes of calculating interest and principal distributions on (i) the Class A-1 Certificates and (ii) the Class A-2A Certificates and the Class A-2B Certificates (the "Class A-2 Certificates"; and together with the Class A-1 Certificates, the "Class A Certificates"), the Mortgage Loans have been divided into two loan groups, designated as the "Group I Mortgage Loans" and the "Group II Mortgage Loans." The Group I Mortgage Loans consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conform to agency loan limits. The Group II Mortgage Loans consist of fixed-rate and adjustable-rate mortgage loans with principal balances at origination that do not conform to agency loan limits.

The Class A-1 Certificates and the Class A-IO-1 Component represent interests in the Group I Mortgage Loans. The Class A-2 Certificates and the Class A-IO-2 Component represent interests in the Group II Mortgage Loans. The Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates (collectively, the "Mezzanine Certificates") represent interests in all of the Mortgage Loans.

The Group I Mortgage Loans consist of 4,300 mortgage loans and have an aggregate principal balance of approximately $552,216,244 as of the Cut-off Date. The Group I Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off
Date:

Range of mortgage rates:                                     5.950% to 14.250%.

Weighted average mortgage rate:                                         8.903%.

Range of gross margins:                                      2.500% to 12.290%.

Weighted average gross margin:                                          7.104%.

Range of minimum mortgage rates:                             5.990% to 14.000%.

Weighted average minimum mortgage rate:                                 9.014%.

Range of maximum mortgage rates:                            11.625% to 21.000%.

Weighted average maximum mortgage rate:                                 15.367%

Weighted average remaining term to stated maturity:                         343
months.

Range of principal balances:                               $11,170 to $398,749.

Average principal balance:                                            $128,422.

Range of original loan-to-value ratios:                       11.90% to 98.11%.

Weighted average original loan-to value ratio:                          79.46%.

Weighted average next adjustment date:                               June 2004.

The Group II Mortgage Loans consist of 321 mortgage loans and have an aggregate principal balance of approximately $120,786,033 as of the Cut-off Date. The Group II Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off
Date:

Range of mortgage rates:                                     4.875% to 11.490%.

Weighted average mortgage rate:                                         8.077%.

Range of gross margins:                                       2.500% to 9.750%.

Weighted average gross margin:                                          6.598%.

Range of minimum mortgage rates:                             4.875% to 11.490%.

Weighted average minimum mortgage rate:                                 8.242%.

Range of maximum mortgage rates:                            11.875% to 18.490%.

Weighted average maximum mortgage rate:                                 14.811%

Weighted average remaining term to stated maturity:                         342
months.

Range of principal balances:                              $300,364 to $795,296.

Average principal balance:                                            $376,280.

Range of original loan-to-value ratios:                       33.33% to 95.00%.

Weighted average original loan-to value ratio:                          78.68%.

Weighted average next adjustment date:                           June 25, 2004.

The Mortgage Loans in the aggregate have a principal balance of approximately $673,002,277 as of the Cut-off Date and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:                                    4.875% to 14.250%.

Weighted average mortgage rate:                                        8.755%.

Range of gross margins:                                     2.500% to 12.290%.

Weighted average gross margin:                                         7.011%.

Range of minimum mortgage rates:                            4.875% to 14.000%.

Weighted average minimum mortgage rate:                                8.873%.

Range of maximum mortgage rates:                           11.625% to 21.000%.

Weighted average maximum mortgage rate:                                15.266%

Weighted average remaining term
to stated maturity:                                                343 months.

Range of principal balances:                              $11,170 to $795,296.

Average principal balance:                                           $145,640.

Range of original loan-to-value ratios:                      11.90% to 98.11%.

Weighted average original loan-to value ratio:                         79.32%.

Weighted average next adjustment date:                              June 2004.

The mortgage rate on each adjustable-rate Mortgage Loan will adjust semi-annually or annually on each adjustment date to equal the sum of (A)(i) Six-Month LIBOR or (ii) One Year CMT (each, as defined herein) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under "The Mortgage Pool" in this prospectus supplement. SEE ALSO "THE MORTGAGE POOL-THE INDEX" IN THIS PROSPECTUS SUPPLEMENT.

The first adjustment date on the adjustable-rate Mortgage Loans will occur only after an initial period of approximately six months or one, two or three years from the date of origination, as more fully described under "The Mortgage Pool" in this prospectus supplement.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES

OFFERED CERTIFICATES. The Class A Certificates, the Class A-IO Certificates and the Mezzanine Certificates are the only classes of certificates offered by this prospectus supplement. The Offered Certificates will have the characteristics shown in the table on the cover of this prospectus supplement and as described in this prospectus supplement.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under "Description of the Certificates- Pass-Through Rate" in this prospectus supplement. The pass-through rate on each class of Offered Certificates (other than the Class A-IO Certificates) is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the mortgage loans adjusted for amounts payable to the Class A-IO Certificates, less the fees payable to the Master Servicer, the Servicers and the Credit Risk Manager (collectively, the "Administrative Costs") and, in addition, with respect to the Class A-2B Certificates and the Mezzanine Certificates, the premium payable to MBIA Insurance Corporation for providing the Class A-2B Policy, and, in each case, adjusted for the actual number of days in the interest accrual period. The initial spread relating to the Class A-1 Certificates is 0.44% per annum. The initial spread relating to the Class A-2A Certificates is 0.43% per annum. The initial spread relating to the Class A-2B Certificates is 0.38% per annum. The initial spread relating to the Class M-1 Certificates is 0.85% per annum. The initial spread relating to the Class M-2 Certificates is 1.65% per annum. The initial spread relating to the Class M-3 Certificates is 2.15% per annum. The initial spread relating to the Class M-4 Certificates is 2.60% per annum. Each spread is subject to increase as more fully described under "Description of the Certificates-Pass Through Rates" in this prospectus supplement.

Each component of Class A-IO Certificates will have a pass-through rate. The pass-through rate applicable to the Class A-IO-1 Component shall be the lesser of (a) the weighted average mortgage rate of the Group I Mortgage Loans less the Administrative Costs and (b) (i) 5.50% per annum from the 1st Distribution Date to and including the 10th Distribution Date, (ii) 4.50% per annum from the 11th Distribution Date to and including the 20th Distribution Date, (iii) 3.50% per annum from the 21st Distribution Date to and including the 30th Distribution Date and (iv) 0.00% per annum for each Distribution Date thereafter. The pass-through rate applicable to the Class A-IO-2 Component shall be the lesser of (a) the weighted average mortgage rate of the Group II Mortgage Loans less the Administrative Costs and (b) (i) 5.50% per annum from the 1st Distribution Date to and including the 10th Distribution Date, (ii) 4.50% per annum from the 11th Distribution Date to and including the 20th Distribution Date, (iii) 3.50% per annum from the 21st Distribution Date to and including the 30th Distribution Date and (iv) 0.00% per annum for each Distribution Date thereafter.

The Class A-IO-1 Component will have a notional amount equal to the lesser of
(a) from and including the Closing Date to and including the 30th Distribution Date, $55,200,000, and thereafter, $0, and (b) the aggregate outstanding principal balance of the Group I Mortgage Loans. The Class A-IO-2 Component will have a notional amount equal to the lesser of (a) from and including the Closing Date to and including the 30th Distribution Date, $12,100,000, and thereafter, $0, and (b) the aggregate outstanding principal balance of the Group II Mortgage Loans.

The Offered Certificates will be sold by the Depositor to Deutsche Bank Securities Inc. (the "Underwriter") on the Closing Date.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or Clearstream and the Euroclear System (each, as defined herein), in Europe in minimum denominations of $25,000 and integral multiples of $1.00 in excess of the minimum denominations. SEE "DESCRIPTION OF THE CERTIFICATES-BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CLASS CE CERTIFICATES. The Class CE Certificates are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $6,730,177.15, which is equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately 1.00% in the trust.

CLASS P CERTIFICATES. The Class P Certificates are not offered by this prospectus supplement. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

CLASS R CERTIFICATES. The Class R-I Certificates, Class R-II Certificates and Class R-III Certificates (collectively, the "Class R Certificates", or

"Residual Certificates") are not offered by this prospectus supplement and are the classes of certificates representing the residual interests in the trust.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination and overcollateralization, each as described in this section and under "Description of the Certificates-Credit Enhancement" and "-Overcollateralization Provisions" in this prospectus supplement. In addition, the Class A- 2B Certificates have the benefit of a financial guaranty insurance policy provided by MBIA Insurance Corporation ("MBIA") as described under "The Financial Guaranty Insurance Policy" in this prospectus supplement.

EXCESS INTEREST. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and to pay certain fees and expenses of the trust. Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at required levels.

SUBORDINATION. The rights of the holders of the Mezzanine Certificates and the Class CE Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates, the Class A-IO Certificates and of MBIA.

In addition, to the extent described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement,

    o the rights of the holders of the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class CE Certificates will be subordinated to the rights of the holders of the Class M-1 Certificates;

    o the rights of the holders of the Class M-3 Certificates, the Class M-4 Certificates and the Class CE Certificates will be subordinated to the rights of the holders of the Class M-2 Certificates;

    o the rights of the holders of the Class M-4 Certificates and the Class CE Certificates will be subordinated to the rights of the holders of the Class M-3 Certificates; and

    o the rights of the holders of the Class CE Certificates will be subordinated to the rights of the holders of the Class M-4 Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the Mortgage Loans, as described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

OVERCOLLATERALIZATION. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates on the Closing Date by approximately $6,730,177.15, which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. SEE "DESCRIPTION OF THE CERTIFICATES-OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

FINANCIAL GUARANTY INSURANCE POLICY. The Class A-2B Certificates have the benefit of a financial guaranty insurance policy pursuant to which MBIA will unconditionally and irrevocably guarantee certain interest shortfalls and certain other payments on the Class A-2B Certificates on each Distribution Date. SEE "DESCRIPTION OF THE CERTIFICATES" and "The Financial Guaranty Insurance Policy" in this prospectus supplement.

ALLOCATION OF LOSSES. If, on any Distribution Date, there is not sufficient excess interest or overcollateralization (represented by the Class CE Certificates) to absorb realized losses on the Mortgage Loans as described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, then realized losses on the Mortgage Loans will be allocated to the Class M-4 Certificates, the Class M-3 Certificates, the Class M-2 Certificates and the Class M-1 Certificates, in that order. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates or the Class A-IO Certificates; however, investors in the Class A Certificates and the Class A-IO Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled or to pay to the Class A-IO Certificates all amounts of interest to which these certificates are then entitled. SEE "DESCRIPTION OF THE CERTIFICATES --ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

Once realized losses are allocated to the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated and no amounts will be distributable with respect to such written down amounts on that Distribution Date or on any future Distribution Date.

P&I ADVANCES

The Servicers are required to advance delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described under "Description of the Certificates--P&I Advances" in this prospectus supplement. The Master Servicer will be obligated to make any required delinquency advance if the applicable Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The Master Servicer or the applicable Servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE CERTIFICATES--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

OPTIONAL TERMINATION

At its option and subject to certain conditions, the Class CE Certificateholder (provided they are not an affiliate of the mortgage loan seller) may purchase all of the Mortgage Loans in the mortgage pool, together with any properties in respect of the Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans), remaining in the trust has been reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. SEE "POOLING AND SERVICING AGREEMENT-- TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--TERMINATION" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the trust as real estate mortgage investment conduits for federal income tax purposes. SEE "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS--REMICS--CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES" IN THE PROSPECTUS.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive the following ratings from Standard & Poors, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"):

    Offered
 Certificates       S&P            Fitch          Moody's

   Class A-1        AAA             AAA             Aaa
  Class A-2A        AAA             AAA             Aaa
  Class A-2B        AAA             AAA             Aaa
  Class A-IO        AAA             AAA             Aaa
   Class M-1         AA             AA              Aa2
   Class M-2         A               A              A2
   Class M-3        BBB            BBB+            Baa1
   Class M-4        BBB-           BBB-            Baa2

A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. The ratings on the Class A-2B Certificates are without regard to the Class A-2B Policy. SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The Class A Certificates, the Class A-IO Certificates and the Class M-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and therefore, will be legal investments for those entities to the extent provided in SMMEA and applicable state laws. The Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates will not constitute "mortgage related securities" for purposes of SMMEA. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

It is expected that the Offered Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. SEE "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" IN THIS PROSPECTUS SUPPLEMENT AND "ERISA CONSIDERATIONS" IN THE PROSPECTUS.

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC.

         The underwriting standards of the originators are intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The Originators consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines. The underwriting standards of the Originators do not prohibit a mortgagor from obtaining (at the time of origination of such Originator's first lien or any time thereafter), additional financing which is subordinate to such first lien, which subordinate financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the related Originator's loan-to-value ratio determination for such Originator's first lien.

         As a result of the underwriting standards of the Originators, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.

MORTGAGE LOANS WITH HIGH LOAN-TO-VALUE RATIOS LEAVE THE RELATED BORROWER WITH LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY.

         Approximately 45.96% of the Group I Mortgage Loans and approximately 42.64% of the Group II Mortgage Loans, in each case by aggregate principal balance as of the Cut-off Date, had a loan-to-value ratio at origination in excess of 80%. No Mortgage Loan had a loan-to-value ratio exceeding 100.00% at origination.

         An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the Mortgage Loans. There can be no assurance that the loan-to-value ratio of any Mortgage Loan determined at any time after origination will be less than or equal to its loan-to-value ratio at origination.

CERTAIN MORTGAGE LOANS MAY BE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY PRESENT A GREATER RISK OF LOSS RELATING TO SUCH MORTGAGE LOANS.

         As of the Cut-off Date, approximately 0.53% of the Group I Mortgage Loans and approximately 0.26% of the Group II Mortgage Loans, in each case, by aggregate principal balance, were 30 or more days contractually delinquent. As of the Cut-off Date, no Mortgage Loan was 60 or more days contractually delinquent.

THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF CALIFORNIA, WHICH MAY PRESENT A GREATER RISK OF LOSS RELATING TO THESE MORTGAGE LOANS.

         Approximately 36.69% of the Group I Mortgage Loans and approximately 57.77% of the Group II Mortgage Loans, in each case by aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the State of California. The aggregate principal balance of Mortgage Loans in the California zip code with the largest amount of such Mortgage Loans, by aggregate principal balance as of the Cut-off Date, was approximately $2,223,790. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, mudslides and other natural disasters.

THE MEZZANINE CERTIFICATES WILL BE MORE SENSITIVE TO LOSSES ON THE MORTGAGE LOANS THAN THE CLASS A CERTIFICATES BECAUSE THEY ARE SUBORDINATE TO THE CLASS A CERTIFICATES.

         The weighted average lives of, and the yields to maturity on, the Class M-4 Certificates, the Class M-3 Certificates, the Class M-2 Certificates and the Class M-1 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related Distribution Date, will reduce the certificate principal balance of the Mezzanine Certificate then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no amounts will be distributable with respect to such written down amount.

THE MEZZANINE CERTIFICATES WILL GENERALLY NOT BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS UNTIL NOVEMBER 2005 WHICH MAY RESULT IN A GREATER RISK OF LOSS RELATING TO THESE CERTIFICATES.

         Unless the certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least November 2005 or a later date as provided in this prospectus supplement or during any period in which delinquencies on the Mortgage Loans exceed the levels set forth under "Description of the Certificates--Principal Distributions on the Class A Certificates and Mezzanine Certificates" in this prospectus supplement. As a result, the weighted average lives of these certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of these certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under "Description of the Certificates--Principal Distributions on the Class A Certificates and Mezzanine Certificates" in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the mortgage pool.

YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

         The Offered Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Originators, the Servicers, the Securities Administrator, the Trustee or any of their respective affiliates. Neither the certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Originators, the Servicers, the Securities Administrator, the Trustee or any of their respective affiliates. Proceeds of the assets included in the trust, including with respect to the Class A-2B Certificates only the financial guaranty insurance policy provided by MBIA Insurance Corporation, will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Originators, the Servicers, the Securities Administrator, the Trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

THE DIFFERENCE BETWEEN THE PASS-THROUGH RATES ON THE CLASS A CERTIFICATES AND MEZZANINE CERTIFICATES AND THE MORTGAGE RATES ON THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ON SUCH CERTIFICATES.

         The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool on their related adjustment dates. In addition, because the mortgage rate for each adjustable-rate Mortgage Loan included in the mortgage pool is based on either Six-Month LIBOR or One Year CMT plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such Mortgage Loans after their adjustments. Finally, the mortgage rates on the adjustable rate Mortgage Loans are based on either Six-Month LIBOR or One Year CMT while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on one-month LIBOR. Consequently, the application to such certificates of the rate cap, which is equal to the weighted average coupon on the Mortgage Loans, net of certain fees, interest payable to the Class A-IO Certificates and, with respect to the Class A-2B Certificates and Mezzanine Certificates only, the premium payable to MBIA for providing the Class A-2B Policy, could adversely affect the yield to maturity on such Certificates. In addition, the rate cap will decrease if Mortgage Loans with relatively high mortgage rates prepay at a faster rate than Mortgage Loans with relatively low mortgage rates.

         The rate cap on the Class A Certificates and the Mezzanine Certificates will be affected by the amount of interest payable on the Class A-IO Certificates. As the aggregate principal balance of the Mortgage Loans is reduced by payments of principal including prepayments and collections upon defaults, liquidations and repurchases on the Mortgage Loans, the portion of the total amount of interest generated by the mortgage pool that is used to pay interest on the Class A-IO Certificates will increase. A rapid rate of prepayments on the Mortgage Loans before the end of the first 30 distribution dates would lower the rate cap applicable to the Class A Certificates and the Mezzanine Certificates increasing the likelihood that the rate cap will limit the pass-through rates on one or more of such classes of Offered Certificates.

         In addition, the rate cap applicable to the Class A-2B Certificates and the Mezzanine Certificates is adjusted based on the premium payable to MBIA for providing the Class A-2B Policy.

         If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust. SEE "YIELD ON THE CERTIFICATES--SPECIAL YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS AND BY THE PRIORITY OF PAYMENT ON SUCH CERTIFICATES.

         The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on such certificates as described in "Description of the Certificates--Principal Distributions on the Class A Certificates and the Mezzanine Certificates" in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. However, with respect to approximately 90.97% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

         Generally, when prevailing interest rates are increasing, prepayment rates on Mortgage Loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on Mortgage Loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A Certificates and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

         Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such class. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see "Yield on the Certificates" in this prospectus supplement, including the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR."

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the Offered Certificates will depend on:

                  o the applicable pass-through rate thereon from time to time;

                  o        the applicable purchase price;

                  o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Mezzanine Certificates; and

                  o the rate, timing and severity of realized losses on the Mortgage Loans; adjustments to the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool, the amount of excess interest generated by the

                           Mortgage Loans and the allocation to the Offered Certificates of certain interest shortfalls.

         In general, if the Class A Certificates and the Mezzanine Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Class A Certificates and the Mezzanine Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of 28% of the Constant Prepayment Rate model as described in this prospectus supplement under "Yield on the Certificates" and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

THE YIELD TO MATURITY ON THE MEZZANINE CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

         The multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE Certificates or to a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

PREPAYMENTS ON THE MORTGAGE LOANS MAY HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS A- IO CERTIFICATES.

         Borrowers may prepay their Mortgage Loans in whole or in part at any time and it is not possible to predict the rate at which borrowers will repay their Mortgage Loans. A prepayment of a Mortgage Loan generally will result in a prepayment on the certificates. The yield to maturity of the Class A-IO Certificates will become extremely sensitive to the rate of principal prepayment on the Mortgage Loans in the related loan group if prior to and including the Distribution Date in April 2005, the aggregate principal balance of the Group I Mortgage Loans is reduced to an amount which is less than $55,200,000 or the aggregate principal balance of the Group II Mortgage Loans is reduced to an amount which is less than $12,100,000. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of principal prepayment on the Mortgage Loans could result in the failure of such investors to recover their initial investments.

VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR CERTIFICATES.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

         The Mortgage Loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

o the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

         Violations of certain provisions of these federal and state laws may limit the ability of the applicable Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the trust to damages and administrative enforcement. In particular, an Originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers' rescinding the Mortgage Loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in Mortgage Loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the Mortgage Loans and restrict the applicable Servicer's ability to foreclose in response to the mortgagor's default. An Originator's failure to comply with these laws could subject the trust to significant monetary penalties, could result in the borrowers rescinding the Mortgage Loans against the trust and/or limit the applicable Servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

         The mortgage loan seller will represent that, as of the Closing Date, each Mortgage Loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the mortgage loan seller will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described in the prospectus. If the mortgage loan seller is unable or otherwise fails to satisfy such obligations, the yield on the Offered Certificates may be materially and adversely affected.

THE LIQUIDITY OF YOUR CERTIFICATES MAY BE LIMITED.

         The Underwriter has no obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE RETURN ON YOUR CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SOLDIERS' AND SAILORS' CIVIL RELIEF ACT.

         The Soldiers' and Sailors' Civil Relief Act of 1940 or Relief Act provides relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The response of the United States to the terrorist attacks of September 11, 2001 which have included rescue efforts and military operations has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction will result in an interest shortfall because neither the Master Servicer nor the related Servicer will be able to collect the amount of interest which would otherwise be payable with respect to such Mortgage Loan if the Relief Act was not applicable thereto. Such shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the related Servicer and will therefore, reduce the amount available to pay interest to the certificateholders on subsequent Distribution Dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act. With respect to the Class A-2B Certificates the Class A-2B Policy will not cover such shortfalls.


                                 USE OF PROCEEDS

         Deutsche Bank AG New York Branch (the "Mortgage Loan Seller"), will sell the Mortgage Loans to the Depositor and the Depositor will convey the Mortgage Loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Mortgage Loan Seller. Such net proceeds, together with the Class CE Certificates and Class P Certificates, will represent the purchase price to be paid by the Depositor to the Mortgage Loan Seller for the Mortgage Loans. The Mortgage Loans were previously purchased by the Mortgage Loan Seller either directly or indirectly from the Originators.


                                THE MORTGAGE POOL

GENERAL

         The pool of mortgage loans (the "Mortgage Pool") will consist of approximately 4,621 conventional, one- to four family, adjustable-rate and fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of the Cut-off Date of approximately $673,002,277 after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 5%. The Mortgage Loans have original terms to maturity of not greater than approximately 30 years. For purposes of calculating interest and principal distributions on the Class A Certificates and the Class A-IO Certificates, the Mortgage Loans have been divided into two loan groups, designated as the "Group I Mortgage Loans" and the "Group II Mortgage Loans." The Group I Mortgage Loans consist of 4,300 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $552,216,244, after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The principal balances of the Group I Mortgage Loans at origination conformed to agency limits. The Group II Mortgage Loans consist of 321 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $120,786,033, after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The principal balances of the Group II Mortgage Loans at origination did not conform to agency loan limits.

         Approximately 95.74% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, provide for level monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms. Approximately 4.26% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are balloon loans which require the related mortgagors to make balloon payments on the maturity date of their Mortgage Loan which is larger than the monthly payments made by such mortgagors on prior due dates in order to fully amortize the Mortgage Loans over their terms. As of the Cut-off Date, approximately 0.48% of the Mortgage Loans, by aggregate principal balance, were 30 or more days contractually delinquent. As of the Cut-off Date, no Mortgage Loan was 60 days or more contractually delinquent.

         The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties. The Mortgaged Properties consist of attached, detached or semi-detached, one to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

         References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         The mortgage rate (the "Mortgage Rate") on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act and bankruptcy adjustments. Approximately 27.74% of the Mortgage Loans are fixed-rate mortgage loans and approximately 72.26% of the Mortgage Loans are adjustable-rate mortgage loans. The adjustable-rate mortgage loans are referred to herein as "ARM Loans". Approximately 99.83% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR (as described below) and approximately 0.17% of the ARM Loans provide for annual adjustment to the Mortgage Rates applicable thereto based on One Year CMT (as described below). With respect to approximately 0.11% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the first adjustment will not occur until after an initial period of approximately six months from the date of origination thereof, with respect to approximately 0.14% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the first adjustment will not occur until after an initial period of approximately one year from the date of origination thereof, with respect to approximately 87.58% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the first adjustment will not occur until after an initial period of two years from the date of origination thereof and with respect to approximately 12.18% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the first adjustment will not occur until after an initial period of three years from the date of origination thereof (each such Mortgage Loan, a "Delayed First Adjustment Mortgage Loan"). In connection with each Mortgage Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date"). On each Adjustment Date, the Mortgage Rate on each ARM Loan will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the related Index (as described below) and a fixed percentage amount (the "Gross Margin") for that ARM Loan specified in the related mortgage note. The Mortgage Rate on each ARM Loan, however, including each Delayed First Adjustment Mortgage Loan, will generally not increase or decrease by more than the periodic rate cap (the "Periodic Rate Cap") specified in the related mortgage note, which is a percentage ranging from 1.00% to 3.00% per annum on any related Adjustment Date and will not exceed a specified maximum mortgage rate (the "Maximum Mortgage Rate") over the life of the ARM Loan or be less than a specified minimum mortgage rate (the "Minimum Mortgage Rate") over the life of the ARM Loan. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index, calculated as described in this prospectus supplement, and the related Gross Margin. See "--The Index" in this prospectus supplement. None of the ARM Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

         The Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

         Approximately 91.04% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related mortgage note. Generally, each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a specified period not in excess of five years from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note, but, in most cases, is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance of the related Mortgage Loan in any 12 month period, as permitted by law. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the related servicing agreement, the applicable Servicer may waive the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the applicable Servicer with respect to the waiver of the Prepayment Charges, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, and decisions by the applicable Servicer with respect to the waiver of the Prepayment Charges, may have on the prepayment performance of the Mortgage Loans.

         None of the Mortgage Loans are buydown mortgage loans.

MORTGAGE LOANS CHARACTERISTICS

         The average principal balance of the Mortgage Loans at origination was approximately $146,219. No Mortgage Loan had a principal balance at origination greater than approximately $799,000 or less than approximately $11,200. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $145,640. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $795,296 or less than approximately $11,170.

         The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.875% per annum to approximately 14.250% per annum, and the weighted average Mortgage Rate was approximately 8.755% per annum. As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately 2.500% to approximately 12.290%, Minimum Mortgage Rates ranging from approximately 4.875% per annum to approximately 14.000% per annum and Maximum Mortgage Rates ranging from approximately 11.625% per annum to approximately 21.000% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 7.011%, the weighted average Minimum Mortgage Rate was approximately 8.873% per annum and the weighted average Maximum Mortgage Rate was approximately 15.266% per annum. The latest first Adjustment Date following the Cut-off Date on any ARM Loan occurs in August 2005 and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is June 2004.

         The weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately 79.32%. At origination, no Mortgage Loan had a loan-to-value ratio greater than approximately 98.11% or less than approximately 11.90%.

         The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 343 months as of the Cut-off Date. None of the Mortgage Loans will have a first due date prior to October 2000 or after September 2002, or will have a remaining term to stated maturity of less than 102 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is August 2032.

         As of the Cut-off Date, the weighted average FICO score of the Mortgage Loans is approximately 607. No Mortgage Loan (for which the FICO score is available) had a FICO score as of the Cut-off Date greater than 812 or less than 445.

         The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


                                           COLLATERAL TYPE OF THE MORTGAGE LOANS




                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
              COLLATERAL TYPE                      LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
              ---------------                      -----            ----------------            ----------------
Fixed Rate.................................       1,389             $   186,718,468.92              27.74%
ARM........................................       3,232                 486,283,808.23              72.26
                                                  -----             ------------------             ------
                   Total...................       4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======



                                  PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION




                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
            PRINCIPAL BALANCE                    MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
            AT ORIGINATION ($)                     LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
            ------------------                     -----            ----------------            ----------------
               0.01   -      50,000.00.....         379             $    14,789,519.00               2.19%
          50,000.01   -     100,000.00.....       1,327                 100,373,873.00              14.86
         100,000.01   -     150,000.00.....       1,159                 144,739,415.00              21.42
         150,000.01   -     200,000.00.....         786                 136,609,401.00              20.22
         200,000.01   -     250,000.00.....         407                  90,859,878.00              13.45
         250,000.01   -     300,000.00.....         228                  62,440,667.00               9.24
         300,000.01   -     350,000.00.....         145                  47,157,385.00               6.98
         350,000.01   -     400,000.00.....         109                  41,154,374.00               6.09
         400,000.01   -     450,000.00.....          37                  15,654,200.00               2.32
         450,000.01   -     500,000.00.....          37                  17,716,150.00               2.62
         500,000.01   -     550,000.00.....           4                   2,106,050.00               0.31
         550,000.01   -     600,000.00.....           1                     570,000.00               0.08
         700,000.01   -     750,000.00.....           1                     710,000.00               0.11
         750,000.01   -     800,000.00.....           1                     799,000.00               0.12
                                                  -----             ------------------             ------
              Total........................       4,621             $   675,679,912.00             100.00%
                                                  =====             ==================             ======

                                         PRINCIPAL BALANCES OF THE MORTGAGE LOANS
                                                  AS OF THE CUT-OFF DATE



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
    PRINCIPAL BALANCE AS OF THE                  MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
           CUT-OFF DATE($)                         LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
           ---------------                         -----            ----------------            ----------------
              0.01    -     50,000.00......         381             $    14,805,271.17               2.20%
         50,000.01    -    100,000.00......       1,331                 100,456,369.32              14.93
        100,000.01    -    150,000.00......       1,165                 145,371,142.66              21.60
        150,000.01    -    200,000.00......         777                 134,876,314.49              20.04
        200,000.01    -    250,000.00......         407                  90,632,849.91              13.47
        250,000.01    -    300,000.00......         226                  61,772,700.08               9.18
        300,000.01    -    350,000.00......         146                  47,388,743.82               7.04
        350,000.01    -    400,000.00......         107                  40,277,221.05               5.98
        400,000.01    -    450,000.00......          38                  16,051,930.10               2.39
        450,000.01    -    500,000.00......          37                  17,708,097.64               2.63
        500,000.01    -    550,000.00......           3                   1,592,116.45               0.24
        550,000.01    -    600,000.00......           1                     568,555.16               0.08
        700,000.01    -    750,000.00......           1                     705,669.63               0.10
        750,000.01    -    800,000.00......           1                     795,295.67               0.12
                                                  -----             ------------------             ------
             Total.........................       4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======

                         GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE MORTGAGE LOANS


                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
           LOCATION                                LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
           --------                                -----            ----------------            ----------------
California....................................    1,343             $   272,374,763.66              40.47%
Florida.......................................      441                  51,380,523.19               7.63
Georgia.......................................      315                  39,359,116.26               5.85
Minnesota.....................................      192                  29,045,683.90               4.32
Colorado......................................      168                  27,657,052.36               4.11
New York......................................      135                  22,081,033.53               3.28
Texas.........................................      186                  20,894,080.87               3.10
New Jersey....................................      107                  18,739,886.21               2.78
Ohio..........................................      160                  14,404,622.33               2.14
Tennessee.....................................      150                  13,621,888.79               2.02
Michigan......................................      122                  13,387,479.49               1.99
Washington....................................       74                  11,574,854.04               1.72
North Carolina................................       99                  10,721,098.33               1.59
Pennsylvania..................................       91                   9,814,854.46               1.46
Illinois......................................       76                   9,596,023.64               1.43
South Carolina................................       95                   9,270,458.94               1.38
Virginia......................................       54                   8,560,211.25               1.27
Maryland......................................       46                   7,425,812.18               1.10
Arizona.......................................       63                   7,103,935.45               1.06
Massachusetts.................................       40                   7,063,131.81               1.05
Indiana.......................................       84                   6,249,124.72               0.93
Kentucky......................................       63                   5,962,090.76               0.89
Connecticut...................................       31                   5,359,586.98               0.80
Wisconsin.....................................       43                   4,220,048.94               0.63
Louisiana.....................................       60                   4,196,361.07               0.62
Missouri......................................       43                   4,115,215.76               0.61
Oregon........................................       29                   4,077,746.33               0.61
Nevada........................................       22                   3,222,239.68               0.48
Utah..........................................       18                   2,828,150.65               0.42
Iowa..........................................       34                   2,641,127.99               0.39
Alabama.......................................       22                   2,249,715.39               0.33
Rhode Island..................................       14                   2,046,384.11               0.30
Nebraska......................................       24                   1,958,628.61               0.29
Montana.......................................       16                   1,950,754.36               0.29
Kansas........................................       14                   1,903,442.82               0.28
Mississippi...................................       26                   1,673,428.41               0.25
Idaho.........................................       14                   1,640,566.19               0.24
New Mexico....................................        9                   1,582,710.80               0.24
Maine.........................................       11                   1,553,373.14               0.23
New Hampshire.................................       10                   1,422,224.04               0.21
Oklahoma......................................       17                   1,173,436.40               0.17
District of Columbia..........................        7                   1,100,905.38               0.16
West Virginia.................................       16                   1,088,276.00               0.16
South Dakota..................................        7                     886,690.90               0.13
Hawaii........................................        3                     777,576.86               0.12
Wyoming.......................................        6                     738,511.67               0.11
Arkansas......................................        8                     707,559.03               0.11
Delaware......................................        4                     644,074.34               0.10
Alaska........................................        4                     625,409.29               0.09
North Dakota..................................        4                     198,948.24               0.03
Vermont.......................................        1                     131,457.60               0.02
                                                  -----             ------------------             ------
            Total:............................    4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======

                               MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       MORTGAGE RATE (%)                           LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       -----------------                           -----            ----------------            ----------------
         4.500   -    4.999................           1             $       373,305.33               0.06%
         5.500   -    5.999................           2                     517,589.57               0.08
         6.000   -    6.499................          40                   9,417,880.44               1.40
         6.500   -    6.999................         167                  36,196,700.68               5.38
         7.000   -    7.499................         250                  51,231,461.74               7.61
         7.500   -    7.999................         670                 126,798,069.34              18.84
         8.000   -    8.499................         390                  61,315,490.99               9.11
         8.500   -    8.999................         822                 127,812,739.44              18.99
         9.000   -    9.499................         515                  68,811,487.20              10.22
         9.500   -    9.999................         752                  92,305,689.71              13.72
        10.000   -   10.499................         325                  34,497,349.85               5.13
        10.500   -   10.999................         335                  35,171,740.76               5.23
        11.000   -   11.499................         133                  11,217,754.53               1.67
        11.500   -   11.999................          95                   8,279,974.59               1.23
        12.000   -   12.499................          42                   3,401,028.20               0.51
        12.500   -   12.999................          51                   3,600,925.64               0.54
        13.000   -   13.499................          15                   1,097,796.63               0.16
        13.500   -   13.999................          10                     567,659.21               0.08
        14.000   -   14.499................           6                     387,633.30               0.06
                                                  -----             ------------------             ------
      Total................................       4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======

                                           REMAINING TERM TO STATED MATURITY OF
                                         THE MORTGAGE LOANS AS OF THE CUT-OFF DATE




                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       REMAINING TERM TO STATED MATURITY           LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       ---------------------------------           -----            ----------------            ----------------
 61 - 120....................................         2             $        70,220.88               0.01%
121 - 180....................................       354                  43,402,030.20               6.45
181 - 240....................................        36                   4,398,904.64               0.65
241 - 300....................................         1                     157,385.88               0.02
301 - 360....................................     4,228                 624,973,735.55              92.86
                                                  -----             ------------------             ------
         Total...............................     4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======





                                      MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS




                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       PROPERTY TYPE                               LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       -------------                               -----            ----------------            ----------------
Single Family Residence......................     3,842             $   547,761,613.72              81.39%
PUD..........................................       303                  57,780,971.97               8.59
2-4 Family...................................       208                  32,914,369.91               4.89
Condo........................................       236                  31,858,861.76               4.73
Manufactured Housing.........................        32                   2,686,459.79               0.40
                                                  -----             ------------------             -----
         Total...............................     4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======

                                   ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       ORIGINAL LOAN-TO-VALUE RATIO (%)            LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       --------------------------------            -----            ----------------            ----------------
Less than or equal to 30.00...................       31             $     2,247,264.94               0.33%
         30.01   -    35.00...................       25                   2,566,364.46               0.38
         35.01   -    40.00...................       30                   2,882,705.69               0.43
         40.01   -    45.00...................       50                   6,515,885.30               0.97
         45.01   -    50.00...................       76                   8,806,184.74               1.31
         50.01   -    55.00...................       64                   8,672,608.73               1.29
         55.01   -    60.00...................      122                  18,001,931.88               2.67
         60.01   -    65.00...................      190                  25,940,448.17               3.85
         65.01   -    70.00...................      335                  50,706,420.43               7.53
         70.01   -    75.00...................      528                  79,661,762.89              11.84
         75.01   -    80.00...................    1,053                 161,700,536.55              24.03
         80.01   -    85.00...................      721                 106,353,461.23              15.80
         85.01   -    90.00...................    1,148                 164,857,853.69              24.50
         90.01   -    95.00...................      246                  33,783,686.51               5.02
         95.01   -   100.00...................        2                     305,161.94               0.05
                                                  -----             ------------------             ------
         Total................................    4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======



                                           LOAN PROGRAMS OF THE MORTGAGE LOANS



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       LOAN PROGRAM                                LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       ------------                                -----            ----------------            ----------------
Full Documentation...........................     3,309             $   449,165,357.26              66.74%
Stated Documentation.........................       893                 152,243,723.67              22.62
Limited / Lite...............................       395                  67,797,792.78              10.07
No Documentation.............................        24                   3,795,403.44               0.56
                                                  -----             ------------------             ------
         Total...............................     4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======

                                             FICO SCORE FOR THE MORTGAGE LOANS



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       FICO SCORE                                  LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       ----------                                  -----            ----------------            ----------------
Less than 500................................        60             $     5,242,386.46               0.78%
500 - 519....................................       157                  21,640,478.28               3.22
520 - 539....................................       352                  45,725,356.60               6.79
540 - 559....................................       551                  74,423,254.49              11.06
560 - 579....................................       596                  83,138,808.76              12.35
580 - 599....................................       592                  85,827,124.91              12.75
600 - 619....................................       685                 103,548,017.88              15.39
620 - 639....................................       516                  73,537,351.12              10.93
640 - 659....................................       429                  67,767,961.82              10.07
660 - 679....................................       253                  40,545,598.12               6.02
680 - 699....................................       162                  26,067,063.37               3.87
700 - 719....................................       117                  20,799,690.39               3.09
720 - 739....................................        66                  10,084,840.69               1.50
740 - 759....................................        40                   6,033,671.01               0.90
760 - 779....................................        26                   5,067,473.13               0.75
780 - 799....................................        15                   2,695,361.02               0.40
800 >=.......................................         4                     857,839.10               0.13
                                                  -----             ------------------             ------
         Total...............................     4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======

With respect to approximately 0.3% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the FICO Score is missing.


                                            LOAN PURPOSE OF THE MORTGAGE LOANS


                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       LOAN PURPOSE                                LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       ------------                                -----            ----------------            ----------------
Refinance - Cashout..........................     2,622             $   395,256,928.45              58.73%
Purchase.....................................     1,396                 184,121,924.99              27.36
Refinance - Rate Term........................       603                  93,623,423.71              13.91
                                                  -----             ------------------             ------
         Total...............................     4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======

                                MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       OCCUPANCY STATUS                            LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       ----------------                            -----            ----------------            ----------------
Primary......................................     4,306             $   640,337,891.68              95.15%
Investment...................................       251                  24,893,304.29               3.70
Second Home..................................        48                   5,579,863.11               0.83
Non-Owner Occupied...........................        16                   2,191,218.07               0.33
                                                  -----             ------------------             ------
Total........................................     4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.


                           NEXT ADJUSTMENT DATES FOR THE ARM LOANS INCLUDED IN THE MORTGAGE POOL




                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       NEXT ADJUSTMENT DATE                        LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       ------------------                          -----            ----------------            ----------------
February 2003................................         3             $       335,615.91               0.07
March 2003...................................         6                   1,062,793.03               0.22
April 2003...................................        11                   1,525,310.10               0.31
May 2003.....................................         2                     223,335.34               0.05
June 2003....................................         1                      38,960.89               0.01
July 2003....................................         2                     241,068.46               0.05
August 2003..................................         2                     232,617.51               0.05
September 2003...............................         4                     497,431.33               0.10
November 2003................................         5                   1,037,386.83               0.21
December 2003................................         7                   1,224,125.87               0.25
January 2004.................................        13                   1,532,280.63               0.32
February 2004................................        24                   3,683,940.10               0.76
March 2004...................................        60                   8,969,245.50               1.84
April 2004...................................       682                  95,033,413.10              19.54
May 2004.....................................       671                  94,755,372.75              19.49
June 2004....................................       599                  98,696,101.81              20.30
July 2004....................................       584                  94,752,591.96              19.49
August 2004..................................       153                  23,412,924.01               4.81
December 2004................................         1                      81,921.12               0.02
January 2005.................................         4                     589,498.63               0.12
February 2005................................         8                     865,363.27               0.18
March 2005...................................        11                   1,752,361.42               0.36
April 2005...................................       126                  16,661,379.61               3.43
May 2005.....................................       186                  26,799,409.45               5.51
June 2005....................................        29                   5,663,235.82               1.16
July 2005....................................        36                   6,290,583.74               1.29
August 2005..................................         2                     325,540.04               0.07
                                                  -----             ------------------             ------
        Total:...............................     3,232             $   486,283,808.23             100.00%
                                                  =====             ==================             ======

                               GROSS MARGINS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       GROSS MARGIN (%)                            LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       ----------------                            -----            ----------------            ----------------
       2.500   -    2.749.....................        2             $       511,669.69               0.11%
       3.750   -    3.999.....................        1                     196,511.88               0.04
       4.000   -    4.249.....................        7                   1,590,804.12               0.33
       4.250   -    4.499.....................       18                   2,959,458.85               0.61
       4.500   -    4.749.....................       47                   8,561,428.48               1.76
       4.750   -    4.999.....................       39                   6,370,951.43               1.31
       5.000   -    5.249.....................       86                  13,224,957.73               2.72
       5.250   -    5.499.....................       76                  12,144,039.40               2.50
       5.500   -    5.749.....................      132                  22,727,572.85               4.67
       5.750   -    5.999.....................      116                  16,448,159.33               3.38
       6.000   -    6.249.....................      122                  19,670,576.70               4.05
       6.250   -    6.499.....................      397                  74,324,106.44              15.28
       6.500   -    6.749.....................      267                  43,960,356.65               9.04
       6.750   -    6.999.....................      316                  56,960,258.78              11.71
       7.000   -    7.249.....................      106                  13,740,963.56               2.83
       7.250   -    7.499.....................      294                  44,986,043.48               9.25
       7.500   -    7.749.....................      100                  12,212,278.34               2.51
       7.750   -    7.999.....................      183                  24,752,301.78               5.09
       8.000   -    8.249.....................      129                  16,205,806.86               3.33
       8.250   -    8.499.....................      186                  24,686,003.83               5.08
       8.500   -    8.749.....................      131                  14,762,982.22               3.04
       8.750   -    8.999.....................      157                  20,070,767.23               4.13
       9.000   -    9.249.....................      113                  12,350,454.34               2.54
       9.250   -    9.499.....................      105                  12,078,430.55               2.48
       9.500   -    9.749.....................       31                   3,282,973.49               0.68
       9.750   -    9.999.....................       28                   3,631,265.83               0.75
      10.000   -   10.249.....................       13                   1,198,192.75               0.25
      10.250   -   10.499.....................       19                   1,910,274.96               0.39
      10.500   -   10.749.....................        4                     371,041.30               0.08
      10.750   -   10.999.....................        4                     267,154.39               0.05
      11.000   -   11.249.....................        1                      36,729.43               0.01
      11.500   -   11.749.....................        1                      32,416.13               0.01
      12.250   -   12.499.....................        1                      56,875.43               0.01
                                                  -----             ------------------             ------
         Total................................    3,232             $   486,283,808.23             100.00%
                                                  =====             ==================             ======

                          MAXIMUM MORTGAGE RATES OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
  MAXIMUM MORTGAGE                               MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
     RATE (%)                                      LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
     --------                                      -----            ----------------            ----------------
       11.500   -   11.999....................        2             $       500,360.21               0.10%
       12.000   -   12.499....................        3                     516,615.42               0.11
       12.500   -   12.999....................       52                  11,418,254.04               2.35
       13.000   -   13.499....................       64                  13,461,242.50               2.77
       13.500   -   13.999....................      184                  35,932,963.71               7.39
       14.000   -   14.499....................      258                  45,632,792.16               9.38
       14.500   -   14.999....................      630                 110,054,900.16              22.63
       15.000   -   15.499....................      441                  65,200,287.13              13.41
       15.500   -   15.999....................      697                 101,292,974.85              20.83
       16.000   -   16.499....................      281                  36,429,159.55               7.49
       16.500   -   16.999....................      304                  37,089,475.20               7.63
       17.000   -   17.499....................      108                   9,337,325.12               1.92
       17.500   -   17.999....................       98                   9,720,793.63               2.00
       18.000   -   18.499....................       43                   3,999,701.13               0.82
       18.500   -   18.999....................       44                   3,868,168.03               0.80
       19.000   -   19.499....................       10                     899,539.07               0.18
       19.500   -   19.999....................        6                     425,714.62               0.09
       20.000   -   20.499....................        3                     256,561.85               0.05
       20.500   -   20.999....................        2                     140,671.00               0.03
       21.000   -   21.499....................        2                     106,308.85               0.02
                                                  -----             ------------------             ------
         Total................................    3,232             $   486,283,808.23             100.00%
                                                  =====             ==================             ======

                          MINIMUM MORTGAGE RATES OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
  MINIMUM MORTGAGE                               MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
     RATE (%)                                      LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
     --------                                      -----            ----------------            ----------------
        4.500   -    4.999....................        1             $       373,305.33               0.08%
        5.500   -    5.999....................        1                     284,028.40               0.06
        6.000   -    6.499....................       12                   2,584,426.29               0.53
        6.500   -    6.999....................       86                  19,241,357.74               3.96
        7.000   -    7.499....................      153                  32,995,957.77               6.79
        7.500   -    7.999....................      397                  80,651,127.87              16.59
        8.000   -    8.499....................      274                  45,659,071.35               9.39
        8.500   -    8.999....................      617                 100,436,773.24              20.65
        9.000   -    9.499....................      416                  58,596,538.55              12.05
        9.500   -    9.999....................      578                  74,259,575.71              15.27
       10.000   -   10.499....................      217                  23,958,720.39               4.93
       10.500   -   10.999....................      225                  25,177,354.02               5.18
       11.000   -   11.499....................       94                   8,138,265.85               1.67
       11.500   -   11.999....................       75                   6,959,853.48               1.43
       12.000   -   12.499....................       34                   2,774,522.78               0.57
       12.500   -   12.999....................       36                   2,933,809.44               0.60
       13.000   -   13.499....................        8                     716,611.09               0.15
       13.500   -   13.999....................        5                     328,940.51               0.07
       14.000   -   14.499....................        3                     213,568.42               0.04
                                                  -----             ------------------             ------
         Total................................    3,232             $   486,283,808.23             100.00%
                                                  =====             ==================             ======



                        INITIAL PERIODIC RATE CAPS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL


                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  INITIAL PERIODIC RATE CAP (%)                    LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  -----------------------------                    -----            ----------------            ----------------
1.000........................................        18             $     2,553,925.32               0.53%
1.500........................................     1,001                 185,787,818.67              38.21
2.000........................................       178                  31,056,065.70               6.39
3.000........................................     2,035                 266,885,998.54              54.88
                                                  -----             ------------------             ------
         Total...............................     3,232             $   486,283,808.23             100.00%
                                                  =====             ==================             ======

                            LIFETIME RATE CAPS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL


                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  LIFETIME RATE CAP (%)                            LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  ---------------------                            -----            ----------------            ----------------
5.000........................................        10             $     2,081,015.01               0.43%
6.000........................................     2,174                 291,177,498.77              59.88
6.500........................................         1                     102,121.87               0.02
7.000........................................     1,047                 192,923,172.58              39.67
                                                  -----             ------------------             ------
         Total...............................     3,232             $   486,283,808.23             100.00%
                                                  =====             ==================             ======


                                                  DELINQUENCY STATUS OF
                                          MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  DAYS DELINQUENT                                  LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  ---------------                                  -----            ----------------            ----------------
0 - 29.......................................     4,594             $   669,785,674.66              99.52%
30 - 59......................................        27                   3,216,602.49               0.48
                                                  -----             ------------------             ------
         Total...............................     4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======




                                        MORTGAGE LOANS BY ORIGINATING INSTITUTION



                                                                        AGGREGATE                % OF AGGREGATE
                                                 NUMBER OF          PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  ORIGINATING INSTITUTION                          LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  -----------------------                          -----            ----------------            ----------------
Wells Fargo Home Mortgage, Inc. .............     1,507             $   192,565,741.53              28.61%
Encore Credit Corp...........................       910                 178,396,540.78              26.51
HomeStar.....................................     1,183                 143,559,050.81              21.33
Countrywide Home Loans, Inc..................       693                 106,268,184.89              15.79
Town & Country...............................       328                  52,212,759.14               7.76
                                                  -----             ------------------             ------
         Total...............................     4,621             $   673,002,277.15             100.00%
                                                  =====             ==================             ======

GROUP I MORTGAGE LOANS CHARACTERISTICS

         Approximately 96.29% of the Group I Mortgage loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient to fully amortize such Group I Mortgage Loans over their terms. Approximately 3.71% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans which require the related mortgagors to make balloon payments on the maturity date of their mortgage loan which is larger than the monthly payments made by such mortgagors on prior due dates in order to fully amortize the related Group I Mortgage Loans over their terms. As of the Cut-off Date, approximately 0.53% of the Group I Mortgage Loans, by aggregate principal balance, were 30 or more days contractually delinquent.

         Approximately 28.02% of the Group I Mortgage Loans are fixed-rate mortgage loans and approximately 71.98% of the Group I Mortgage Loans are ARM Loans (the "Group I ARM Loans"). Approximately 99.89% of the Group I ARM Loans provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR and approximately 0.11% of the Group I ARM Loans provide for annual adjustment to the Mortgage Rates applicable thereto based on One Year CMT. With respect to approximately 0.03% of the Group I ARM Loans, by aggregate principal balance as of the Cut- off Date, the first adjustment will not occur until after an initial period of approximately six months from the date of origination thereof, with respect to approximately 0.07% of the Group I ARM Loans, by aggregate principal balance as of the Cut-off Date, the first adjustment will not occur until after an initial period of approximately one year from the date of origination thereof, with respect to approximately 87.73% of the Group I ARM Loans, by aggregate principal balance as of the Cut-off Date, the first adjustment will not occur until after an initial period of two years from the date of origination thereof and with respect to approximately 12.16% of the Group I ARM Loans, by aggregate principal balance as of the Cut-off Date, the first adjustment will not occur until after an initial period of three years from the date of origination thereof (each such Group I ARM Loan, a "Group I Delayed First Adjustment Mortgage Loan").

         The average principal balance of the Group I Mortgage Loans at origination was approximately $128,936. No Group I Mortgage Loan had a principal balance at origination greater than approximately $400,000.00 or less than approximately $11,200. The average principal balance of the Group I Mortgage Loans as of the Cut-off Date was approximately $128,422. No Group I Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $398,749 or less than approximately $11,170.

         The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.950% per annum to approximately 14.250% per annum, and the weighted average Mortgage Rate was approximately 8.903% per annum. As of the Cut-off Date, the Group I ARM Loans had Gross Margins ranging from approximately 2.500% to approximately 12.290%, Minimum Mortgage Rates ranging from approximately 5.990% per annum to approximately 14.000% per annum and Maximum Mortgage Rates ranging from approximately 11.625% per annum to approximately 21.000% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 7.104%, the weighted average Minimum Mortgage Rate was approximately 9.014% per annum and the weighted average Maximum Mortgage Rate was approximately 15.367% per annum. The latest first Adjustment Date following the Cut-off Date on any Group I ARM Loan occurs in August 2005 and the weighted average next Adjustment Date for all of the Group I ARM Loans following the Cut-off Date is June 2004.

         The weighted average loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 79.46%. At origination, no Group I Mortgage Loan had a loan-to-value ratio greater than approximately 98.11% or less than approximately 11.90%.

         The weighted average remaining term to stated maturity of the Group I Mortgage Loans was approximately 343 months as of the Cut-off Date. None of the Group I Mortgage Loans will have a first due date prior to October 2000 or after September 2002, or will have a remaining term to stated maturity of less than 102 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Group I Mortgage Loan is August 2032.

         As of the Cut-off Date, the weighted average FICO score of the Group I Mortgage Loans is approximately 604. No Group I Mortgage Loan (for which the FICO score is available) had a FICO score as of the Cut-off Date greater than 812 or less than 445.

         The Group I Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


                                       COLLATERAL TYPE OF THE GROUP I MORTGAGE LOANS




                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
              COLLATERAL TYPE                      LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
              ---------------                      -----            ----------------            ----------------
Fixed Rate.................................       1,306             $   154,735,888.28              28.02%
ARM........................................       2,994                 397,480,355.65              71.98
                   Total...................       4,300             $   552,216,243.93             100.00%



                              PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS AT ORIGINATION




                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
              PRINCIPAL BALANCE                  MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
              AT ORIGINATION ($)                   LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
              ------------------                   -----            ----------------            ----------------
              0.01    -     50,000.00......         379             $    14,789,519.00               2.67%
         50,000.01    -    100,000.00......       1,327                 100,373,873.00              18.10
        100,000.01    -    150,000.00......       1,159                 144,739,415.00              26.11
        150,000.01    -    200,000.00......         786                 136,609,401.00              24.64
        200,000.01    -    250,000.00......         407                  90,859,878.00              16.39
        250,000.01    -    300,000.00......         228                  62,440,667.00              11.26
        300,000.01    -    350,000.00......          12                   3,826,115.00               0.69
        350,000.01    -    400,000.00......           2                     787,000.00               0.14
                                                  -----             ------------------             ------
             Total.........................       4,300             $   554,425,868.00             100.00%
                                                  =====             ==================             ======

                                     PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS
                                                  AS OF THE CUT-OFF DATE



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
      PRINCIPAL BALANCE AS OF THE                MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
             CUT-OFF DATE                          LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
             ------------                          -----            ----------------            ----------------
              0.01    -     50,000.00......         381             $    14,805,271.17               2.68%
         50,000.01    -    100,000.00......       1,331                 100,456,369.32              18.19
        100,000.01    -    150,000.00......       1,165                 145,371,142.66              26.33
        150,000.01    -    200,000.00......         777                 134,876,314.49              24.42
        200,000.01    -    250,000.00......         407                  90,632,849.91              16.41
        250,000.01    -    300,000.00......         226                  61,772,700.08              11.19
        300,000.01    -    350,000.00......          11                   3,516,555.65               0.64
        350,000.01    -    400,000.00......           2                     785,040.65               0.14
                                                  -----             ------------------             ------
             Total.........................       4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======

                     GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP I MORTGAGE LOANS


                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
             LOCATION                              LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
             --------                              -----            ----------------            ----------------
California....................................    1,157             $   202,598,894.76              36.69%
Florida.......................................      428                  46,610,953.17               8.44
Georgia.......................................      305                  35,451,343.59               6.42
Minnesota.....................................      184                  26,017,680.22               4.71
Colorado......................................      159                  24,227,001.46               4.39
Texas.........................................      180                  18,663,504.97               3.38
New York......................................      121                  17,182,507.27               3.11
New Jersey....................................       97                  15,010,633.21               2.72
Ohio..........................................      158                  13,658,660.39               2.47
Tennessee.....................................      148                  12,951,374.51               2.35
Michigan......................................      118                  11,944,813.73               2.16
North Carolina................................       97                   9,960,832.43               1.80
Washington....................................       70                   9,581,361.22               1.74
South Carolina................................       93                   8,500,313.75               1.54
Illinois......................................       72                   7,981,496.64               1.45
Pennsylvania..................................       85                   7,697,821.23               1.39
Massachusetts.................................       38                   6,196,176.65               1.12
Arizona.......................................       60                   6,011,236.09               1.09
Indiana.......................................       83                   5,919,275.82               1.07
Kentucky......................................       62                   5,647,640.42               1.02
Virginia......................................       46                   5,603,387.49               1.01
Maryland......................................       40                   5,179,949.22               0.94
Connecticut...................................       28                   4,267,572.83               0.77
Louisiana.....................................       60                   4,196,361.07               0.76
Wisconsin.....................................       42                   3,828,542.96               0.69
Missouri......................................       42                   3,636,959.37               0.66
Oregon........................................       27                   3,340,301.51               0.60
Nevada........................................       21                   2,864,123.70               0.52
Iowa..........................................       34                   2,641,127.99               0.48
Utah..........................................       17                   2,489,500.62               0.45
Nebraska......................................       24                   1,958,628.61               0.35
Montana.......................................       16                   1,950,754.36               0.35
Alabama.......................................       21                   1,834,130.09               0.33
Mississippi...................................       26                   1,673,428.41               0.30
Rhode Island..................................       13                   1,602,034.25               0.29
Maine.........................................       11                   1,553,373.14               0.28
Kansas........................................       13                   1,413,175.42               0.26
Idaho.........................................       13                   1,300,912.42               0.24
New Mexico....................................        8                   1,233,681.82               0.22
Oklahoma......................................       17                   1,173,436.40               0.21
West Virginia.................................       16                   1,088,276.00               0.20
New Hampshire.................................        9                     994,557.04               0.18
Wyoming.......................................        6                     738,511.67               0.13
Arkansas......................................        8                     707,559.03               0.13
District of Columbia..........................        6                     671,134.81               0.12
Delaware......................................        4                     644,074.34               0.12
Alaska........................................        4                     625,409.29               0.11
South Dakota..................................        6                     581,700.89               0.11
Hawaii........................................        2                     279,711.81               0.05
North Dakota..................................        4                     198,948.24               0.04
Vermont.......................................        1                     131,457.60               0.02
                                                  -----             ------------------             ------
      Total...................................    4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======

                           MORTGAGE RATES OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
       MORTGAGE RATE (%)                           LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       -----------------                           -----            ----------------            ----------------
         5.500   -   5.999.................           2             $       517,589.57               0.09%
         6.000   -   6.499.................          29                   5,293,220.29               0.96
         6.500   -   6.999.................         131                  22,540,730.07               4.08
         7.000   -   7.499.................         212                  36,213,329.51               6.56
         7.500   -   7.999.................         585                  94,423,490.12              17.10
         8.000   -   8.499.................         357                  49,078,606.43               8.89
         8.500   -   8.999.................         760                 104,557,015.27              18.93
         9.000   -   9.499.................         492                  60,431,749.20              10.94
         9.500   -   9.999.................         727                  83,420,458.43              15.11
        10.000   -  10.499.................         322                  33,477,815.08               6.06
        10.500   -  10.999.................         332                  34,020,415.91               6.16
        11.000   -  11.499.................         132                  10,906,806.48               1.98
        11.500   -  11.999.................          95                   8,279,974.59               1.50
        12.000   -  12.499.................          42                   3,401,028.20               0.62
        12.500   -  12.999.................          51                   3,600,925.64               0.65
        13.000   -  13.499.................          15                   1,097,796.63               0.20
        13.500   -  13.999.................          10                     567,659.21               0.10
        14.000   -  14.499.................           6                     387,633.30               0.07
                                                  -----             ------------------             ------
      Total................................       4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======

                                           REMAINING TERM TO STATED MATURITY OF
                                     THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE




                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
    REMAINING TERM TO STATED MATURITY              LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
    ---------------------------------              -----            ----------------            ----------------
  61 - 120...................................         2             $        70,220.88               0.01%
121 - 180....................................       330                  34,164,117.56               6.19
181 - 240....................................        36                   4,398,904.64               0.80
241 - 300....................................         1                     157,385.88               0.03
301 - 360....................................     3,931                 513,425,614.97              92.98
                                                  -----             ------------------             ------
         Total...............................     4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======





                                  MORTGAGED PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS




                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
    PROPERTY TYPE                                  LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
    -------------                                  -----            ----------------            ----------------
Single Family Residence......................     3,579             $   449,035,327.48              81.32%
PUD..........................................       259                  41,085,388.70               7.44
2-4 Family...................................       203                  30,678,645.30               5.56
Condo........................................       227                  28,730,422.66               5.20
Manufactured Housing.........................        32                   2,686,459.79               0.49
                                                  -----             ------------------             ------
         Total...............................     4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======

                               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
    ORIGINAL LOAN-TO-VALUE RATIO (%)               LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
    --------------------------------               -----            ----------------            ----------------
Less than or equal to 30.00...................       31             $     2,247,264.94               0.41%
         30.01   -    35.00...................       24                   2,207,563.04               0.40
         35.01   -    40.00...................       29                   2,484,093.20               0.45
         40.01   -    45.00...................       48                   5,417,049.07               0.98
         45.01   -    50.00...................       73                   7,718,786.98               1.40
         50.01   -    55.00...................       60                   6,933,651.16               1.26
         55.01   -    60.00...................      109                  13,035,769.28               2.36
         60.01   -    65.00...................      180                  22,489,868.21               4.07
         65.01   -    70.00...................      303                  38,242,229.87               6.93
         70.01   -    75.00...................      481                  61,325,291.04              11.11
         75.01   -    80.00...................      986                 136,311,857.09              24.68
         80.01   -    85.00...................      671                  87,979,542.33              15.93
         85.01   -    90.00...................    1,071                 136,784,385.24              24.77
         90.01   -    95.00...................      232                  28,733,730.54               5.20
         95.01   -   100.00...................        2                     305,161.94               0.06
                                                  -----             ------------------             ------
         Total................................    4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======



                                       LOAN PROGRAMS OF THE GROUP I MORTGAGE LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
    LOAN PROGRAM                                   LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
    ------------                                   -----            ----------------            ----------------
Full Documentation...........................     3,125             $   379,736,313.98              68.77%
Stated Documentation.........................       798                 116,706,108.08              21.13
Limited / Lite...............................       356                  53,075,246.79               9.61
No Documentation.............................        21                   2,698,575.08               0.49
                                                  -----             ------------------             ------
         Total...............................     4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======

                                         FICO SCORE FOR THE GROUP I MORTGAGE LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
    FICO SCORE                                     LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
    ----------                                     -----            ----------------            ----------------
Less than 500................................        60             $     5,242,386.46               0.95%
500 - 519....................................       149                  18,843,478.45               3.41
520 - 539....................................       342                  42,250,185.25               7.65
540 - 559....................................       527                  65,326,275.71              11.83
560 - 579....................................       558                  69,147,954.81              12.52
580 - 599....................................       549                  69,393,587.91              12.57
600 - 619....................................       624                  79,971,401.81              14.48
620 - 639....................................       487                  62,536,627.80              11.32
640 - 659....................................       385                  51,468,397.18               9.32
660 - 679....................................       233                  33,184,510.41               6.01
680 - 699....................................       149                  21,124,167.47               3.83
700 - 719....................................       104                  15,400,161.41               2.79
720 - 739....................................        61                   8,315,347.63               1.51
740 - 759....................................        36                   4,570,954.44               0.83
760 - 779....................................        23                   3,972,332.77               0.72
780 - 799....................................        11                   1,238,376.23               0.22
800 >=.......................................         2                     230,098.19               0.04
                                                  -----             ------------------             ------
         Total...............................     4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======

With respect to approximately 0.3% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-off Date, the FICO Score is missing.



                                        LOAN PURPOSE OF THE GROUP I MORTGAGE LOANS


                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
    LOAN PURPOSE                                   LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
    ------------                                   -----            ----------------            ----------------
Refinance - Cashout..........................    2,417             $   317,646,578.36              57.52%
Purchase.....................................    1,323                 157,464,984.63              28.52
Refinance - Rate Term........................      560                  77,104,680.94              13.96
                                                 -----             ------------------             ------
         Total...............................    4,300             $   552,216,243.93             100.00%
                                                 =====             ==================             ======

                            MORTGAGED PROPERTY OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
    OCCUPANCY STATUS                               LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
    ----------------                               -----            ----------------            ----------------
Primary......................................     3,988             $   520,850,305.56              94.32%
Investment...................................       249                  24,054,189.19               4.36
Second Home..................................        47                   5,120,531.11               0.93
Non-Owner Occupied...........................        16                   2,191,218.07               0.40
                                                  -----             ------------------             ------
Total........................................     4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.



                                      NEXT ADJUSTMENT DATES FOR THE GROUP I ARM LOANS




                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                    ARM             OUTSTANDING AS OF          OUTSTANDING AS OF
    NEXT ADJUSTMENT DATE                           LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
    ----------------                               -----            ----------------            ----------------
February 2003................................         3             $       335,615.91               0.08%
March 2003...................................         5                     689,487.70               0.17
April 2003...................................        10                   1,127,945.09               0.28
May 2003.....................................         2                     223,335.34               0.06
June 2003....................................         1                      38,960.89               0.01
July 2003....................................         2                     241,068.46               0.06
August 2003..................................         2                     232,617.51               0.06
September 2003...............................         4                     497,431.33               0.13
November 2003................................         4                     559,130.44               0.14
December 2003................................         6                     858,544.27               0.22
January 2004.................................        13                   1,532,280.63               0.39
February 2004................................        20                   2,286,388.92               0.58
March 2004 ..................................        56                   7,546,204.60               1.90
April 2004...................................       644                  80,512,156.74              20.26
May 2004.....................................       624                  76,809,479.81              19.32
June 2004....................................       554                  82,499,127.42              20.76
July 2004....................................       529                  74,119,639.60              18.65
August 2004..................................       142                  19,205,662.21               4.83
December 2004................................         1                      81,921.12               0.02
January 2005.................................         3                     192,075.07               0.05
February 2005................................         7                     555,608.54               0.14
March 2005...................................        10                   1,398,596.82               0.35
April 2005...................................       119                  14,160,548.11               3.56
May 2005.....................................       175                  22,782,161.35               5.73
June 2005....................................        24                   3,677,111.64               0.93
July 2005....................................        32                   4,991,716.09               1.26
August 2005..................................         2                     325,540.04               0.08
                                                  -----             ------------------             ------
         Total...............................     2,994             $   397,480,355.65             100.00%
                                                  =====             ==================             ======

                                          GROSS MARGINS OF THE GROUP I ARM LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                    ARM             OUTSTANDING AS OF          OUTSTANDING AS OF
    GROSS MARGIN (%)                               LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
    ----------------                               -----            ----------------            ----------------
       2.500   -    2.749.....................         1             $       138,364.36               0.03%
       3.750   -    3.999.....................         1                     196,511.88               0.05
       4.000   -    4.249.....................         4                     356,872.51               0.09
       4.250   -    4.499.....................        16                   2,329,955.86               0.59
       4.500   -    4.749.....................        39                   5,772,507.21               1.45
       4.750   -    4.999.....................        36                   5,207,774.91               1.31
       5.000   -    5.249.....................        81                  11,608,935.81               2.92
       5.250   -    5.499.....................        69                   9,491,768.37               2.39
       5.500   -    5.749.....................       114                  15,181,544.99               3.82
       5.750   -    5.999.....................       112                  14,952,465.92               3.76
       6.000   -    6.249.....................       110                  15,177,815.87               3.82
       6.250   -    6.499.....................       333                  50,715,644.26              12.76
       6.500   -    6.749.....................       253                  38,791,777.57               9.76
       6.750   -    6.999.....................       281                  43,527,495.83              10.95
       7.000   -    7.249.....................       101                  11,943,007.51               3.00
       7.250   -    7.499.....................       276                  37,876,625.44               9.53
       7.500   -    7.749.....................        97                  11,145,518.07               2.80
       7.750   -    7.999.....................       177                  22,707,448.46               5.71
       8.000   -    8.249.....................       124                  14,450,425.59               3.64
       8.250   -    8.499.....................       175                  20,716,107.05               5.21
       8.500   -    8.749.....................       129                  14,126,049.98               3.55
       8.750   -    8.999.....................       150                  17,576,794.36               4.42
       9.000   -    9.249.....................       111                  11,628,525.66               2.93
       9.250   -    9.499.....................       104                  11,717,887.07               2.95
       9.500   -    9.749.....................        30                   2,968,429.79               0.75
       9.750   -    9.999.....................        27                   3,301,416.93               0.83
      10.000   -   10.249.....................        13                   1,198,192.75               0.30
      10.250   -   10.499.....................        19                   1,910,274.96               0.48
      10.500   -   10.749.....................         4                     371,041.30               0.09
      10.750   -   10.999.....................         4                     267,154.39               0.07
      11.000   -   11.249.....................         1                      36,729.43               0.01
      11.500   -   11.749.....................         1                      32,416.13               0.01
      12.250   -   12.499.....................         1                      56,875.43               0.01
                                                   -----             ------------------             ------
               Total..........................     2,994             $   397,480,355.65             100.00%
                                                   =====             ==================             ======

                                     MAXIMUM MORTGAGE RATES OF THE GROUP I ARM LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
    MAXIMUM MORTGAGE                                ARM             OUTSTANDING AS OF          OUTSTANDING AS OF
       RATE (%)                                    LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       --------                                    -----            ----------------            ----------------
       11.500   -   11.999....................         1             $       127,054.88               0.03%
       12.000   -   12.499....................         3                     516,615.42               0.13
       12.500   -   12.999....................        40                   7,121,895.67               1.79
       13.000   -   13.499....................        54                   9,666,388.79               2.43
       13.500   -   13.999....................       161                  26,965,354.73               6.78
       14.000   -   14.499....................       225                  33,273,513.31               8.37
       14.500   -   14.999....................       559                  83,232,040.03              20.94
       15.000   -   15.499....................       419                  57,019,167.81              14.35
       15.500   -   15.999....................       653                  85,197,329.42              21.43
       16.000   -   16.499....................       269                  32,052,673.53               8.06
       16.500   -   16.999....................       296                  34,174,486.73               8.60
       17.000   -   17.499....................       108                   9,337,325.12               2.35
       17.500   -   17.999....................        97                   9,410,793.71               2.37
       18.000   -   18.499....................        42                   3,688,753.08               0.93
       18.500   -   18.999....................        44                   3,868,168.03               0.97
       19.000   -   19.499....................        10                     899,539.07               0.23
       19.500   -   19.999....................         6                     425,714.62               0.11
       20.000   -   20.499....................         3                     256,561.85               0.06
       20.500   -   20.999....................         2                     140,671.00               0.04
       21.000   -   21.499....................         2                     106,308.85               0.03
                                                   -----             ------------------             ------
         Total................................     2,994             $   397,480,355.65             100.00%
                                                   =====             ==================             ======

                                     MINIMUM MORTGAGE RATES OF THE GROUP I ARM LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
    MINIMUM MORTGAGE                                ARM             OUTSTANDING AS OF          OUTSTANDING AS OF
       RATE (%)                                    LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
       --------                                    -----            ----------------            ----------------
        5.500   -    5.999....................        1             $       284,028.40               0.07%
        6.000   -    6.499....................       10                   1,884,667.13               0.47
        6.500   -    6.999....................       66                  11,795,474.64               2.97
        7.000   -    7.499....................      128                  23,226,922.06               5.84
        7.500   -    7.999....................      335                  56,866,742.44              14.31
        8.000   -    8.499....................      246                  35,351,003.98               8.89
        8.500   -    8.999....................      564                  80,955,268.60              20.37
        9.000   -    9.499....................      397                  51,681,197.66              13.00
        9.500   -    9.999....................      556                  66,352,143.89              16.69
       10.000   -   10.499....................      214                  22,939,185.62               5.77
       10.500   -   10.999....................      223                  24,389,097.71               6.14
       11.000   -   11.499....................       93                   7,827,317.80               1.97
       11.500   -   11.999....................       75                   6,959,853.48               1.75
       12.000   -   12.499....................       34                   2,774,522.78               0.70
       12.500   -   12.999....................       36                   2,933,809.44               0.74
       13.000   -   13.499....................        8                     716,611.09               0.18
       13.500   -   13.999....................        5                     328,940.51               0.08
       14.000   -   14.499....................        3                     213,568.42               0.05
                                                  -----             ------------------             ------
         Total................................    2,994             $   397,480,355.65             100.00%
                                                  =====             ==================             ======



                                   INITIAL PERIODIC RATE CAPS OF THE GROUP I ARM LOANS


                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                    ARM             OUTSTANDING AS OF          OUTSTANDING AS OF
   INITIAL PERIODIC RATE CAP (%)                   LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
   -----------------------------                   -----            ----------------            ----------------
1.000........................................        17             $     2,180,619.99               0.55%
1.500........................................       871                 136,804,518.39              34.42
2.000........................................       167                  27,014,107.74               6.80
3.000........................................     1,939                 231,481,109.53              58.24
                                                  -----             ------------------             ------
         Total...............................     2,994             $   397,480,355.65             100.00%
                                                  =====             ==================             ======

                                       LIFETIME RATE CAPS OF THE GROUP I ARM LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                    ARM             OUTSTANDING AS OF          OUTSTANDING AS OF
   LIFETIME RATE CAP (%)                           LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
   ---------------------                           -----            ----------------            ----------------
5.000........................................         9             $     1,778,932.54               0.45%
6.000........................................     2,072                 253,503,349.36              63.78
6.500........................................         1                     102,121.87               0.03
7.000........................................       912                 142,095,951.88              35.75
                                                  -----             ------------------             ------
         Total...............................     2,994             $   397,480,355.65             100.00%
                                                  =====             ==================             ======


                                                  DELINQUENCY STATUS OF
                                      GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                    ARM             OUTSTANDING AS OF          OUTSTANDING AS OF
   DAYS DELINQUENT                                 LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
   ---------------                                 -----            ----------------            ----------------
0 - 29.......................................     4,274             $   549,309,087.81              99.47%
30 - 59......................................        26                   2,907,156.12               0.53
                                                  -----             ------------------             ------
         Total...............................     4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======



                                    GROUP I MORTGAGE LOANS BY ORIGINATING INSTITUTION



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                  GROUP I           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                    ARM             OUTSTANDING AS OF          OUTSTANDING AS OF
   ORIGINATING INSTITUTION                         LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
   -----------------------                         -----            ----------------            ----------------
Wells Fargo Home Mortgage, Inc. .............     1,432             $   164,723,937.84              29.83%
Encore Credit Corp...........................       789                 132,936,275.68              24.07
HomeStar.....................................     1,141                 127,986,820.31              23.18
Countrywide Home Loans, Inc..................       623                  79,192,590.08              14.34
Town & Country...............................       315                  47,376,620.02               8.58
                                                  -----             ------------------             ------
         Total...............................     4,300             $   552,216,243.93             100.00%
                                                  =====             ==================             ======


GROUP II MORTGAGE LOANS CHARACTERISTICS

         Approximately 93.24% of the Group II Mortgage loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient to fully amortize the related Group II Mortgage Loans over their terms. Approximately 6.76% of the Group II Mortgage Loans, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date, are balloon loans which require the related mortgagors to make balloon payments on the maturity date of their mortgage loan which is larger than the monthly payments made by such mortgagors on prior due dates in order to fully amortize the related Group II Mortgage Loans over their terms. As of the Cut-off Date, approximately 0.26% of the Group II Mortgage Loans, by aggregate principal balance, were 30 or more days contractually delinquent.

         Approximately 26.48% of the Group II Mortgage Loans are fixed-rate mortgage loans and approximately 73.52% of the Group II Mortgage Loans are ARM Loans (the "Group II ARM Loans"). Approximately 99.55% of the Group II ARM Loans provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR and approximately 0.45% of the Group II ARM Loans provide for annual adjustment to the Mortgage Rates applicable thereto based on One Year CMT. With respect to approximately 0.42% of the Group II ARM Loans, by aggregate principal balance as of the Cut- off Date, the first adjustment will not occur until after an initial period of approximately six months from the date of origination thereof, with respect to approximately 0.45% of the Group II ARM Loans, by aggregate principal balance as of the Cut-off Date, the first adjustment will not occur until after an initial period of approximately one year from the date of origination thereof, with respect to approximately 86.90% of the Group II ARM Loans, by aggregate principal balance as of the Cut-off Date, the first adjustment will not occur until after an initial period of two years from the date of origination thereof and with respect to approximately 12.23% of the Group II ARM Loans, by aggregate principal balance as of the Cut-off Date, the first adjustment will not occur until after an initial period of three years from the date of origination thereof (each such Group II ARM Loan, a "Group II Delayed First Adjustment Mortgage Loan").

         The average principal balance of the Group II Mortgage Loans at origination was approximately $377,738. No Group II Mortgage Loan had a principal balance at origination greater than approximately $799,000 or less than approximately $301,500. The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $376,280. No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $795,296 or less than approximately $300,364.

         The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.875% per annum to approximately 11.490% per annum, and the weighted average Mortgage Rate was approximately 8.077% per annum. As of the Cut-off Date, the Group II ARM Loans had Gross Margins ranging from approximately 2.500% to approximately 9.750%, Minimum Mortgage Rates ranging from approximately 4.875% per annum to approximately 11.490% per annum and Maximum Mortgage Rates ranging from approximately 11.875% per annum to approximately 18.490% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 6.598%, the weighted average Minimum Mortgage Rate was approximately 8.242% per annum and the weighted average Maximum Mortgage Rate was approximately 14.811% per annum. The latest first Adjustment Date following the Cut-off Date on any Group II ARM Loan occurs in July 2005 and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Cut-off Date is June 2004.

         The weighted average loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 78.68%. At origination, no Group II Mortgage Loan had a loan-to-value ratio greater than approximately 95.00% or less than approximately 33.33%.

         The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 342 months as of the Cut-off Date. None of the Group II Mortgage Loans will have a first due date prior to December 2001 or after September 2002, or will have a remaining term to stated maturity of less than 172 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is August 2032.

         As of the Cut-off Date, the weighted average FICO score of the Group II Mortgage Loans is approximately 620. No Group II Mortgage Loan (for which the FICO score is available) had a FICO score as of the Cut-off Date greater than 805 or less than 501.

         The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                      COLLATERAL TYPE OF THE GROUP II MORTGAGE LOANS




                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
              COLLATERAL TYPE                      LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
              ---------------                      -----            ----------------            ----------------
Fixed Rate.................................         83             $    31,982,580.64              26.48%
ARM........................................        238                  88,803,452.58              73.52
                                                   ---             ------------------             ------
                   Total...................        321             $   120,786,033.22             100.00%
                                                   ===             ==================             ======



                             PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS AT ORIGINATION




                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
           PRINCIPAL BALANCE                     MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
           AT ORIGINATION ($)                      LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
           ------------------                      -----            ----------------            ----------------
        300,000.01    -    350,000.00......        133             $    43,331,270.00              35.74%
        350,000.01    -    400,000.00......        107                  40,367,374.00              33.29
        400,000.01    -    450,000.00......         37                  15,654,200.00              12.91
        450,000.01    -    500,000.00......         37                  17,716,150.00              14.61
        500,000.01    -    550,000.00......          4                   2,106,050.00               1.74
        550,000.01    -    600,000.00......          1                     570,000.00               0.47
        700,000.01    -    750,000.00......          1                     710,000.00               0.59
        750,000.01    -    800,000.00......          1                     799,000.00               0.66
                                                   ---             ------------------             ------
             Total.........................        321             $   121,254,044.00             100.00%
                                                   ===             ==================             ======


                                    PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS
                                                  AS OF THE CUT-OFF DATE



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
      PRINCIPAL BALANCE AS OF THE                MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
           CUT-OFF DATE ($)                        LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
           ----------------                        -----            ----------------            ----------------
        300,000.01    -    350,000.00......        135             $    43,872,188.17              36.32%
        350,000.01    -    400,000.00......        105                  39,492,180.40              32.70
        400,000.01    -    450,000.00......         38                  16,051,930.10              13.29
        450,000.01    -    500,000.00......         37                  17,708,097.64              14.66
        500,000.01    -    550,000.00......          3                   1,592,116.45               1.32
        550,000.01    -    600,000.00......          1                     568,555.16               0.47
        700,000.01    -    750,000.00......          1                     705,669.63               0.58
        750,000.01    -    800,000.00......          1                     795,295.67               0.66
                                                   ---             ------------------             ------
             Total.........................        321             $   120,786,033.22             100.00%
                                                   ===             ==================             ======

                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP II MORTGAGE LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
           LOCATION                                LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
           --------                                -----            ----------------            ----------------
California....................................     186             $    69,775,868.90              57.77%
New York......................................      14                   4,898,526.26               4.06
Florida.......................................      13                   4,769,570.02               3.95
Georgia.......................................      10                   3,907,772.67               3.24
New Jersey....................................      10                   3,729,253.00               3.09
Colorado......................................       9                   3,430,050.90               2.84
Minnesota.....................................       8                   3,028,003.68               2.51
Virginia......................................       8                   2,956,823.76               2.45
Maryland......................................       6                   2,245,862.96               1.86
Texas.........................................       6                   2,230,575.90               1.85
Pennsylvania..................................       6                   2,117,033.23               1.75
Washington....................................       4                   1,993,492.82               1.65
Illinois......................................       4                   1,614,527.00               1.34
Michigan......................................       4                   1,442,665.76               1.19
Arizona.......................................       3                   1,092,699.36               0.90
Connecticut...................................       3                   1,092,014.15               0.90
Massachusetts.................................       2                     866,955.16               0.72
South Carolina................................       2                     770,145.19               0.64
North Carolina................................       2                     760,265.90               0.63
Ohio..........................................       2                     745,961.94               0.62
Oregon........................................       2                     737,444.82               0.61
Tennessee.....................................       2                     670,514.28               0.56
Hawaii........................................       1                     497,865.05               0.41
Kansas........................................       1                     490,267.40               0.41
Missouri......................................       1                     478,256.39               0.40
Rhode Island..................................       1                     444,349.86               0.37
District of Columbia..........................       1                     429,770.57               0.36
New Hampshire.................................       1                     427,667.00               0.35
Alabama.......................................       1                     415,585.30               0.34
Wisconsin.....................................       1                     391,505.98               0.32
Nevada........................................       1                     358,115.98               0.30
New Mexico....................................       1                     349,028.98               0.29
Idaho.........................................       1                     339,653.77               0.28
Utah..........................................       1                     338,650.03               0.28
Indiana.......................................       1                     329,848.90               0.27
Kentucky......................................       1                     314,450.34               0.26
South Dakota..................................       1                     304,990.01               0.25
                                                   ---             ------------------             ------
      Total...................................     321             $   120,786,033.22             100.00%
                                                   ===             ==================             ======

                           MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
           MORTGAGE RATE (%)                       LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
           -----------------                       -----            ----------------            ----------------
         4.500   -    4.999................          1             $       373,305.33               0.31%
         6.000   -    6.499................         11                   4,124,660.15               3.41
         6.500   -    6.999................         36                  13,655,970.61              11.31
         7.000   -    7.499................         38                  15,018,132.23              12.43
         7.500   -    7.999................         85                  32,374,579.22              26.80
         8.000   -    8.499................         33                  12,236,884.56              10.13
         8.500   -    8.999................         62                  23,255,724.17              19.25
         9.000   -    9.499................         23                   8,379,738.00               6.94
         9.500   -    9.999................         25                   8,885,231.28               7.36
        10.000   -   10.499................          3                   1,019,534.77               0.84
        10.500   -   10.999................          3                   1,151,324.85               0.95
        11.000   -   11.499................          1                     310,948.05               0.26
                                                   ---             ------------------             ------
      Total................................        321             $   120,786,033.22             100.00%
                                                   ===             ==================             ======

                                           REMAINING TERM TO STATED MATURITY OF
                                    THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE




                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  REMAINING TERM TO STATED MATURITY                LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  ---------------------------------                -----            ----------------            ----------------
121 - 180....................................       24             $     9,237,912.64               7.65%
301 - 360....................................      297                 111,548,120.58              92.35
                                                   ---             ------------------             ------
         Total...............................      321             $   120,786,033.22             100.00%
                                                   ===             ==================             ======





                                 MORTGAGED PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS




                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  PROPERTY TYPE                                    LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  -------------                                    -----            ----------------            ----------------
Single Family Residence......................      263             $    98,726,286.24              81.74%
PUD..........................................       44                  16,695,583.27              13.82
Condominium..................................        9                   3,128,439.10               2.59
2-4 Family...................................        5                   2,235,724.61               1.85
                                                   ---             ------------------             ------
         Total...............................      321             $   120,786,033.22             100.00%
                                                   ===             ==================             ======

                               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  ORIGINAL LOAN-TO-VALUE RATIO (%)                 LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  --------------------------------                 -----            ----------------            ----------------
         30.01   -    35.00...................       1             $       358,801.42               0.30%
         35.01   -    40.00...................       1                     398,612.49               0.33
         40.01   -    45.00...................       2                   1,098,836.23               0.91
         45.01   -    50.00...................       3                   1,087,397.76               0.90
         50.01   -    55.00...................       4                   1,738,957.57               1.44
         55.01   -    60.00...................      13                   4,966,162.60               4.11
         60.01   -    65.00...................      10                   3,450,579.96               2.86
         65.01   -    70.00...................      32                  12,464,190.56              10.32
         70.01   -    75.00...................      47                  18,336,471.85              15.18
         75.01   -    80.00...................      67                  25,388,679.46              21.02
         80.01   -    85.00...................      50                  18,373,918.90              15.21
         85.01   -    90.00...................      77                  28,073,468.45              23.24
         90.01   -    95.00...................      14                   5,049,955.97               4.18
                                                   ---             ------------------             ------
         Total................................     321             $   120,786,033.22             100.00%
                                                   ===             ==================             ======



                                       LOAN PROGRAMS OF THE GROUP II MORTGAGE LOANS



                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  LOAN PROGRAM                                     LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  ------------                                     -----            ----------------            ----------------
Full Documentation...........................      184             $    69,429,043.28              57.48%
Stated Documentation.........................       95                  35,537,615.59              29.42
Limited / Lite...............................       39                  14,722,545.99              12.19
No Documentation.............................        3                   1,096,828.36               0.91
                                                   ---             ------------------             ------
         Total...............................      321             $   120,786,033.22             100.00%
                                                   ===             ==================             ======

                                        FICO SCORE FOR THE GROUP II MORTGAGE LOANS


                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  FICO SCORE                                       LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  ----------                                       -----            ----------------            ----------------
500 - 519....................................         8             $     2,796,999.83               2.32%
520 - 539....................................        10                   3,475,171.35               2.88
540 - 559....................................        24                   9,096,978.78               7.53
560 - 579....................................        38                  13,990,853.95              11.58
580 - 599....................................        43                  16,433,537.00              13.61
600 - 619....................................        61                  23,576,616.07              19.52
620 - 639....................................        29                  11,000,723.32               9.11
640 - 659....................................        44                  16,299,564.64              13.49
660 - 679....................................        20                   7,361,087.71               6.09
680 - 699....................................        13                   4,942,895.90               4.09
700 - 719....................................        13                   5,399,528.98               4.47
720 - 739....................................         5                   1,769,493.06               1.46
740 - 759....................................         4                   1,462,716.57               1.21
760 - 779....................................         3                   1,095,140.36               0.91
780 - 799....................................         4                   1,456,984.79               1.21
800 >=.......................................         2                     627,740.91               0.52
                                                    ---             ------------------             ------
         Total...............................       321             $   120,786,033.22             100.00%
                                                    ===             ==================             ======


                                       LOAN PURPOSE OF THE GROUP II MORTGAGE LOANS


                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  FICO SCORE                                       LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  ----------                                       -----            ----------------            ----------------
Refinance - Cashout..........................      205             $    77,610,350.09              64.25%
Purchase.....................................       73                  26,656,940.36              22.07
Refinance - Rate Term........................       43                  16,518,742.77              13.68
                                                   ---             ------------------             ------
         Total...............................      321             $   120,786,033.22             100.00%
                                                   ===             ==================             ======


                            MORTGAGED PROPERTY OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS


                                                 NUMBER OF              AGGREGATE                % OF AGGREGATE
                                                 GROUP II           PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                 MORTGAGE           OUTSTANDING AS OF          OUTSTANDING AS OF
  OCCUPANCY STATUS                                 LOANS            THE CUT-OFF DATE            THE CUT-OFF DATE
  ----------------                                 -----            ----------------            ----------------
Primary......................................      318             $   119,487,586.12              98.93%
Investment...................................        2                     839,115.10               0.69
Second Home..................................        1                     459,332.00               0.38
                                                   ---             ------------------             ------
Total........................................      321             $   120,786,033.22             100.00%
                                                   ===             ==================             ======

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                     NEXT ADJUSTMENT DATES FOR THE GROUP II ARM LOANS



                                                                        AGGREGATE               % OF AGGREGATE
                                                  NUMBER OF         PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                  GROUP II          OUTSTANDING AS OF          OUTSTANDING AS OF
            NEXT ADJUSTMENT DATE                  ARM LOANS          THE CUT-OFF DATE          THE CUT-OFF DATE
            --------------------                  ---------          ----------------          ----------------
March 2003...................................         1             $      373,305.33               0.42%
April 2003...................................         1                    397,365.01               0.45
November 2003................................         1                    478,256.39               0.54
December 2003................................         1                    365,581.60               0.41
February 2004................................         4                  1,397,551.18               1.57
March 2004...................................         4                  1,423,040.90               1.60
April 2004...................................        38                 14,521,256.36              16.35
May 2004.....................................        47                 17,945,892.94              20.21
June 2004....................................        45                 16,196,974.39              18.24
July 2004....................................        55                 20,632,952.36              23.23
August 2004..................................        11                  4,207,261.80               4.74
January 2005.................................         1                    397,423.56               0.45
February 2005................................         1                    309,754.73               0.35
March 2005...................................         1                    353,764.60               0.40
April 2005...................................         7                  2,500,831.50               2.82
May 2005.....................................        11                  4,017,248.10               4.52
June 2005....................................         5                  1,986,124.18               2.24
July 2005....................................         4                  1,298,867.65               1.46
                                                    ---             -----------------             ------
         Total...............................       238             $   88,803,452.58             100.00%
                                                    ===             =================             ======

                                          GROSS MARGINS OF THE GROUP II ARM LOANS



                                                                        AGGREGATE               % OF AGGREGATE
                                                  NUMBER OF         PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                  GROUP II          OUTSTANDING AS OF          OUTSTANDING AS OF
            GROSS MARGIN (%)                      ARM LOANS          THE CUT-OFF DATE          THE CUT-OFF DATE
            ----------------                      ---------          ----------------          ----------------
2.500 - 2.749.................................        1             $      373,305.33               0.42%
4.000 - 4.249.................................        3                  1,233,931.61               1.39
4.250 - 4.499.................................        2                    629,502.99               0.71
4.500 - 4.749.................................        8                  2,788,921.27               3.14
4.750 - 4.999.................................        3                  1,163,176.52               1.31
5.000 - 5.249.................................        5                  1,616,021.92               1.82
5.250 - 5.499.................................        7                  2,652,271.03               2.99
5.500 - 5.749.................................       18                  7,546,027.86               8.50
5.750 - 5.999.................................        4                  1,495,693.41               1.68
6.000 - 6.249.................................       12                  4,492,760.83               5.06
6.250 - 6.499.................................       64                 23,608,462.18              26.59
6.500 - 6.749.................................       14                  5,168,579.08               5.82
6.750 - 6.999.................................       35                 13,432,762.95              15.13
7.000 - 7.249.................................        5                  1,797,956.05               2.02
7.250 - 7.499.................................       18                  7,109,418.04               8.01
7.500 - 7.749.................................        3                  1,066,760.27               1.20
7.750 - 7.999.................................        6                  2,044,853.32               2.30
8.000 - 8.249.................................        5                  1,755,381.27               1.98
8.250 - 8.499.................................       11                  3,969,896.78               4.47
8.500 - 8.749.................................        2                    636,932.24               0.72
8.750 - 8.999.................................        7                  2,493,972.87               2.81
9.000 - 9.249.................................        2                    721,928.68               0.81
9.250 - 9.499.................................        1                    360,543.48               0.41
9.500 - 9.749.................................        1                    314,543.70               0.35
9.750 - 9.999.................................        1                    329,848.90               0.37
                                                    ---             -----------------             ------
         Total................................      238             $   88,803,452.58             100.00%
                                                    ===             =================             ======

                                     MAXIMUM MORTGAGE RATES OF THE GROUP II ARM LOANS



                                                                        AGGREGATE               % OF AGGREGATE
                                                  NUMBER OF         PRINCIPAL BALANCE           PRINCIPAL BALANCE
     MAXIMUM MORTGAGE                             GROUP II          OUTSTANDING AS OF          OUTSTANDING AS OF
        RATE (%)                                  ARM LOANS          THE CUT-OFF DATE          THE CUT-OFF DATE
        --------                                  ---------          ----------------          ----------------
       11.500   -   11.999....................        1             $      373,305.33               0.42%
       12.500   -   12.999....................       12                  4,296,358.37               4.84
       13.000   -   13.499....................       10                  3,794,853.71               4.27
       13.500   -   13.999....................       23                  8,967,608.98              10.10
       14.000   -   14.499....................       33                 12,359,278.85              13.92
       14.500   -   14.999....................       71                 26,822,860.13              30.20
       15.000   -   15.499....................       22                  8,181,119.32               9.21
       15.500   -   15.999....................       44                 16,095,645.43              18.13
       16.000   -   16.499....................       12                  4,376,486.02               4.93
       16.500   -   16.999....................        8                  2,914,988.47               3.28
       17.500   -   17.999....................        1                    309,999.92               0.35
       18.000   -   18.499....................        1                    310,948.05               0.35
                                                    ---             -----------------             ------
         Total................................      238             $   88,803,452.58             100.00%
                                                    ===             =================             ======

                                     MINIMUM MORTGAGE RATES OF THE GROUP II ARM LOANS



                                                                        AGGREGATE               % OF AGGREGATE
                                                  NUMBER OF         PRINCIPAL BALANCE           PRINCIPAL BALANCE
     MINIMUM MORTGAGE                             GROUP II          OUTSTANDING AS OF          OUTSTANDING AS OF
        RATE (%)                                  ARM LOANS          THE CUT-OFF DATE          THE CUT-OFF DATE
        --------                                  ---------          ----------------          ----------------
        4.500   -    4.999....................        1             $      373,305.33               0.42%
        6.000   -    6.499....................        2                    699,759.16               0.79
        6.500   -    6.999....................       20                  7,445,883.10               8.38
        7.000   -    7.499....................       25                  9,769,035.71              11.00
        7.500   -    7.999....................       62                 23,784,385.43              26.78
        8.000   -    8.499....................       28                 10,308,067.37              11.61
        8.500   -    8.999....................       53                 19,481,504.64              21.94
        9.000   -    9.499....................       19                  6,915,340.89               7.79
        9.500   -    9.999....................       22                  7,907,431.82               8.90
       10.000   -   10.499....................        3                  1,019,534.77               1.15
       10.500   -   10.999....................        2                    788,256.31               0.89
       11.000   -   11.499....................        1                    310,948.05               0.35
                                                    ---             -----------------             ------
         Total................................      238             $   88,803,452.58             100.00%
                                                    ===             =================             ======



                                   INITIAL PERIODIC RATE CAPS OF THE GROUP II ARM LOANS


                                                                        AGGREGATE               % OF AGGREGATE
                                                  NUMBER OF         PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                  GROUP II          OUTSTANDING AS OF          OUTSTANDING AS OF
 INITIAL PERIODIC RATE CAP (%)                    ARM LOANS          THE CUT-OFF DATE          THE CUT-OFF DATE
 -----------------------------                    ---------          ----------------          ----------------
1.000........................................         1             $      373,305.33               0.42%
1.500........................................       130                 48,983,300.28              55.16
2.000........................................        11                  4,041,957.96               4.55
3.000........................................        96                 35,404,889.01              39.87
                                                    ---             -----------------             ------
         Total...............................       238             $   88,803,452.58             100.00%
                                                    ===             =================             ======

                                       LIFETIME RATE CAPS OF THE GROUP II ARM LOANS



                                                  NUMBER OF             AGGREGATE               % OF AGGREGATE
                                                  GROUP II          PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                  MORTGAGE          OUTSTANDING AS OF          OUTSTANDING AS OF
 LIFETIME RATE CAP (%)                              LOANS           THE CUT-OFF DATE           THE CUT-OFF DATE
 ---------------------                              -----           ----------------           ----------------
5.000........................................         1             $      302,082.47               0.34%
6.000........................................       102                 37,674,149.41              42.42
7.000........................................       135                 50,827,220.70              57.24
                                                    ---             -----------------             ------
         Total...............................       238             $   88,803,452.58             100.00%
                                                    ===             =================             ======


                                                  DELINQUENCY STATUS OF
                                      GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                  NUMBER OF             AGGREGATE               % OF AGGREGATE
                                                  GROUP II         PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                  MORTGAGE         OUTSTANDING AS OF          OUTSTANDING AS OF
 DAYS DELINQUENT                                    LOANS           THE CUT-OFF DATE           THE CUT-OFF DATE
 ---------------                                    -----           ----------------           ----------------
0 - 29.......................................       320             $   120,476,586.85              99.74%
30 - 59......................................         1                     309,446.37               0.26
                                                    ---             ------------------             ------
         Total...............................       321             $   120,786,033.22             100.00%
                                                    ===             ==================             ======



                                    GROUP II MORTGAGE LOANS BY ORIGINATING INSTITUTION



                                                                        AGGREGATE               % OF AGGREGATE
                                                  NUMBER OF         PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                  GROUP II          OUTSTANDING AS OF          OUTSTANDING AS OF
 ORIGINATING INSTITUTION                          ARM LOANS             THE CUT-OFF DATE          THE CUT-OFF DATE
 -----------------------                          ---------          ----------------          ----------------
Wells Fargo Home Mortgage, Inc. .............        75             $    27,841,803.69              23.05%
Encore Credit Corp...........................       121                  45,460,265.10              37.64
HomeStar.....................................        42                  15,572,230.50              12.89
Countrywide Home Loans, Inc..................        70                  27,075,594.81              22.42
Town & Country...............................        13                   4,836,139.12               4.00
                                                    ---             ------------------             ------
         Total...............................       321             $   120,786,033.22             100.00%
                                                    ===             ==================             ======

THE INDEX

         As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each ARM Loan will generally be (A) with respect to approximately 99.83% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note ("Six-Month LIBOR") or (B) with respect to 0.17% of the ARM Loans, by aggregate principal balance as of the Cut-off Date, the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the FEDERAL RESERVE STATISTICAL RELEASE
H.15 (519) as most recently announced as of a date 45 days prior to that Adjustment Date ("One Year CMT"). In the event that the related Index becomes unavailable or otherwise unpublished, the applicable Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

PRIMARY MORTGAGE INSURANCE

         Approximately 10.77% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date had a loan-to-value ratio in excess of 80% at origination and were insured by primary mortgage insurance policies issued by various primary mortgage insurers.

         A primary mortgage insurance policy generally insures against default on the subject mortgage loan up to an amount set forth therein, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 78%. However, the foregoing standard may vary significantly depending on the characteristics of the subject mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary mortgage insurance policy was obtained at origination but the mortgage loan has amortized to a 78% or less loan-to-value ratio level as of the Cut-off Date. In most cases, the related Servicer will have the ability to cancel any primary mortgage insurance policy if the loan-to-value ratio of the subject Mortgage Loan is reduced to 78% or less, or a lesser specified percentage, based on an appraisal of the Mortgaged Property after the Closing Date or as a result of principal payments that reduce the principal balance of the subject Mortgage Loan after the Closing Date.

         Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any primary mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 78% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and
(iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for primary mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that mortgagors be provided written notice of these cancellation rights at the origination of the mortgage loans.

         If the requirement for primary mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan's amortization period, if, on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating primary mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

         Mortgage loans which are subject to negative amortization will only be covered by a primary mortgage insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination. Primary mortgage insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

         While the terms and conditions of primary mortgage insurance policies issued by one primary mortgage insurer will usually differ from those in primary mortgage insurance policies issued by other primary mortgage insurers, each primary mortgage insurance policy generally will pay either:

          o the insured percentage of the loss on the related mortgaged property;

          o the entire amount of the loss, after receipt by the primary mortgage insurer of good and merchantable title to, and possession of, the mortgaged property; or

          o at the option of the primary mortgage insurer under certain primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or
               (b) an approved sale.

         The amount of the loss as calculated under a primary mortgage insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

          o rents or other payments received by the insured, other than the proceeds of hazard insurance, that are derived from the related mortgaged property;

          o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

          o amounts expended but not approved by the primary mortgage insurer;

          o    claim payments previously made on the mortgage loan; and

          o    unpaid premiums and other amounts.

         As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

          o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary mortgage insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

          o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

          o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

UNDERWRITING STANDARDS

         WELLS FARGO HOME MORTGAGE, INC. The information set forth in this section with regard to the underwriting standards of Wells Fargo Home Mortgage, Inc. ("WFHM" or, an "Originator") has been provided to the Depositor or compiled from information provided to the Depositor by WFHM. None of the Depositor, the Trustee, the Master Servicer, the Mortgage Loan Seller, MBIA, the other Originators, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

         Approximately 28.61% of the Mortgage Loans (the "WFHM Mortgage Loans"), which will be acquired on the Closing Date by the Depositor from the Mortgage Loan Seller, were acquired by the Mortgage Loan Seller from WFHM prior to the Closing Date. All of the WFHM Mortgage Loans were originated or acquired by WFHM in accordance with the underwriting criteria described in this section.

         WFHM originates subprime first lien mortgage loans (referred to as "First Lien Home Mortgage Loans" for purposes of this section) through a network of retail and wholesale offices located throughout all 50 states.

         The underwriting functions of WFHM are performed in its California, Louisiana, and Minnesota Offices. WFHM does not delegate underwriting authority to any broker or correspondent. WFHM employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by WFHM are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision. Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

         WFHM has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9 through Y1" (see the table below). Terms of First Lien Home Mortgage Loans made by WFHM, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the classification of the applicant. Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than six months prior to origination), or (ii) the sale price for such property. In some instances, the loan-to-value may be based on the value determined by an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than six months prior to origination. Loan applicants with less favorable credit ratings generally are restricted to consideration for loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings. Subject to the consideration of certain compensating factors described below, the general criteria used by WFHM's underwriting staff in classifying loan applicants are as follows:

-------------------------------------------------------------------------------------------------------------------------
                          TOTAL                                                                             MAXIMUM
                           DEBT                                                     BANKRUPTCY             COMBINED
                        SERVICE TO           EXISTING             CREDIT             FILINGS/               LOAN TO
       CREDIT             INCOME             MORTGAGE             BUREAU            FORECLOSURE              VALUE
       LEVEL              RATIO               HISTORY             SCORE*            PROCEEDINGS             RATIO**
-------------------------------------------------------------------------------------------------------------------------
Y9                   55% or less       0 x 30; Current at     660+             3/3; Discharged/      100% CLTV @
                                       application time                        completed more        LTV< 80%
                                       and no mortgage                         than three years      95% CLTV @
                                       late payments in                        ago.                  LTV > 80%
                                       the last 12
                                       months
-------------------------------------------------------------------------------------------------------------------------
Y8                   55% or less       1 x 30; No more        640-659          3/3; Discharged/      100% CLTV @
                                       than 30 days late                       completed more        LTV < 80%
                                       at application                          than three years      95% CLTV @
                                       time and a                              ago.                  LTV > 80%
                                       maximum of one
                                       30-day late
                                       payment in the
                                       last 12 months
-------------------------------------------------------------------------------------------------------------------------
Y7                   55% or less       1 x 30; No more        620-639          2/2; Discharged/      100% CLTV @
                                       than 30 days late                       completed more        LTV < 80%
                                       at application                          than two years        95% CLTV @
                                       time and a                              ago.                  LTV > 80%
                                       maximum of one
                                       30-day late
                                       payment in the
                                       last 12 months
-------------------------------------------------------------------------------------------------------------------------
Y6                   55% or less       2 x 30; No more        600-619          2/2; Discharged/      100% CLTV @
                                       than 30 days late                       completed more        LTV < 75%
                                       at application                          than two years        95% CLTV @
                                       time and a                              ago.                  LTV > 75%
                                       maximum of two
                                       30-day late
                                       payments in the
                                       last 12 months
-------------------------------------------------------------------------------------------------------------------------
Y5                   55% or less       2 x 30; No more        580-599          2/2; Discharged/      100% CLTV @
                                       than 30 days late                       completed more        LTV < 75%
                                       at application                          than two years        95% CLTV @
                                       time and a                              ago.                  LTV > 75%
                                       maximum of two
                                       30-day late
                                       payments in the
                                       last 12 months
-------------------------------------------------------------------------------------------------------------------------
Y4                   55% or less       1 x 60; No more        560-579          1/1; Discharged/      100% CLTV @
                                       than 60 days late                       completed more        LTV < 75%
                                       at application                          than one year         95% CLTV @
                                       time and a                              ago.                  LTV > 75%
                                       maximum of up
                                       to one 60-day late
                                       in the last 12
                                       months



                                                           S-57



-------------------------------------------------------------------------------------------------------------------------
Y3                   55% or less       2 x 60 or 1 x 60       540-559          1/1; Discharged/      80% CLTV @
                                       and 1 x 90; No                          completed more        LTV < 75%
                                       more than 60-                           than one year
                                       days late at                            ago.
                                       application time
                                       and a maximum
                                       of up to two 60-
                                       day late
                                       payments or one
                                       60-day and one
                                       90-day late
                                       payment.
-------------------------------------------------------------------------------------------------------------------------
Y2                   55% or less       90+; No more           520-539          <1 year;              80% CLTV @
                                       than 60 days late                       Discharged/           LTV < 70%
                                       at application                          completed less
                                       time.                                   than 1 year ago.
-------------------------------------------------------------------------------------------------------------------------
Y1                   55% or less       90+; No more           <=519            <1 year;              80% CLTV @
                                       than 60 days late                       Discharged/           LTV < 70%
                                       at application                          completed less
                                       time.                                   than 1 year ago.
-------------------------------------------------------------------------------------------------------------------------

* LOWER OF TWO, MIDDLE OF THREE CREDIT BUREAU SCORES USED.
**THE MAXIMUM LOAN-TO-VALUE RATIOS AND COMBINED LOAN-TO-VALUE RATIOS ARE SUBJECT TO DOWNWARD ADJUSTMENT BASED UPON A NUMBER OF FACTORS INCLUDING WITHOUT LIMITATION, MORTGAGE LOAN AMOUNT, THE MORTGAGE LOAN PROGRAM, THE PURPOSE OF THE MORTGAGE LOAN, THE LEVEL OF DOCUMENTATION, THE TYPE OF MORTGAGED PROPERTY AND WHETHER OR NOT THE MORTGAGED PROPERTY IS OWNER-OCCUPIED.

         For the purpose of placing a prospective mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. WFHM uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, WFHM makes the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

         Except for Balloon Loans, the First Lien Home Mortgage Loans originated or acquired by WFHM have loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by WFHM generally range from a minimum of $10,000 to a maximum of $500,000. WFHM generally does not originate or acquire any mortgage loans where the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The loans originated or acquired by WFHM are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is WFHM's policy not to accept commercial properties or unimproved land as collateral for First Lien Home Mortgage Loans. WFHM, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

         WFHM's subprime mortgage loan programs include a full documentation program, a "stated income, stated asset" program and a "lite" documentation program. Under the full documentation program, loans to borrowers who are salaried employees must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last two years (a complete verification of employment may be substituted for W-2 forms). WFHM also performs a telephone verification of employment for salaried employees prior to funding. In some cases, employment histories may be obtained through V.I.E., Inc., an entity jointly owned by WFHM and an affiliated third party, that obtains employment data from state unemployment insurance departments or other state agencies. Under the full documentation program, borrowers who are self-employed must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. Evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrowers.

         Under WFHM's "Stated Income, Stated Asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Except under the Stated Asset Program, verification of funds sufficient to close the mortgage loan is performed. Under the "LITE" Documentation program, WFHM reviews the deposit activity reflected in the most recent six or twenty-four consecutive months of the applicant's bank statements as an alternative method of establishing income. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

         WFHM's underwriting of every mortgage loan submitted consists of not only a thorough credit review, but also a separate appraisal conducted by (i) Value Information Technology, Inc., ("Value I.T."), an entity jointly owned by WFHM and an unaffiliated third party, (ii) an appraiser approved by Value I.T. or (iii) another third-party appraiser. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the mortgage loan amount or the identity of the appraiser. By policy, certain loans require a third party review in the form of either a desk review or field review. Additionally, at the discretion of WFHM, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

         ENCORE CREDIT CORP.. The information set forth in this section with regard to the underwriting standards of Encore Credit Corp. ("Encore" or, an "Originator") has been provided to the Depositor or compiled from information provided to the Depositor by Encore. None of the Depositor, the Trustee, the Master Servicer, MBIA, the Mortgage Loan Seller, the other Originators, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

         The information included in this section is an overview of the underwriting standards and practices of Encore Credit Corp. Encore originates loans through approved brokers or correspondents and all loans are individually underwritten and approved in accordance with these guidelines. Encore approves loans that represent a reasonable and prudent risk, where the borrowers have shown the ability and willingness to repay their debts, and where there is acceptable collateral to secure the obligations.

         Encore complies with all applicable federal and state rules and regulations, including, without limitation, the Equal Credit Opportunity Act
(ECOA) and the Fair Housing Act (FHA). As such, Encore is committed to offering loans to all qualified applicants and mandates non-discriminatory practices.

         Encore is committed to the fair and equitable treatment of all customers. Encore reviews all applications to determine if the applicants can qualify for any of our loan programs. Encore has adopted a group of "Fair Lending Practices" that are contained within its Underwriting Guidelines and are reinforced through employee training and distribution of these materials to all of its broker/customers.

         Encore's Underwriting Guidelines describe the general policies and procedures pursuant to which Encore evaluates loans submitted for approval. In developing these guidelines, Encore has attempted to offer a broad range of loan programs to assist applicants with varied backgrounds and qualifications.

Encore has established these guidelines and the automated systems that support them to originate loans that represent prudent risks based on sound underwriting practices. Encore evaluates the ability and willingness of borrowers to repay their obligations, the established value of the property used to secure the obligation and any compensating factors to qualify borrowers for the best program possible.

         Encore has committed to use these guidelines in a common sense manner to not only qualify borrowers but to also ensure that each loan will meet the borrower's needs. Encore reviews each application to ensure that a new loan to a borrower who has refinanced within the past 12 months contains a tangible benefit. Although the benefit of any particular loan may vary based on each borrower's unique situation, if Encore has a concern about the actual benefit of any loan, Encore will, at its discretion, require a written statement of benefit from the borrower. In addition, the flexibility of Encore's Underwriting Guidelines allows it to make exceptions for applicants with compensating factors. Decision makers document exceptions as they are granted and describe the compensating factors used to offset the exceptions

         Encore offers the following Loan Programs:

          o    Fully Amortized Fixed Rate Mortgage Loans

          o    3-year Fixed/27-year Adjustable Rate Mortgage Loans (ARM)

          o    2-year Fixed/28-year Adjustable Rate Mortgage Loans (ARM)

         Variable Rate Parameters:

               o After the initial 2 year or 3 year period, both the rate and payment will adjust every 6 months thereafter.

               o Encore establishes and discloses a maximum rate per change and for the life of each loan.

               o    The floor rate for each loan is the initial note rate.

               o    The index is the Wall Street Journal's published LIBOR
                    Index.

               o    Encore qualifies each borrower at the initial note rate.

PAYMENT SCHEDULES

         The repayment terms on loans are clearly identified on the note signed by the borrower. Encore does not currently offer bi-monthly payments or any other type of adjusted or automatic payment schedule. All payments are due on the first of each month.

PRODUCT TYPES

         Encore describes each of the product types that it offers in detail on separate product matrices. Each product matrix provides specific guidelines for the qualification standards for the levels or programs within that product type.

         "Traditional Product Matrix":
         Encore evaluates each borrower's consumer credit based on either a credit score or a review of each credit item compared to established guidelines and other relative factors to determine an appropriate credit grade.


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         "Special Programs":
         Encore's "Special Programs" are designed to fit specific borrower niches and may have special requirements or limitations not found in Encore's other product matrixes. Each loan application that is considered for a "Special Program" is reviewed closely to insure that matrix requirements are met. Examples of such "Special Programs" are:

               o    Jumbo A and A-
               o    100% LTV
               o    80/20 1st and 2nd Mortgage Program

         Each loan must meet specific eligibility standards as described by the appropriate Product Matrix. These may include:

         o         Borrower eligibility
         o         Occupancy standards
         o         Eligible property types
         o         Ownership interests
         o         Underwriting standards which include:
                           -        Credit quality
                           -        Income documentation standards
                           -        Down payment requirements
                           -        Reserve requirements
                           -        Debt-to-income qualification standards
                           -        Secondary financing
                           -        Sales concessions
                           -        Mortgage insurance requirements
                           -        Appraisal requirements
                           -        Maximum loan amounts, LTVs and CLTVs

CREDIT GRADES
For the Traditional Product Matrix, each applicant is assigned a Credit Grade. If an applicant fails to meet a standard for a particular grade, such applicant's assigned grade is reduced until the applicant meets all applicable standards for that grade.

CREDIT SCORES
Credit scores are used where applicable in accordance with Encore's programs. The "primary" wage earner is required to have a minimum credit score of 500 in order for Encore to consider the loan application for approval.

The "primary" wage earner's credit score is based on the middle of three scores. If only two scores are available, the lower of the two scores is the determining credit score. If only one score is available, that score is the determining score.

TRANSACTION TYPES

Encore offers loans for the following types of transactions:

         o         Purchase
         o         Rate/term Refinance
         o         Cash-out Refinance

BORROWER'S CREDIT PACKAGE

The borrower's loan package must contain sufficient information to enable Encore to reach an informed and knowledgeable decision. Encore reviews all information obtained through direct solicitation by the


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broker, supplied by the borrower or received from another source to ensure the information is reasonable, consistent and reliable.

TYPES OF INCOME DOCUMENTATION

Encore offers three types of documentation.

         o         Full Documentation
         o         Limited Documentation
         o         Stated Income Documentation

The following is additional detail on the documents required for each of these documentation types. Encore's product matrices describe the type of documentation each program requires or if there are any pricing incentives or add-ons for a particular documentation type.

FULL DOCUMENTATION

Salaried or commissioned wage earner:
-------------------------------------

               o Most recent pay stub showing year-to-date earnings. If the pay stub does not indicate the borrower's name, social security number, employer's name, and/or Year-to-Date (YTD) earnings and deductions, a Verification of Employment (VOE) is required.
               o If the borrower's current employment began after the beginning of the current year, a VOE confirming the actual starting date is required.
               o    The borrower's most recent Form W-2 or complete Form 1040.

Self-employed:
--------------

               o Signed, personal tax returns (Form 1040 and all schedules) for the most current two years.
               o Signed YTD Profit & Loss Statement (may not be required for family owned business).
               o If the type of business is a partnership or corporation, the corresponding tax returns for the most current two years.

LIMITED DOCUMENTATION (PERSONAL BANK STATEMENTS)

12 months consecutive personal bank statements:

Encore will accept 12 months of bank statements which show only those borrowers applying for credit as the account holders, consistent deposits and positive month end balances. Statements showing negative month end balances or a significant number of NSF charges are not be accepted as proof of income.

12 months consecutive business bank statements:
Encore will accept 12 months of bank statements with a business name for those borrowers operating a business out of their home and who have a limited amount of business related expenses. Examples of those businesses would be accounting, tax advising, childcare, psychiatry, etc.

STATED INCOME (FNMA 1003 APPLICATION)

Encore recognizes that some borrowers prefer not to provide the documentation necessary to prove their income and/or cash flow. Encore has developed a Stated 1003 Income Program for these individuals, at reduced Loan-to-Value ratios
(LTVs). Encore qualifies borrowers based upon the income stated on the FNMA 1003 Application. Encore requires that the income be reasonable for the borrower's profession. Encore will verify the existence of the employment/business. The Stated Income Program is available for A+ through C- credit programs.



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PROPERTY VALUE/BORROWER EQUITY

The borrower's equity is based on the value of the subject property and is critical in analyzing the risk of a particular loan. Encore places special emphasis on both the type and value of the property when underwriting a loan file. Encore has established guidelines to document how it handles different property types and other property considerations. Encore closely scrutinizes the condition and quality of construction of the property. Any negative factors brought up by the appraiser or identified by a field reviewer will be closely analyzed to insure that they do not represent a serious impairment to the property's structure, condition or salability. Functional problems and un-permitted additions are handled on a case-by-case basis.

CREDIT GRADES / PRODUCT TYPES:

Encore's underwriting guidelines and matrixes categorize loans based on established credit grade categories and/or specialty product groups. Credit grades are based on the borrowers past credit history and ability to pay and are relative to the risk that these factors indicate for each individual borrower. A summary of these is set forth below:

Credit Grade/Product:  AA100%

         Maximum LTV:                              100%
         Maximum Loan Amounts:                     $400,000
         Maximum Debt to Income Ratio:             50%
         Mortgage History:                         1X 30 Day Late
         Bankruptcy/Foreclosure History:           >3 Years
         Consumer Credit History:                  30 Day Lates
         Major Derog History:                      < $500 within 12 Months

Credit Grade/Product:  A+

         Maximum LTV:                              90%
         Maximum Loan Amounts:                     $500,000 (80% LTV)
         Maximum Debt to Income Ratio:             50%
         Mortgage History:                         1 X 30 Day Late
         Bankruptcy/Foreclosure History:           > 3 Years
         Consumer Credit History:                  30 Day Lates
         Major Derog History:                      < $500 within 12 months

Credit Grade/Product:  A-

         Maximum LTV:                              90%
         Maximum Loan Amounts:                     $500,000 (75% LTV)
         Maximum Debt to Income Ratio:             55%
         Mortgage History:                         3 X 30 Day Lates
         Bankruptcy/Foreclosure History:           >3 years for FC;  >2 years BK
         Consumer Credit History:                  30 + Isolated 60 Day Lates
         Major Derog History:                      < $1500 within 12 months

Credit Grade/Product:  B

         Maximum LTV:                              85%
         Maximum Loan Amounts:                     $500,000 (75% LTV if over)
         Maximum Debt to Income Ratio:             55%
         Mortgage History:                         1 X 60 Day Late
         Bankruptcy/Foreclosure History:           >2 years for FC; >18 mos. BK


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         Consumer Credit History:                  Isolated 60 and 90 Days Late
         Major Derog History:                      < $2500 within 12 months

Credit Grade/Product:  C

         Maximum LTV:                              75%
         Maximum Loan Amounts:                     $500,000 (70% LTV)
         Maximum Debt to Income Ratio:             55%
         Mortgage History:                         1 X 90 Day Late
         Bankruptcy/Foreclosure History:           > 12 Months
         Consumer Credit History:                  Major Derog Accepted
         Major Derog History:                      <$5000 within 12 months

Credit Grade/Product:      C-

         Maximum LTV:                              70%
         Maximum Loan Amount:                      $400,000 (65% LTV)
         Maximum Debt to Income Ratio:             55%
         Mortgage History:                         1 X 120 Day Late
         Bankruptcy/Foreclosure History:           < 12 Months, no open NOD
         Consumer Credit History:                  Major Derog Accepted
         Major Derog History:                      Allowed

Credit Grade/Product:      A+ MOP

         Maximum LTV:                              85%
         Maximum Loan Amounts:                     $400,000 (75% LTV)
         Maximum Debt to Income Ratio:             55%
         Mortgage History:                         1 X 30 Day Late
         Bankruptcy/Foreclosure History:           >3 Yrs for NOD; >2 Yrs for BK
         Consumer Credit History:                  Major Derog Allowed
         Major Derog History:                      Allowed

Credit Grade/Product:      A- MOP

         Maximum LTV:                              75%
         Maximum Loan Amounts:                     $350,000 (70% LTV)
         Maximum Debt to Income Ratio:             55%
         Mortgage History:                         3 X 30 Day Lates
         Bankruptcy/Foreclosure History:           >3 Yrs for NOD; >2 Yrs for BK
         Consumer Credit History:                  Major Derog Allowed
         Major Derog History:                      Allowed

Exceptions to these guidelines are made and are based on established guidelines and the individual borrower's overall background and compensating factors.

         HOMESTAR MORTGAGE SERVICES, LLC. The information set forth in this section with regard to the underwriting standards of HomeStar Mortgage Services, LLC and SouthStar Funding, LLC ("HomeStar/SouthStar") has been provided to the Depositor or compiled from information provided to the Depositor by HomeStar/SouthStar. None of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, MBIA, the Servicers, the other Originators, the Mortgage Loan Seller, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.



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         Approximately 21.33% of the Mortgage Loans (the "HomeStar/SouthStar
Mortgage Loans"), which will be acquired on the Closing Date by the Depositor from the Mortgage Loan Seller, were acquired by the Mortgage Loan Seller from HomeStar/SouthStar prior to the Closing Date. All of the HomeStar/SouthStar Mortgage Loans were originated or acquired by HomeStar/SouthStar in accordance with the underwriting criteria described in this section.

         HomeStar/SouthStar commenced receiving applications for mortgage loans under its regular lending program in June 1998. Accordingly, HomeStar/SouthStar, whether as an originator or acquirer of mortgage loans, does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining HomeStar/SouthStar performance in servicing mortgage loans similar to the Mortgage Loans.

         HomeStar/SouthStar's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the HomeStar/SouthStar Mortgage Loans were also underwritten with a view toward the resale of the HomeStar/SouthStar Mortgage Loans in the secondary mortgage market. While HomeStar/SouthStar's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, HomeStar/SouthStar also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The HomeStar/SouthStar Mortgage Loans generally bear higher mortgage rates than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         As a result of HomeStar/SouthStar's underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the HomeStar/SouthStar Mortgage Loans than such changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related HomeStar/SouthStar Mortgage Loans. In addition, there can be no assurance that the value of a Mortgaged Property estimated in any appraisal or review is equal to the actual value of that Mortgaged Property at the time of that appraisal or review.

         The HomeStar/SouthStar Mortgage Loans will have been originated in accordance with HomeStar/SouthStar's underwriting guidelines (the "HomeStar/SouthStar Underwriting Guidelines"). On a case-by-case basis, exceptions to the HomeStar/SouthStar Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the HomeStar/SouthStar Mortgage Loans will represent these exceptions.

         Each applicant completes an application which includes information with respect to the applicants' liabilities, income, credit history, employment history and personal information. The HomeStar/SouthStar Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The HomeStar/SouthStar Underwriting Guidelines require a review of the appraisal by a qualified employee of HomeStar/SouthStar or by an appraiser retained by HomeStar/SouthStar. If the appraised value of a mortgaged property as determined by a review is more than 10% but less than 25% lower than the value as determined by the


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appraisal, then HomeStar/SouthStar uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then HomeStar/SouthStar obtains a new appraisal and repeats the review process.

         The HomeStar/SouthStar Mortgage Loans were originated consistent with and generally conform to the HomeStar/SouthStar Underwriting Guidelines' "Full Documentation," "Limited Documentation" and "Stated Income Documentation" residential loan programs. Under each of the programs, HomeStar/SouthStar reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate (the "Qualifying Rate") has been created under the HomeStar/SouthStar Underwriting Guidelines that generally is equal to the interest rate on that loan. The HomeStar/SouthStar Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires HomeStar/SouthStar's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000. The HomeStar/SouthStar Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio ("LTV") at origination of up to 95% with respect to first liens loans. The maximum LTV depends on, among other things, the purpose of the mortgage loan, a mortgagors' credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to HomeStar/SouthStar Mortgage Loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the LTV of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

         The HomeStar/SouthStar Underwriting Guidelines require that the income of each applicant for a mortgage loan under the Full Documentation program be verified. The specific income documentation required for HomeStar/SouthStar's various programs is as follows: under the Full Documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months; under the Limited Documentation program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements, and under the Stated Income Documentation program, an applicant may he qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

         In evaluating the credit quality of borrowers, HomeStar/SouthStar utilizes credit bureau risk scores (each, a "FICO Score"), a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories-Equifax, TransUnion and Experian.

         The HomeStar/SouthStar Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

         "A" Risk. Under the "A" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 600 or higher and zero 30-day late payments and zero 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding. No bankruptcy or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least


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average condition. A maximum LTV of 95% (or 90% for mortgage loans originated under the Stated Income Documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum LTV of 90% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a three-to four-family residential property. The maximum LTV for rural, remote or unique properties is 80%. The maximum combined LTV, including any related subordinate lien, is 100% for either a refinance loan or a purchase money loan. The debt service-to-income ratio is usually 50%.

         "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 560 or higher. A maximum of two 30-day late payments and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit. Medical derogatories are not considered. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum LTV of 90% (or 85% for mortgage loans originated under the Stated Income Documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum LTV of 80% (or 70% for mortgage loans originated under the Stated Income Documentation program), is permitted for a mortgage loan on a non-owner-occupied property. A maximum LTV of 85% (or 75% for mortgage loans originated under the Stated Income Documentation program), is permitted for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property. The maximum LTV for rural, remote, or unique properties is 80%. The maximum combined LTV, including any related subordinate lien, is 100% for a refinance loan and 100% for a purchase money loan. The debt service-to-income ratio is usually 50%.

         "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 540 or higher. Unlimited 30-day late payments and a maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred. Medical derogatories are not considered. No bankruptcy within the past 12 months or notice of default filings within the last two years by the applicant may have occurred. The mortgaged property must be in at least average condition. A maximum LTV of 85% (or 75% for mortgage loans originated under the Stated Income Documentation program), is permitted for a mortgage loan on an owner-occupied detached property originated under the Full Documentation program. A maximum LTV of 75% is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a three to four-family residential property (65% for a mortgage loan on a non-owner occupied property and 70% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the Stated Income Documentation program). The maximum LTV for rural, remote or unique properties is 70%. The maximum combined LTV, including any related subordinate lien, is 100% for a refinance loan and for a purchase money loan. The debt service-to-income ratio is usually 50% unless the LTV is reduced.

         "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. Unlimited 30-day late payments and 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months. The mortgaged property must be in average condition. In most cases, a maximum LTV of 75% for a mortgage loan on a single family, owner-occupied or two-unit property for a full documentation program (65% for mortgage loans originated under the Stated Income Documentation program), is permitted. A maximum LTV of 65% is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a three- to-four family residential property (55% for a mortgage loan on a non-owner-occupied property and 60% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the


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Stated Income Documentation program). Rural, remote or unique properties are not allowed. The maximum combined LTV, including any related subordinate lien, is 95% for a refinance loan and for a purchase money loan. The debt service-to-income ratio is usually 50% unless the LTV is reduced.

         "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of one 90-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. As to non-mortgage credit significant prior defaults may have occurred. Open charge-offs or collection accounts with balances may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. A maximum LTV of 70% (60% for mortgage loans originated under the Stated Income Documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum LTV of 60% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a three-to four-family residential property (45% for a mortgage loan on a non-owner-occupied property and 50% for a mortgage loan on an owner-occupied condominium or a three to four-family residential property originated under the Stated Income Documentation program). Rural, remote or unique properties are not allowed. The maximum combined LTV, including any related subordinate lien, is 95% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is usually 50% unless the LTV is reduced.

         Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, an LTV exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low LTV; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category that, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the HomeStar/SouthStar Mortgage Loans will not represent these kinds of exceptions.

         COUNTRYWIDE HOME LOANS, INC. The information set forth in this section with regard to the underwriting standards of Countrywide Home Loans, Inc. ("Countrywide" or, an "Originator") has been provided to the Depositor or compiled from information provided to the Depositor by Countrywide. None of the Depositor, the Trustee, the Master Servicer, the Mortgage Loan Seller, MBIA, the other Originators, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

         Approximately 15.79% of the Mortgage Loans (the "Countrywide Mortgage Loans"), which will be acquired on the Closing Date by the Depositor from the Mortgage Loan Seller, were acquired by the Mortgage Loan Seller from Countrywide prior to the Closing Date. All of the Countrywide Mortgage Loans were originated or acquired by Countrywide in accordance with the underwriting criteria described in this section.

         B&C QUALITY MORTGAGE LOANS. The following is a description of the underwriting procedures customarily employed by Countrywide with respect to subprime ("B&C") quality mortgage loans. Countrywide produces its B&C quality mortgage loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any B&C quality mortgage loan, Countrywide underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of B&C quality mortgage loans. In general, Countrywide does not purchase any B&C quality mortgage loan that it has not itself underwritten.


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         Countrywide's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability. On a case by case basis, Countrywide may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio, low debt-to-income ratio, stable employment and time in the same residence. It is expected that a significant number of the Mortgage Loans will have been originated based on such underwriting exceptions.

         Each prospective borrower completes an application which includes information with respect to the applicant's assets, liabilities, income and employment history, as well as certain other personal information. If the loan-to-value ratio is greater than 70%, Countrywide generally verifies the source of funds for the down-payment; Countrywide does not verify the source of such funds if the loan-to-value ratio is 70% or less. Countrywide requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's prior willingness and/or ability to repay. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.

         After obtaining all applicable employment, credit and property information, Countrywide uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 60%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

         Countrywide's underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Credit Industries, Inc. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a B&C quality mortgage loan. The maximum loan amount varies depending upon a borrower's credit grade and documentation level but does not generally exceed $500,000. Variations in maximum loan amount limits are permitted based on compensating factors.

         Countrywide's underwriting standards permit first mortgage loans with loan-to-value ratios at origination of up to 100% and second mortgage loans with combined loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower and debt-to-income ratio.

         Countrywide requires title insurance on all B&C quality mortgage loans. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

         Countrywide's B&C mortgage loan underwriting standards are more flexible than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and

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repayment ability. While more flexible, Countrywide's underwriting guidelines still place primary reliance on a borrower's ability to repay; however, Countrywide may require lower loan-to-value ratios than for loans underwritten to Freddie Mac and Fannie Mae standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide's B&C mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

         Countrywide underwrites or originates B&C quality mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the "Full Doc Program"), Simple Documentation Loan Program (the "Simple Doc Program") and Stated Income Loan Program (the "Stated Income Program"). Under each of the underwriting programs, Countrywide verifies the loan applicant's sources of income (except under the Stated Income Program), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide's underwriting standards.

         The Simple Doc Program is an alternative documentation program whereby income is verified using methods other than those employed under the Full Doc Program. Under the Simple Doc Program, acceptable documentation of income consists of six months' income verification. In the case of self-employed individuals, acceptable alternative documentation consists of a profit and loss statement supported by a record of bank statements. Maximum loan-to-value ratios and maximum loan amounts are generally lower than those permitted under the Full Doc Program.

         Under the Stated Income Program, the borrower's employment and income sources must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

         Under the Full Doc, Simple Doc, and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

         Countrywide's underwriting guidelines for B&C quality mortgage loans utilize credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower's consumer credit history, mortgage history, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios, debt-to-income ratios and loan amounts for a given mortgage loan. A summary of the credit grade categories is set forth below.

CREDIT GRADE CATEGORY: "A"
         LOAN-TO-VALUE RATIO:               Maximum of 100%
         DEBT-TO-INCOME RATIO:              Maximum of 50%
         LOAN AMOUNT:                       Maximum of $500,000
         CONSUMER CREDIT HISTORY:           Credit Bureau Risk Score must be
                                            greater than or equal to 600, unless
                                            no delinquencies of 30 days in the
                                            past twelve months or

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                                            the Loan-To-Value Ratio is less than
                                            or equal to 85%, in which case
                                            greater than or equal to 580. If no
                                            Credit Bureau Risk Score is
                                            available, then no more than 4
                                            delinquencies of 30 days in the past
                                            12 months.
         MORTGAGE HISTORY:                  No more than 1 delinquency of 30
                                            days during the past 12
                                            months.
         BANKRUPTCY:                        At least 2 years since
                                            discharge/dismissal.
         FORECLOSURE/NOTICE OF
          DEFAULT (NOD):                    At least 3 years since
                                            foreclosure/NOD released.
CREDIT GRADE CATEGORY: "A-"
         LOAN-TO-VALUE RATIO:               Maximum of 90%
         DEBT-TO-INCOME RATIO:              Maximum of 55%
         LOAN AMOUNT:                       Maximum of $500,000
         CONSUMER CREDIT HISTORY:           Credit Bureau Risk Score must be
                                            greater than or equal to 570, unless
                                            no delinquencies of 30 days in the
                                            past twelve months or the
                                            Loan-To-Value Ratio is less than or
                                            equal to 85%, in which case greater
                                            than or equal to 560. If no Credit
                                            Bureau Risk Score is available, then
                                            no more than 6 delinquencies of 60
                                            days in the past 12 months.
         MORTGAGE HISTORY:                  No more than 2 delinquencies of 30
                                            days during the past 12 months.
         BANKRUPTCY:                        At least 2 years since
                                            discharge/dismissal.
         FORECLOSURE/NOTICE OF
          DEFAULT (NOD):                    At least 3 years since
                                            foreclosure/NOD released.

CREDIT GRADE CATEGORY: "B"
         LOAN-TO-VALUE RATIO:               Maximum of 85%
         DEBT-TO-INCOME RATIO:              Maximum of 55%
         LOAN AMOUNT:                       Maximum of $350,000
         CONSUMER CREDIT HISTORY:           Credit Bureau Risk Score must be
                                            greater than or equal to 550, unless
                                            no delinquencies of 30 days in the
                                            past twelve months or the
                                            Loan-To-Value Ratio is less than or
                                            equal to 80%, in which case greater
                                            than or equal to 540. If no Credit
                                            Bureau Risk Score is available, then
                                            no more than 10 delinquencies of 30
                                            days, 4 delinquencies of 60 days,
                                            and 2 delinquencies of 90 or more
                                            days in the past 12 months.

         MORTGAGE HISTORY:                  No more than 4 delinquencies of 30
                                            days during the past 12 months, or
                                            no more than 2 delinquencies of 30
                                            days and 1 delinquency of 60 days in
                                            the past 12 months.

         BANKRUPTCY:                        Chapter 13 Bankruptcy must be
                                            dismissed at least 2 years prior to
                                            funding. Chapter 13 Bankruptcy must
                                            be discharged at least 1 year prior
                                            to funding. Chapter 7 Bankruptcy
                                            must be discharged/dismissed at
                                            least 1 year prior to funding.
         FORECLOSURE/NOTICE OF
          DEFAULT (NOD):                    At least 2 years since
                                            foreclosure/NOD released.

CREDIT GRADE CATEGORY: "C"
         LOAN-TO-VALUE RATIO:               Maximum of 80%
         DEBT-TO-INCOME RATIO:              Maximum of 55%
         LOAN AMOUNT:                       Maximum of $350,000
         CONSUMER CREDIT HISTORY:           The Credit Bureau Risk Score must be
                                            greater than or equal to 540 of the
                                            Loan-To-Value Ratio is greater than
                                            75%. The preferred minimum Credit
                                            Bureau Risk Score is 520. If no
                                            Credit Bureau Risk

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                                            Score is available, then no more
                                            than 8 delinquencies of 60 days, and
                                            4 delinquencies of 90 days or more
                                            in the past 12 months.
         MORTGAGE HISTORY:                  No more than 1 delinquency of 90
                                            days during the past 12 months.
         BANKRUPTCY:                        At least 1 year since
                                            discharge/dismissal.
         FORECLOSURE/NOTICE OF
          DEFAULT (NOD):                    At least 1 year since
                                            foreclosure/NOD released.
CREDIT GRADE CATEGORY: "C-"
         LOAN-TO-VALUE RATIO:               Maximum of 70%
         DEBT-TO-INCOME RATIO:              Maximum of 55%
         LOAN AMOUNT:                       Maximum of $300,000
         CONSUMER                           CREDIT HISTORY: The preferred
                                            minimum Credit Bureau Risk Score is
                                            500. If no Credit Bureau Risk Score
                                            is available, then no more than 12
                                            delinquencies of 60 days, and 8
                                            delinquencies of 90 days or more in
                                            the past 12 months.
         MORTGAGE HISTORY:                  No more than 2 delinquencies of 90
                                            days during the past 12 months.
         BANKRUPTCY:                        Chapter 13 Bankruptcy must be
                                            discharged/dismissed, or paid-off
                                            through escrow at funding. Chapter 7
                                            Bankruptcy must be
                                            discharged/dismissed at least 1 day
                                            prior to funding.

         FORECLOSURE/NOTICE OF
          DEFAULT (NOD):                    None at time of funding.

CREDIT GRADE CATEGORY: "D"
         LOAN-TO-VALUE RATIO:               Maximum of 65%
         DEBT-TO-INCOME RATIO:              Maximum of 55%
         LOAN AMOUNT:                       Maximum of $250,000
         CONSUMER                           CREDIT HISTORY: The preferred
                                            minimum Credit Bureau Risk Score is
                                            500. If no Credit Bureau Risk Score
                                            is available, then no more than 12
                                            delinquencies of 60 days, and 8
                                            delinquencies of 90 days or more in
                                            the past 12 months.
         MORTGAGE HISTORY:                  Notice of default is acceptable at
                                            funding.

         BANKRUPTCY:                        Chapter 13 Bankruptcy must be
                                            discharged/dismissed, or paid-off
                                            through escrow at funding. Chapter 7
                                            Bankruptcy must be
                                            discharged/dismissed at least 1 day
                                            prior to funding.
         FORECLOSURE/NOTICE OF
          DEFAULT (NOD):                    Notice of default is acceptable at
                                            time of funding.

         The loan-to-value ratios, debt-to-income ratios, and loan amounts stated above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

         The "Credit Bureau Risk Score" is a statistical credit score obtained by Countrywide in connection with the loan application to help assess a borrower's credit-worthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Scores are based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with

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a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth above were obtained at either the time of origination of the Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

         In determining a Credit Bureau Risk Score for a particular borrower, Countrywide attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce such scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureau, Countrywide will use the lower of the two scores. If only one score is available, Countrywide will follow its No Credit Score guidelines. In the case of a mortgage loan with more than one applicant, Countrywide will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

         TOWN & COUNTRY CREDIT CORP. The information set forth in this section with regard to the underwriting standards of Town & Country Credit Corp. ("Town & Country") has been provided to the Depositor or compiled from information provided to the Depositor by Town & Country. None of the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicers, the other Originators, the Mortgage Loan Seller, MBIA, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

         Approximately 7.76% of the Mortgage Loans (the "Town & Country Mortgage Loans"), which will be acquired on the Closing Date by the Depositor from the Mortgage Loan Seller, were acquired by the Mortgage Loan Seller from Town & Country prior to the Closing Date. All of the Town & Country Mortgage Loans were originated or acquired by Town & Country in accordance with the underwriting criteria described in this section.

         All of the Town & Country Mortgage Loans were originated or acquired by Town & Country generally in accordance with the underwriting guidelines (the "Underwriting Guidelines") established by Town & Country with one of the following income documentation types: "Full Documentation," "Fast Trac Documentation" or "Stated Income." The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the applicant's credit standing and repayment ability. On a case by-case basis, Town & Country may determine that, based upon compensating factors, a prospective applicant, not strictly qualifying under one of the Risk Categories described below, warrants an exception to the requirements set forth in the Underwriting Guidelines. Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pool will represent such underwriting exceptions.

         The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the property offered as collateral and the applicant's credit standing and repayment ability. Applicants who qualify under Town & Country's Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         All of the Town & Country Mortgage Loans originated or acquired by Town & Country are based on loan application packages submitted by a prospective applicant. Each applicant completes an application that includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information.

         Town & Country also obtains a credit report on each applicant from a credit reporting company. The report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments.

         During the underwriting process, Town & Country reviews and verifies the loan applicant's sources of income (except under the Stated Income and Fast Trac Documentation residential loan programs, under which programs, such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with all applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice standards, on forms generally acceptable to Fannie Mae and Freddie Mac and (ii) an in-house review of such appraisal. The Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 95% and combined loan-to-value ratios at origination of up to 100%. The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision.

         A. INCOME DOCUMENTATION TYPES

         FULL DOCUMENTATION. The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year's income documentation (i.e., tax returns and/or W-2 forms). The documentation required is specific to the applicant's sources of income. The applicant's employment and/or business licenses are generally verified.

         FAST TRAC DOCUMENTATION. The Fast Trac Documentation residential loan program is generally based on bank statements from the past twelve months supported by additional documentation provided by the applicant or current year to date documentation. The applicant's employment and/or business licenses are generally verified.

         STATED INCOME. The Stated Income residential loan program requires the applicant's employment and income sources to be stated on the application. The applicant's income as stated must be reasonable for the related occupation in the loan underwriter's discretion. However, the applicant's income as stated on the application is not independently verified. Verbal verification of employment is generally obtained for salaried applicants.

         B. PROPERTY REQUIREMENTS

         Properties that are to secure mortgage loans are appraised by qualified independent appraisers who are approved by Town & Country's in-house appraisal department. Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is subject to review, prior to the loan funding, which review may be conducted by a representative of Town & Country or a fee appraiser and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. Town & Country requires that all mortgage loans have title insurance. Town & Country also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property, subject to any state limitations.

         C. RISK CATEGORIES

         The Underwriting Guidelines have various risk categories which are used by Town & Country to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

         The Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

         CREDIT GRADE: "AAA". Under the "AAA" credit grade, the applicant generally must have a minimum credit score of 640 and a maximum of one 30-day late payment within the last 12 months is permitted on any existing mortgage loan. No bankruptcy discharge or dismissal filings may have occurred during the preceding thirty-six months and no notice of default filings may be of record. Generally, the debt service-to-income ratio must be equal to or less than 50%. A maximum loan-to-value ratio of 95% is permitted on any purchase money and/or refinance transaction.

         CREDIT GRADE: "AA". Under the "AA" credit grade, the applicant generally must have a minimum credit score of 600 and a maximum of three 30-day late payments within the last 12 months on any existing mortgage loan. No bankruptcy discharge or dismissal, or notice of default filings may have occurred during the preceding twenty-four months. Generally, the debt service-to-income ratio must be equal to or less than 50%. A maximum loan-to-value ratio of 90% is permitted for purchase money and/or refinance transactions.

         CREDIT GRADE: "A". Under the "A" credit grade, the applicant generally must have a minimum credit score of 550 and a maximum of three 30-day late payments within the last 12 months on any existing mortgage loan. No bankruptcy discharge or dismissal, or notice of default filings may have occurred during the preceding twenty-four months. Generally, the debt service-to-income ratio must be equal to or less than 50%. A maximum loan-to-value ratio of 85% is permitted for purchase money and/or refinance transactions.

         CREDIT GRADE: "B+". Under the "B+" credit grade, the applicant generally must have a minimum credit score of 520 and a maximum of one 60-day late payment within the last 12 months on any existing mortgage loan. No bankruptcy discharge or dismissal, or notice of default filings may have occurred during the preceding twenty-four months. Generally, the debt service-to-income ratio must be equal to or less than 50%. A maximum loan-to-value ratio of 85% is permitted for purchase money and/or refinance transactions.

         CREDIT GRADE: "B". Under the "B" credit grade, the applicant generally must have a minimum credit score of 520 and a maximum of one 60-day late payment within the last 12 months on any existing mortgage loans. No bankruptcy discharge or dismissal, or notice of default filings may have occurred during the preceding twelve months. Generally, the debt service-to-income ratio must be equal to or less than 55%. A maximum loan-to-value ratio of 80% is permitted for purchase money and/or refinance transactions.

         CREDIT GRADE: "C". Under the "C" credit grade, the applicant generally must have a minimum credit score of 500 and a maximum of one 90-day late payment within the last 12 months on any existing

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mortgage loans. No bankruptcy discharge or dismissal, or notice of default filings may have occurred during the preceding twelve months. Generally, the debt service-to-income ratio must be equal to or less than 55%. A maximum loan-to-value ratio of 70% is permitted for purchase money and/or refinance transactions.

         CREDIT GRADE: "D". Under the "D" credit grade, the applicant generally must have a minimum credit score of 500 and the mortgage credit history may be waived. Any open Bankruptcy or notice of default filing must be dismissed, discharged or otherwise resolved on or prior to the loan closing (which resolution may be obtained through a payment from the loan closing). Generally, the debt service-to-income ratio must be equal to or less than 55%. A maximum loan-to-value ratio of 60% is permitted for purchase money and/or refinance transactions.

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

         The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary.


                            YIELD ON THE CERTIFICATES

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the applicable Servicer to collect full amounts of interest on such Mortgage Loans. The applicable Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full prepayments by the mortgagors on the Mortgage Loans, but only to the extent of the Servicing Fee or, with respect to the Mortgage Loans serviced by Countrywide Home Loans Servicing LP, one-half of the Servicing Fee for the related Due Period. Any interest shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the Master Servicing Fee for the related Mortgage Loans for the applicable Distribution Date. Accordingly, the effect of
(i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any payments by the Master Servicer or the applicable Servicer from its own funds ("Compensating Interest") or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under "Description of the Certificates-Interest Distributions on the Offered Certificates" and "-Overcollateralization Provisions" in this prospectus supplement. See "Certain Legal Aspects of the Mortgage Loans-Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus. With respect to the Class A-2B Certificate, neither interest shortfalls resulting from Prepayment Interest Shortfalls nor interest shortfalls resulting from application of the Relief Act will be covered by the Class A-2B Policy.

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GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on the Class A Certificates and the Mezzanine Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the related Originator or the Mortgage Loan Seller). The Mortgage Loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 91.04% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

         Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Class A Certificate or Mezzanine Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any such certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors' yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates and the Mezzanine Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments), on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. The prepayment experience of the Delayed First Adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as borrowers seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See "Yield Considerations" in the prospectus.

         Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having later priority will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under "Description of the Certificates--Principal Distributions on the Class A Certificates and the Mezzanine Certificates" in this prospectus supplement, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Mortgage Loans will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under "Description of the Certificates--Principal Distributions on the Class A Certificates and Mezzanine Certificates" in this prospectus supplement.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

         The Mortgage Rates on 27.74% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any Index. The Mortgage Rates on the ARM Loans adjust semi-annually or annually based upon Six-Month LIBOR or One Year CMT subject to periodic and lifetime limitations and after an initial period of six months or one, two or three years with respect to Delayed First Adjustment Mortgage Loans. The Pass-Through Rate on the Class A Certificates and the Mezzanine Certificates adjusts monthly based upon One-Month LIBOR determined as described under "Description of the Certificates--Calculation of One-Month LIBOR" in this prospectus supplement, subject to the applicable Net WAC Pass-Through Rate, with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment Mortgage Loans. The interest due on the Mortgage Loans during any Due Period, net of the expenses of the trust may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Class A Certificates and the Mezzanine Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement. In addition, Six-Month LIBOR, One Year CMT and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the related Index rise during the same period, One-Month LIBOR may rise more rapidly than the related Index, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Offered Certificates, which would adversely affect the yield to maturity on such certificates.

         If the pass-through rate on the Class A Certificates or the Mezzanine Certificates is limited by the applicable Net WAC Pass-Through Rate for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust. The ratings on the Class A Certificates and the Mezzanine Certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of those certificates. In addition, the Class A-2B Policy will not cover any basis risk shortfalls allocated to the Class A-2B Certificates.

         As described under "Description of the Certificates--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE Certificates may be made available to protect the holders of the Class A Certificates and the Class A-IO Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates. See "Description of the Certificates--Principal Distributions on the Class A Certificates and Mezzanine Certificates" in this prospectus supplement.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Class A Certificates and the Mezzanine Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing of these payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") assumes a prepayment rate for the mortgage loans of 28% CPR. To assume 28% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at 28% CPR or any other rate.

         The tables entitled "Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR" indicate the percentage of the initial Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of thirty mortgage loans with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in November 2002; (iii) the Mortgage Loans prepay at the percentages of CPR indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred; (v) none of the Depositor, the Master Servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the Pooling and Servicing Agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in November 2002, and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in October 2002, and include 30 days' interest thereon; (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed mortgage loan characteristics stated below; (ix) the certificates are purchased on October 10, 2002; (x) the initial Administration Fee Rate is equal to 0.525% per annum; (xi) Six-Month LIBOR remains constant at 1.68% per annum and the gross mortgage rate on each ARM Loan is adjusted according to the assumed mortgage loan characteristics; and (xii) One-Month LIBOR remains constant at 1.80% per annum.


                                      ASSUMED GROUP I MORTGAGE LOAN CHARACTERISTICS





                                         Remaining                 Gross                                   Maximum      Minimum
          Principal        Remaining    Amortization              Mortgage                     Gross       Mortgage     Mortgage
           Balance           Term           Term         Age       Rate           Index        Margin       Rate         Rate
             ($)            (Months)     (Months)      (Months)     (%)           Type          (%)          (%)         (%)
      ----------------------------------------------------------------------------------------------------------------------------
            1,857,550.00      174           352           6        8.709           n/a            n/a         n/a          n/a
            2,524,728.36      180           180           6        9.437           n/a            n/a         n/a          n/a
            9,962,444.60      355           355           5        9.393           n/a            n/a         n/a          n/a
           18,654,557.42      174           353           6        8.360           n/a            n/a         n/a          n/a
           15,908,352.02      194           194           5        8.551           n/a            n/a         n/a          n/a
          105,828,255.88      355           355           4        8.581           n/a            n/a         n/a          n/a
           26,741,070.82      355           355           5        9.400     Six Month LIBOR     7.754       15.618       9.402
            3,111,986.39      355           355           5        9.088     Six Month LIBOR     6.559       16.028       9.088
           11,520,659.90      356           356           4        9.273     Six Month LIBOR     8.192       15.443       9.273
          266,184,583.29      355           355           5        9.035     Six Month LIBOR     7.167       15.408       9.035
           37,706,018.67      356           356           4        8.925     Six Month LIBOR     6.749       15.025       8.925
            6,979,499.86      354           354           6        9.585     Six Month LIBOR     6.617       15.709       9.585
              167,692.52      357           357           3        8.500     Six Month LIBOR     6.950       15.500       8.500
            2,863,090.29      355           355           5        8.689     Six Month LIBOR     6.424       15.195       8.689
           41,238,960.99      355           355           5        8.559     Six Month LIBOR     6.471       15.138       8.559
              966,792.92      354           354           6        8.940     Six Month LIBOR     6.815       15.268       8.940







                           Initial     Subsequent
          Principal        Periodic    Periodic      Months to    Adjustment
           Balance         Rate Cap    Rate Cap      Next Rate     Frequency
             ($)             (%)         (%)        Adjustment     (Months)
      -----------------------------------------------------------------------
            1,857,550.00      n/a          n/a           n/a           n/a
            2,524,728.36      n/a          n/a           n/a           n/a
            9,962,444.60      n/a          n/a           n/a           n/a
           18,654,557.42      n/a          n/a           n/a           n/a
           15,908,352.02      n/a          n/a           n/a           n/a
          105,828,255.88      n/a          n/a           n/a           n/a
           26,741,070.82     2.634        2.545          19             6
            3,111,986.39     1.590        1.590          31             6
           11,520,659.90     2.723        2.649          20             6
          266,184,583.29     2.440        2.285          19             6
           37,706,018.67     2.208        2.185          20             6
            6,979,499.86     2.775        2.713          18             6
              167,692.52     1.500        1.000          33             6
            2,863,090.29     2.241        2.214          31             6
           41,238,960.99     2.130        1.997          31             6
              966,792.92     2.507        2.343          30             6


                                      ASSUMED GROUP II MORTGAGE LOAN CHARACTERISTICS



                                         Remaining                 Gross                                   Maximum      Minimum
          Principal        Remaining    Amortization              Mortgage                     Gross       Mortgage     Mortgage
           Balance           Term           Term         Age       Rate           Index        Margin       Rate         Rate
             ($)            (Months)     (Months)      (Months)     (%)           Type          (%)          (%)         (%)
      ----------------------------------------------------------------------------------------------------------------------------
            1,168,469.78      174           354           6        8.109           n/a            n/a         n/a          n/a
              316,741.07      174           174           6        9.000           n/a            n/a         n/a          n/a
            2,679,290.73      355           355           5        7.899           n/a            n/a         n/a          n/a
            7,001,293.79      175           352           5        7.612           n/a            n/a         n/a          n/a
              751,408.00      173           173           7        7.753           n/a            n/a         n/a          n/a
           20,065,377.27      355           355           5        7.527           n/a            n/a         n/a          n/a
           10,581,478.62      355           355           5        8.496     Six Month LIBOR     6.690       14.859       8.496
            1,346,258.13      355           355           5        7.533     Six Month LIBOR     5.965       14.533       7.533
            1,177,128.34      356           356           4        8.508     Six Month LIBOR     7.974       14.864       8.508
           61,476,009.04      356           356           4        8.259     Six Month LIBOR     6.649       14.891       8.259
            4,704,822.26      356           356           4        8.225     Six Month LIBOR     6.563       14.514       8.225
              329,848.90      354           354           6        9.650     Six Month LIBOR     9.750       15.650       9.650
            1,957,926.29      354           354           6        8.006     Six Month LIBOR     5.985       14.373       8.006
            7,229,981.00      355           355           5        7.827     Six Month LIBOR     5.970       14.384       7.827







                           Initial     Subsequent
          Principal        Periodic    Periodic      Months to    Adjustment
           Balance         Rate Cap    Rate Cap      Next Rate     Frequency
             ($)             (%)         (%)        Adjustment     (Months)
      -----------------------------------------------------------------------
            1,168,469.78
              316,741.07      n/a          n/a           n/a           n/a
            2,679,290.73      n/a          n/a           n/a           n/a
            7,001,293.79      n/a          n/a           n/a           n/a
              751,408.00      n/a          n/a           n/a           n/a
           20,065,377.27      n/a          n/a           n/a           n/a
           10,581,478.62      n/a          n/a           n/a           n/a
            1,346,258.13     2.409        2.300          18             6
            1,177,128.34     1.500        1.377          31             6
           61,476,009.04     2.466        2.288          20             6
            4,704,822.26     2.076        1.844          20             6
              329,848.90     1.928        1.841          20             6
            1,957,926.29     3.000        3.000          30             6
            7,229,981.00     2.449        2.449          30             6
                             2.112        1.887          31             6

         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables entitled "Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of CPR". Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Class A Certificates and the Mezzanine Certificates set forth in the tables. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of Six-Month LIBOR or One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Certificates-Principal Distributions on the Class A Certificates and Mezzanine Certificates" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Class A Certificates and the Mezzanine Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Class A Certificates and Mezzanine Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of CPR.


                               PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                            AT THE SPECIFIED PERCENTAGES OF CPR



                                                                             CLASS A-1
                                                                             ---------
Distribution Date                                       0%            15%            28%            35%             45%
-----------------                                       --            ---            ---            ---             ---

Initial Percentage.........................            100%          100%            100%           100%            100%
October 25, 2003...........................             99            81              66             57              46
October 25, 2004...........................             98            65              41             30              16
October 25, 2005...........................             97            52              24             12               0
October 25, 2006...........................             96            40              21             12               0
October 25, 2007...........................             94            34              15              9               0
October 25, 2008...........................             93            28              11              6               0
October 25, 2009...........................             91            24               7              4               0
October 25, 2010...........................             89            20               5              2               0
October 25, 2011...........................             87            17               4              1               0
October 25, 2012...........................             85            14               3              1               0
October 25, 2013...........................             83            12               2              0               0
October 25, 2014...........................             80            10               1              0               0
October 25, 2015...........................             78             8               1              0               0
October 25, 2016...........................             75             6               0              0               0
October 25, 2017...........................             68             5               0              0               0
October 25, 2018...........................             64             4               0              0               0
October 25, 2019...........................             61             3               0              0               0
October 25, 2020...........................             57             3               0              0               0
October 25, 2021...........................             53             2               0              0               0
October 25, 2022...........................             49             2               0              0               0
October 25, 2023...........................             44             1               0              0               0
October 25, 2024...........................             39             1               0              0               0
October 25, 2025...........................             36             1               0              0               0
October 25, 2026...........................             32             0               0              0               0
October 25, 2027...........................             27             0               0              0               0
October 25, 2028...........................             22             0               0              0               0
October 25, 2029...........................             17             0               0              0               0
October 25, 2030...........................             11             0               0              0               0
October 25, 2031...........................              4             0               0              0               0
October 25, 2032...........................              0             0               0              0               0

Weighted Average Life in Years (1)                   18.88          4.91            2.57           1.90            1.15
Weighted Average Life in Years (1)(2)                18.83          4.56            2.36           1.74            1.15
_____________________

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the holder of the Class CE Certificate exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.


                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                          AT THE SPECIFIED PERCENTAGES OF CPR



                                                                            CLASS A-2A
                                                                            ----------
Distribution Date                                        0%           15%             28%            35%             45%
-----------------                                        --           ---             ---            ---             ---

Initial Percentage.........................            100%          100%            100%           100%            100%
October 25, 2003...........................             99            81              66             57              46
October 25, 2004...........................             98            65              41             30              16
October 25, 2005...........................             97            52              24             12               0
October 25, 2006...........................             95            40              21             12               0
October 25, 2007...........................             94            34              15              9               0
October 25, 2008...........................             92            28              10              6               0
October 25, 2009...........................             91            24               7              4               0
October 25, 2010...........................             89            20               5              2               0
October 25, 2011...........................             87            17               4              1               0
October 25, 2012...........................             85            14               3              1               0
October 25, 2013...........................             82            11               2              0               0
October 25, 2014...........................             80             9               1              0               0
October 25, 2015...........................             77             8               1              0               0
October 25, 2016...........................             74             6               0              0               0
October 25, 2017...........................             65             5               0              0               0
October 25, 2018...........................             62             4               0              0               0
October 25, 2019...........................             58             3               0              0               0
October 25, 2020...........................             55             3               0              0               0
October 25, 2021...........................             51             2               0              0               0
October 25, 2022...........................             46             2               0              0               0
October 25, 2023...........................             42             1               0              0               0
October 25, 2024...........................             38             1               0              0               0
October 25, 2025...........................             34             1               0              0               0
October 25, 2026...........................             30             0               0              0               0
October 25, 2027...........................             26             0               0              0               0
October 25, 2028...........................             21             0               0              0               0
October 25, 2029...........................             16             0               0              0               0
October 25, 2030...........................             10             0               0              0               0
October 25, 2031...........................              4             0               0              0               0
October 25, 2032...........................              0             0               0              0               0

Weighted Average Life in Years (1)                   18.51          4.88            2.56           1.90            1.14
Weighted Average Life in Years (1)(2)                18.46          4.55            2.35           1.73            1.14
_____________________

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the holder of the Class CE Certificate exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.



                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                          AT THE SPECIFIED PERCENTAGES OF CPR



                                                                            CLASS A-2B
                                                                            ----------
Distribution Date                                    0%           15%             28%            35%             45%
-----------------                                    --           ---             ---            ---             ---

Initial Percentage.........................        100%          100%            100%           100%            100%
October 25, 2003...........................         99            81              66             57              46
October 25, 2004...........................         98            65              41             30              16
October 25, 2005...........................         97            52              24             12               0
October 25, 2006...........................         95            40              21             12               0
October 25, 2007...........................         94            34              15              9               0
October 25, 2008...........................         92            28              10              6               0
October 25, 2009...........................         91            24               7              4               0
October 25, 2010...........................         89            20               5              2               0
October 25, 2011...........................         87            17               4              1               0
October 25, 2012...........................         85            14               3              1               0
October 25, 2013...........................         82            11               2              0               0
October 25, 2014...........................         80             9               1              0               0
October 25, 2015...........................         77             8               1              0               0
October 25, 2016...........................         74             6               0              0               0
October 25, 2017...........................         65             5               0              0               0
October 25, 2018...........................         62             4               0              0               0
October 25, 2019...........................         58             3               0              0               0
October 25, 2020...........................         55             3               0              0               0
October 25, 2021...........................         51             2               0              0               0
October 25, 2022...........................         46             2               0              0               0
October 25, 2023...........................         42             1               0              0               0
October 25, 2024...........................         38             1               0              0               0
October 25, 2025...........................         34             1               0              0               0
October 25, 2026...........................         30             0               0              0               0
October 25, 2027...........................         26             0               0              0               0
October 25, 2028...........................         21             0               0              0               0
October 25, 2029...........................         16             0               0              0               0
October 25, 2030...........................         10             0               0              0               0
October 25, 2031...........................          4             0               0              0               0
October 25, 2032...........................          0             0               0              0               0

Weighted Average Life in Years (1)               18.51          4.88            2.56           1.90            1.14
Weighted Average Life in Years (1)(2)            18.46          4.55            2.35           1.73            1.14
_____________________

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the holder of the Class CE Certificate exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.


                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                          AT THE SPECIFIED PERCENTAGES OF CPR


                                                                             CLASS M-1
                                                                             ---------
Distribution Date                                    0%           15%            28%            35%             45%
-----------------                                    --           ---            ---            ---             ---

Initial Percentage.........................        100%          100%            100%           100%            100%
October 25, 2003...........................        100           100             100            100             100
October 25, 2004...........................        100           100             100            100             100
October 25, 2005...........................        100           100             100            100              95
October 25, 2006...........................        100           100              52             57              95
October 25, 2007...........................        100            84              37             22              65
October 25, 2008...........................        100            71              26             14              35
October 25, 2009...........................        100            59              19              9              16
October 25, 2010...........................        100            50              13              6               5
October 25, 2011...........................        100            41               9              2               0
October 25, 2012...........................        100            34               7              0               0
October 25, 2013...........................        100            29               5              0               0
October 25, 2014...........................        100            24               1              0               0
October 25, 2015...........................        100            20               0              0               0
October 25, 2016...........................        100            16               0              0               0
October 25, 2017...........................        100            13               0              0               0
October 25, 2018...........................        100            10               0              0               0
October 25, 2019...........................        100             8               0              0               0
October 25, 2020...........................        100             7               0              0               0
October 25, 2021...........................        100             6               0              0               0
October 25, 2022...........................        100             4               0              0               0
October 25, 2023...........................        100             1               0              0               0
October 25, 2024...........................         98             0               0              0               0
October 25, 2025...........................         88             0               0              0               0
October 25, 2026...........................         78             0               0              0               0
October 25, 2027...........................         67             0               0              0               0
October 25, 2028...........................         54             0               0              0               0
October 25, 2029...........................         41             0               0              0               0
October 25, 2030...........................         26             0               0              0               0
October 25, 2031...........................         10             0               0              0               0
October 25, 2032...........................          0             0               0              0               0

Weighted Average Life in Years (1)               26.19          9.35            5.25           4.72            5.73
Weighted Average Life in Years (1)(2)            26.07          8.57            4.78           4.35            3.83
_____________________

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the holder of the Class CE Certificate exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                          AT THE SPECIFIED PERCENTAGES OF CPR



                                                                             CLASS M-2
                                                                             ---------
Distribution Date                                    0%           15%             28%            35%             45%
-----------------                                    --           ---             ---            ---             ---

Initial Percentage.........................        100%          100%            100%           100%            100%
October 25, 2003...........................        100           100             100            100             100
October 25, 2004...........................        100           100             100            100             100
October 25, 2005...........................        100           100             100            100             100
October 25, 2006...........................        100           100              52             34              47
October 25, 2007...........................        100            84              37             22              10
October 25, 2008...........................        100            71              26             14               1
October 25, 2009...........................        100            59              19              9               0
October 25, 2010...........................        100            50              13              2               0
October 25, 2011...........................        100            41               9              0               0
October 25, 2012...........................        100            34               4              0               0
October 25, 2013...........................        100            29               0              0               0
October 25, 2014...........................        100            24               0              0               0
October 25, 2015...........................        100            20               0              0               0
October 25, 2016...........................        100            16               0              0               0
October 25, 2017...........................        100            13               0              0               0
October 25, 2018...........................        100            10               0              0               0
October 25, 2019...........................        100             8               0              0               0
October 25, 2020...........................        100             5               0              0               0
October 25, 2021...........................        100             2               0              0               0
October 25, 2022...........................        100             0               0              0               0
October 25, 2023...........................        100             0               0              0               0
October 25, 2024...........................         98             0               0              0               0
October 25, 2025...........................         88             0               0              0               0
October 25, 2026...........................         78             0               0              0               0
October 25, 2027...........................         67             0               0              0               0
October 25, 2028...........................         54             0               0              0               0
October 25, 2029...........................         41             0               0              0               0
October 25, 2030...........................         26             0               0              0               0
October 25, 2031...........................         10             0               0              0               0
October 25, 2032...........................          0             0               0              0               0

Weighted Average Life in Years (1)               26.19          9.23            5.10           4.37            4.19
Weighted Average Life in Years (1)(2)            26.07          8.57            4.70           4.06            3.83
_____________________

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the holder of the Class CE Certificate exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.



                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                          AT THE SPECIFIED PERCENTAGES OF CPR



                                                                             CLASS M-3
                                                                             ---------
Distribution Date                                   0%           15%             28%            35%             45%
-----------------                                   --           ---             ---            ---             ---

Initial Percentage.........................       100%          100%            100%           100%            100%
October 25, 2003...........................       100           100             100            100             100
October 25, 2004...........................       100           100             100            100             100
October 25, 2005...........................       100           100             100            100             100
October 25, 2006...........................       100           100              52             34              17
October 25, 2007...........................       100            84              37             22               2
October 25, 2008...........................       100            71              26             10               0
October 25, 2009...........................       100            59              19              1               0
October 25, 2010...........................       100            50               9              0               0
October 25, 2011...........................       100            41               1              0               0
October 25, 2012...........................       100            34               0              0               0
October 25, 2013...........................       100            29               0              0               0
October 25, 2014...........................       100            24               0              0               0
October 25, 2015...........................       100            20               0              0               0
October 25, 2016...........................       100            14               0              0               0
October 25, 2017...........................       100             8               0              0               0
October 25, 2018...........................       100             3               0              0               0
October 25, 2019...........................       100             0               0              0               0
October 25, 2020...........................       100             0               0              0               0
October 25, 2021...........................       100             0               0              0               0
October 25, 2022...........................       100             0               0              0               0
October 25, 2023...........................       100             0               0              0               0
October 25, 2024...........................        98             0               0              0               0
October 25, 2025...........................        88             0               0              0               0
October 25, 2026...........................        78             0               0              0               0
October 25, 2027...........................        67             0               0              0               0
October 25, 2028...........................        54             0               0              0               0
October 25, 2029...........................        41             0               0              0               0
October 25, 2030...........................        26             0               0              0               0
October 25, 2031...........................         3             0               0              0               0
October 25, 2032...........................         0             0               0              0               0

Weighted Average Life in Years (1)              26.15          8.95            4.88           4.11            3.67
Weighted Average Life in Years (1)(2)           26.07          8.57            4.66           3.93            3.54
__________________

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the holder of the Class CE Certificates exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement


                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                          AT THE SPECIFIED PERCENTAGES OF CPR



                                                                             CLASS M-4
                                                                             ---------
Distribution Date                                  0%           15%             28%            35%             45%
-----------------                                  --           ---             ---            ---             ---

Initial Percentage.........................      100%          100%            100%           100%            100%
October 25, 2003...........................      100           100             100            100             100
October 25, 2004...........................      100           100             100            100             100
October 25, 2005...........................      100           100             100            100             100
October 25, 2006...........................      100           100              52             25               0
October 25, 2007...........................      100            84              29              6               0
October 25, 2008...........................      100            71              13              0               0
October 25, 2009...........................      100            59               1              0               0
October 25, 2010...........................      100            49               0              0               0
October 25, 2011...........................      100            36               0              0               0
October 25, 2012...........................      100            26               0              0               0
October 25, 2013...........................      100            16               0              0               0
October 25, 2014...........................      100             9               0              0               0
October 25, 2015...........................      100             2               0              0               0
October 25, 2016...........................      100             0               0              0               0
October 25, 2017...........................      100             0               0              0               0
October 25, 2018...........................      100             0               0              0               0
October 25, 2019...........................      100             0               0              0               0
October 25, 2020...........................      100             0               0              0               0
October 25, 2021...........................      100             0               0              0               0
October 25, 2022...........................      100             0               0              0               0
October 25, 2023...........................      100             0               0              0               0
October 25, 2024...........................       98             0               0              0               0
October 25, 2025...........................       88             0               0              0               0
October 25, 2026...........................       78             0               0              0               0
October 25, 2027...........................       67             0               0              0               0
October 25, 2028...........................       54             0               0              0               0
October 25, 2029...........................       36             0               0              0               0
October 25, 2030...........................       13             0               0              0               0
October 25, 2031...........................        0             0               0              0               0
October 25, 2032...........................        0             0               0              0               0

Weighted Average Life in Years (1)             25.90          8.10            4.38           3.68            3.28
Weighted Average Life in Years (1)(2)          25.90          8.09            4.38           3.67            3.28
__________________

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the holder of the Class CE Certificates exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement

         There is no assurance that prepayments of the Mortgage Loans included in the Mortgage Pool will conform to any of the levels of CPR indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the Mortgage Loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

         If the Certificate Principal Balances of the Class CE Certificates, the Class M-4 Certificates, the Class M-3 Certificates and the Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Certificates. If the Certificate Principal Balances of the Class CE Certificates, the Class M-4 Certificates and the Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Certificates. If the Certificate Principal Balance of the Class CE Certificates and the Class M-4 Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Certificates. If the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-4 Certificates. The initial undivided interests in the trust fund evidenced by the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class CE Certificates are approximately 5.75%, approximately 5.00%, approximately 3.00%, approximately 1.75% and approximately 1.00%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Mezzanine Certificates will no longer accrue interest, will not be reinstated thereafter and no amounts in respect thereof will be distributable to the holders of the Mezzanine Certificates.

         Unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and during periods in which a Trigger Event is not in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield Considerations" in the prospectus.

SPECIAL YIELD CONSIDERATIONS RELATING TO THE CLASS A-IO CERTIFICATES

         Investors should note that the Class A-IO Certificates are only entitled to distributions through the Distribution Date in April 2005. In addition, if, at any time prior to and including the Distribution Date in April 2005, the aggregate principal balance of the Group I Mortgage Loans is reduced to an amount less than $55,200,000 or the aggregate principal balance of the Group II Mortgage Loans is reduced to an amount less than $12,100,000, the yield to investors in the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal payments on such Mortgage Loans, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Further, if the Class CE Certificateholder elects to purchase the Mortgage Loans from the trust prior to the Distribution Date in April 2005, the Class A-IO Certificates will receive no further distributions. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

         Based upon the modeling assumptions, and further assuming that the Class CE Certificateholder exercises its option to terminate the trust on the first possible termination date and further assuming prepayments at approximately 63% CPR and an assumed purchase price, including accrued interest, of approximately $7,219,862.50 the pre-tax yield of the Class A-IO Certificates would be less than 0%. If the actual prepayment rate on the Mortgage Loans were to exceed this rate, then assuming the mortgage loans behave in conformity with all other modeling assumptions, investors in the Class A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-IO Certificates.

         The 0% pre-tax yield described above was calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed stream of cash flow to the Closing Date to equal the assumed purchase price (which includes accrued interest), and converting this monthly rate to a corporate bond equivalent rate. Such calculations do not take into account the interest rates at which funds received by holders of the Class A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Certificates when such reinvestment rates are considered.

         DELAY IN DISTRIBUTIONS ON THE CLASS A-IO CERTIFICATES. The effective yield to holders of the Class A- IO Certificates will be less than the yields otherwise produced by the pass-through rate applicable thereto and purchase price thereof because:

         o on the first Distribution Date one month's interest is payable thereon even though 21 days will have elapsed from the date on which interest begins to accrue thereon, and

         o on each succeeding Distribution Date the interest payable thereon is the interest accrued during the month preceding the month of such distribution date, which ends 24 days prior to such Distribution Date.

DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Ace Securities Corp. Home Equity Loan Trust, Series 2002-HE2, Asset Backed Pass-Through Certificates will consist of thirteen classes of certificates, designated as (i) the Class A-1 Certificates, Class A-2A Certificates and Class A-2B Certificates (together, the "Class A Certificates");
(ii) the Class A-IO Certificates; (iii) the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates (the "Mezzanine Certificates"); (iv) the Class CE Certificates (together with the Mezzanine Certificates, the "Subordinate Certificates"); (v) the Class P Certificates; and (vi) the Class R-I

Certificates, the Class R-II Certificates and the Class R-III Certificates (together, the "Residual Certificates"). Only the Class A Certificates, the Class A-IO Certificates and the Mezzanine Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement.

         Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in November 2002 to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for the Class A Certificates and the Mezzanine Certificates is the business day immediately preceding such Distribution Date, for so long as the Offered Certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form. The Record Date for the Class A-IO Certificates is the last day of the calendar month immediately preceding the month in which the related Distribution Date occurs.

         The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Mortgage Pool of conventional, one- to four-family, adjustable-rate and fixed- rate first lien Mortgage Loans having original terms to maturity of not greater than approximately 30 years. The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of approximately $673,002,277.15, subject to a permitted variance as described under "The Mortgage Pool" in this prospectus supplement.

         The Class A Certificates and the Mezzanine Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this prospectus supplement. The Class A-IO Certificates will have a notional balance as described herein. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under "--Pass-Through Rates" below. The Class A Certificates evidence an initial undivided interest of approximately 83.50% in the trust fund, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates evidence initial undivided interests of approximately 5.75%, approximately 5.00%, approximately 3.00% and approximately 1.75%, respectively, in the trust fund and the Class CE Certificates evidence an initial undivided interest of approximately 1.00% in the trust fund.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstreams' and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries, names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depository for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositories"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC Participants").

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see "Global Clearance and Settlement and Tax Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The

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relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear


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System and applicable Belgian law (collectively, the "Terms and Conditions").
The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will he credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations REMICS-Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of a Master Servicer Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners of the occurrence of such event and the availability


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through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at 1 Bank One Plaza, Mail Suite IL1-0126, Chicago, Illinois 60670, and at 55 Water Street, 15th Floor, New York, New York 10041 for this purpose.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PASS-THROUGH RATES

         The pass-through rate (the "Pass-Through Rate") on the Class A-1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.44% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "Optional Termination Date"), or One-Month LIBOR plus 0.88%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

         The Pass-Through Rate on the Class A-2A Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.43% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.86%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

         The Pass-Through Rate on the Class A-2B Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.38% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.76%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

         The Pass-Through Rate on the Class A-IO-1 Component of the Class A-IO Certificates is equal to the lesser of (a) the weighted average of the Expense Adjusted Mortgage Rate of the Group I Mortgage Loans and (b) (i) 5.50% per annum from the first Distribution Date to and including the tenth Distribution Date,
(ii) 4.50% per annum from the eleventh Distribution Date to and including the twentieth Distribution Date, (iii) 3.50% per annum from the twenty-first Distribution Date to and including the thirtieth Distribution Date and (iv) 0.00% per annum thereafter.

         The Pass-Through Rate on the Class A-IO-2 Component of the Class A-IO Certificates is equal to the lesser of (a) the weighted average of the Expense Adjusted Mortgage Rate of the Group II Mortgage Loans and (b) (i) 5.50% per annum from the first Distribution Date to and including the tenth Distribution Date, (ii) 4.50% per annum from the eleventh Distribution Date to and including the twentieth Distribution Date, (iii) 3.50% per annum from the twenty-first Distribution Date to and including the thirtieth Distribution Date and (iv) 0.00% per annum thereafter.



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         The Pass-Through Rate on the Class M-1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.85% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 1.275%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

         The Pass-Through Rate on the Class M-2 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 1.65% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 2.475%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

         The Pass-Through Rate on the Class M-3 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 2.15% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 3.225%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

         The Pass-Through Rate for the Class M-4 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 2.60% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 3.900%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

GLOSSARY

         "ADMINISTRATION FEE RATE": With respect to each Mortgage Loan, the Administrative Fee Rate is equal to the sum of (i) the Master Servicer Fee Rate,
(ii) the Servicing Fee Rate and (iii) the fee rate payable to the Credit Risk Manager, if applicable.

         "AVAILABLE DISTRIBUTION AMOUNT": The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts reimbursable therefrom to the Servicers, the Master Servicer, the Custodian, the Securities Administrator or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the administration fees; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, compensating interest payments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period) and (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date.

         "BASIS RISK SHORTFALL": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the excess of the amount of interest the Class A Certificates or any class of Mezzanine Certificates would have been entitled to receive on such Distribution Date if the applicable Net WAC Pass-Through Rate would not have been applicable to such Certificates on such Distribution Date over the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate.

         "CERTIFICATE PRINCIPAL BALANCE": The Certificate Principal Balance of the Class A Certificate or Mezzanine Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of a Class A Certificate or any class of Mezzanine Certificates as of any date of determination is equal to the initial Certificate Principal Balance of such certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of such certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the


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Class A Certificates, the Mezzanine Certificates and the Class P Certificates.
The Certificate Principal Balance of the Class P Certificates is equal to $100.

         "CLASS A PRINCIPAL DISTRIBUTION AMOUNT": The Class A Principal Distribution Amount is an amount equal to the sum of the Class A-1 Principal Distribution Amount and the Class A-2 Principal Distribution Amount.

         "CLASS A-1 ALLOCATION PERCENTAGE" For any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         "CLASS A-1 PRINCIPAL DISTRIBUTION AMOUNT": The Class A-1 Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.00% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $2,761,081.

         "CLASS A-2 ALLOCATION PERCENTAGE" For any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         "CLASS A-2 PRINCIPAL DISTRIBUTION AMOUNT": The Class A-2 Principal Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class A-2A Certificates and Class A-2B Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.00% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $603,930.

         "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 78.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $3,365,011.

         "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date and (iii) the Certificate


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Principal Balance of the Class M-2 Certificates immediately prior to the
Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $3,365,011.

         "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $3,365,011.

         "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 98.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus approximately $3,365,011.

         "CREDIT ENHANCEMENT PERCENTAGE": The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

         "DETERMINATION DATE": The Determination Date with respect to any Distribution Date and Servicer shall be the day specified in the related Servicing Agreement.

         "DUE PERIOD": The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

         "EXCESS GROUP NET WAC PASS-THROUGH RATE AMOUNT": For any Distribution Date and the Class A-1 Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class A-1 Certificates for such Distribution Date calculated at the Net WAC Pass-Through Rate for the Class A-1 Certificates over (ii) the amount of interest accrued on the Class A-1 Certificates at the Pool Net WAC Pass- Through Rate (as defined in the Pooling and Servicing Agreement). For any Distribution Date and the Class A-2A Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class A-2A Certificates for such Distribution Date calculated at the Net WAC Pass-Through Rate for the Class A-2A Certificates over (ii) the amount of interest accrued on the Class A-2A Certificates at the Pool Net WAC Pass-Through Rate. For any Distribution Date and the Class A-2B Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class A-2B Certificates for such Distribution Date calculated at the Net WAC Pass-Through Rate for the Class A-2B Certificates over (ii) the amount of interest accrued on the Class A-2B Certificates at the Pool Net WAC Pass-Through Rate.

         "EXCESS POOL NET WAC PASS-THROUGH RATE AMOUNT": For any Distribution Date and the Class A-1 Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class A-1 Certificates for such Distribution Date calculated at the Pool Net WAC Pass-Through Rate over (ii) the amount of interest accrued on the Class A-1 Certificates at the Net WAC Pass-Through Rate for the Class A-1 Certificates. For any Distribution Date and the Class A-2A Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class A-2A Certificates for such Distribution Date calculated at the Pool Net WAC Pass-Through Rate over (ii) the amount of interest accrued on such Class A-2A Certificates at the Net WAC Pass-Through Rate for the Class A-2A Certificates. For any Distribution Date and the Class A-2B Certificates, the positive excess, if any, of (i) the amount of interest accrued on the Class A-2B Certificates for such Distribution Date calculated at the Pool Net WAC Pass-Through Rate over (ii) the amount of interest accrued on such Class A-2B Certificates at the Net WAC Pass-Through Rate for the Class A-2B Certificates.

         "EXPENSE ADJUSTED MORTGAGE RATE": The Expense Adjusted Mortgage Rate on any Mortgage Loan is equal to the then applicable Mortgage Rate on the Mortgage Loan minus the Administration Fee Rate.

         "EXTRA PRINCIPAL DISTRIBUTION AMOUNT": The Extra Principal Distribution Amount for any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

         "GROUP I INTEREST REMITTANCE AMOUNT" The Group I Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans.

         "GROUP I PRINCIPAL DISTRIBUTION AMOUNT" The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Group I Principal Distribution Amount with respect

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to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates.

         "GROUP I PRINCIPAL REMITTANCE AMOUNT" The Group I Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount.

         "GROUP II INTEREST REMITTANCE AMOUNT" The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans.

         "GROUP II PRINCIPAL DISTRIBUTION AMOUNT" The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans and
(iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date. In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates.

         "GROUP II PRINCIPAL REMITTANCE AMOUNT" The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount.

         "INSURANCE AGREEMENT": The Insurance Agreement dated as of October 1, 2002 among the insurer, the depositor, the mortgage loan seller and the trustee.

         "INTEREST ACCRUAL PERIOD": The Interest Accrual Period for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The Interest Accrual Period for the Class A-IO Certificates is the calendar month immediately preceding the month in which the related Distribution Date occurs. All distributions of interest on the Class A-IO Certificates will be based on a 360 day year consisting of twelve 30 day months.

         "INTEREST CARRY FORWARD AMOUNT": The Interest Carry Forward Amount with respect to any class of Offered Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to the certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

         "INTEREST DISTRIBUTION AMOUNT": The Interest Distribution Amount for the Offered Certificates of any class on any Distribution Date is equal to (i) interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class plus, solely for federal income tax purposes, (ii) the amount of the Excess Group Net WAC Pass-Through Rate Amount, if any, for such class for such Distribution Date, and reduced (to not less than zero), in the case of each such class, by (x) the amount of the Excess Pool Net WAC Pass-Through Rate Amount, if any, for such class for such Distribution Date and
(y) the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the applicable Servicer and shortfalls resulting from the application of the Relief Act or similar state or local law and the bankruptcy code.

         "INTEREST REMITTANCE AMOUNT": The Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for that Distribution Date that represents interest received or advanced on the Mortgage Loans.

         "NET MONTHLY EXCESS CASHFLOW": The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates and the Class A-IO Certificates, the premium payable to MBIA, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates and the Principal Remittance Amount.

         "NET WAC PASS-THROUGH RATE": The Net WAC Pass-Through Rate for any Distribution Date and

(A) the Class A-1 Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their Scheduled Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs minus the Pass-Through Rate for the Class A-IO-1 Component for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class A-IO-1 Component immediately prior to such Distribution Date and the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date.

(B) the Class A-2A Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their Scheduled Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs minus the Pass-Through Rate for the Class A-IO-2 Component for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class A-IO-2 Component immediately prior to such Distribution Date and the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date.

(C) the Class A-2B Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group II Mortgage Loans, weighted based on their Scheduled Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs minus the sum of (i) a portion of the fee, expressed as a rate, payable to MBIA for providing the Class A-2B Policy and (ii) the Pass-Through Rate for the Class A-IO-2 Component for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class A-IO-2 Component immediately prior to such Distribution Date and the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date.

(D) the Class A-IO-1 Component, will be a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group I Mortgage Loans.

(E) the Class A-IO-2 Component, will be a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Group II Mortgage Loans.

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(F) the Mezzanine Certificates, is a rate per annum (adjusted for the actual number of days elapsed in the Interest Accrual Period) equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their Scheduled Principal Balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs minus the sum of (i) a portion of the fee payable to MBIA, expressed as a rate, for providing the Class A-2B Policy, (ii) the Pass-Through Rate for the Class A-IO-1 Component for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class A-IO-1 Component immediately prior to such Distribution Date and the denominator of which is the aggregate stated principal balance of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date and (iii) the Pass-Through Rate for the Class A-IO-2 Component for such Distribution Date multiplied by a fraction, the numerator of which is the Notional Amount of the Class A-IO-2 Component immediately prior to such Distribution Date and the denominator of which is the aggregate stated principal balance of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date.

         "NOTIONAL AMOUNT": The Notional Amount with respect to the Class A-IO-1 Component is equal to the lesser of (A)(i) $55,200,000 for each Distribution Date from and including the first Distribution Date to and including the Distribution Date in April 2005, and (ii) $0 for each Distribution Date after the April 2005 Distribution Date and (B) the aggregate outstanding principal balance of the Group I Mortgage Loans prior to giving effect to the scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections or principal received during the prior calendar month. The Notional Amount with respect to the Class A-IO-2 Component is equal to the lesser of (A)(i) $12,100,000 for each Distribution Date from and including the first Distribution Date to and including the Distribution Date in April 2005, and (ii) $0 for each Distribution Date after the April 2005 Distribution Date and (B) the aggregate outstanding principal balance of the Group II Mortgage Loans prior to giving effect to the scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections or principal received during the prior calendar month.

         "OVERCOLLATERALIZATION AMOUNT": The Overcollateralization Amount as of any Distribution Date is equal to the amount by which aggregate outstanding principal balance of the Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates after taking into account payment of the Principal Remittance Amount on the related Distribution Date.

         "OVERCOLLATERALIZATION INCREASE AMOUNT": An Overcollateralization Increase Amount with respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date is any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

         "OVERCOLLATERALIZATION REDUCTION AMOUNT": An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

         "PREPAYMENT PERIOD": The Prepayment Period with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs; provided that with respect to any mortgage loans serviced by Countrywide the prepayment period shall commence on the 16th day of the month prior to the month in which the related Distribution Date occurs and end on the 15th day of the month in which such Distribution Date occurs.

         "PRINCIPAL DISTRIBUTION AMOUNT": The Principal Distribution Amount for any Distribution Date is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

         "PRINCIPAL REMITTANCE AMOUNT": The Principal Remittance Amount for any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

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         "REIMBURSEMENT AMOUNT" is the sum of (a) the aggregate unreimbursed amount of any payments made by the insurer under the Class A-2B Policy, together with interest on such amount from the date of payment by the insurer until paid in full at a rate of interest equal to the Late Payment Rate (as defined in the Insurance Agreement), (b) all costs and expenses of the insurer in connection with any action, proceeding or investigation affecting the trust fund or the rights or obligations of the insurer under the pooling and servicing agreement or under the Class A-2B Policy, including any judgment or settlement entered into affecting the insurer or the insurer's interests, together with interest thereon at a rate equal to the Late Payment Rate and (c) any other amounts owed to the insurer under the Insurance Agreement or the pooling and servicing agreement, together with interest thereon at a rate equal to the Late Payment Rate.

         "REQUIRED OVERCOLLATERALIZATION AMOUNT": Shall mean the amount described in the Pooling and Servicing Agreement.

         "SCHEDULED PRINCIPAL BALANCE": The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

         "SENIOR INTEREST DISTRIBUTION AMOUNT": The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Class A-IO Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates and the Class A-IO Certificates.

         "STEPDOWN DATE": The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in November 2005 and (y) the first Distribution Date on which the Credit Enhancement Percentage calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to approximately 33.00% and (ii) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

         "TRIGGER EVENT": With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more by (ii) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month exceeds 45% of the Credit Enhancement Percentage or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

                  Distribution Date                           Percentage

                  November 2005 to October 2006               3.25%
                  November 2006 to October 2007               4.75%
                  November 2007 to October 2008               6.00%
                  November 2008 and thereafter                7.00%

         "UNPAID BASIS RISK SHORTFALL": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, an amount equal to (i) the Basis Risk Shortfall for the previous Distribution Date plus (ii) the unpaid Basis Risk Shortfall for the previous Distribution Date, to the extent not paid on the previous Distribution Date plus (iii) interest accrued on the unpaid amount for the most recently ended Interest Accrual Period at the applicable Pass-Through Rate.

INTEREST DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         Holders of the Offered Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

         (A) On each Distribution Date, the Group I Interest Remittance Amount will be distributed in the following order of priority.

         first, concurrently, to the holders of the Class A-1 Certificates and the Class A-IO Certificates (in respect of the Class A-IO-1 Component), the Senior Interest Distribution Amount allocable to each such class on a PRO RATA basis based on the entitlement of each such class;

         second, to the holders of the Class A-2A Certificates, Class A-2B Certificates and the Class A-IO Certificates (in respect of the Class A-IO-2 Component), the Senior Interest Distribution Amount for each such class, on a PRO RATA basis based on the entitlement of each such class, to the extent remaining unpaid after the distributions of the Group II Interest Remittance Amount as set forth in clause (B) below; and

         third, to MBIA, the premium due in connection with the Class A-2B Policy to the extent remaining unpaid after the distribution of the Group II Interest Remittance Amount as set forth in clause (B) below.

         (B) On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

         first, to MBIA, the premium due in connection with the financial guaranty insurance policy for the Class A-2B Certificates;

         second, concurrently, to the holders of the Class A-2A Certificates, Class A-2B Certificates and the Class A-IO Certificates (in respect of the Class A-IO-2 Component), the Senior Interest Distribution Amount allocable to each such class, on a PRO RATA basis based on the entitlement of each such class; and

         third, to the holders of the Class A-1 Certificates and the Class A-IO Certificates (in respect of the Class A-IO-1 Component), the Senior Interest Distribution Amount for each such class, on a PRO RATA basis based on the entitlement of each such class, to the extent remaining unpaid after the distributions of the Group I Interest Remittance Amount as set forth in clause
(A) above.

         (C) On each Distribution Date, following the distributions of interest to the holders of the Class A Certificates, any Group I Interest Remittance Amount and any Group II Interest Remittance Amount remaining will be distributed in the following order of priority:

         first, to the holders of the Class M-1 Certificates, the Interest Distribution Amount allocable to the Class M-1 Certificates;

         second, to the holders of the Class M-2 Certificates, the Interest Distribution Amount allocable to the Class M-2 Certificates;

         third, to the holders of the Class M-3 Certificates, the Interest Distribution Amount allocable to the Class M-3 Certificates; and

         fourth, to the holders of the Class M-4 Certificates, the Interest Distribution Amount allocable to the Class M-4 Certificates.

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         Solely for federal income tax purposes, the Senior Interest
Distribution Amount for the Class A Certificates will be inclusive of amounts, if any, in respect of the Excess Group Net WAC Pass-Through Rate Amount and net of amounts, if any, in respect of the Excess Pool Net WAC Pass-Through Rate Amount, in each case distributable from or to a reserve fund (the "Excess Net WAC Rate Reserve Fund").

         On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the applicable Servicer (or to the extent provided in the Pooling and Servicing Agreement, the Master Servicer) will be allocated first, to Net Monthly Excess Cashflow according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, second, to the Class M-4 Certificates, third to the Class M-3 Certificates, fourth, to the Class M-2 Certificates, fifth, to the Class M-1 Certificates, and sixth, to the Class A Certificates and the Class A-IO Certificates pro rata based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Offered Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under "--Overcollateralization Provisions" in this prospectus supplement.

         With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates will result and payments of Interest Carry Forward Amount to the Offered Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates and the Class A- IO Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in "--Overcollateralization Provisions" in this prospectus supplement.

         Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the Certificate Principal Balance of the certificates of each class.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Class A Certificates and the Mezzanine Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an "Interest Determination Date"), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related "Interest Determination Date"). "One Month LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

         As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display

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page currently so designated on the Dow Jones Telerate Capital Markets Report
(or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and "Reserve Interest Rate" shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Class A Certificates and the Mezzanine Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES AND MEZZANINE CERTIFICATES

         On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Class A Certificates and Mezzanine Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates.

         (A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, the Group I Principal Distribution Amount shall be distributed:

         first, to the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

         second, concurrently, to the holders of the Class A-2A Certificates and the Class A-2B Certificates, on a PRO RATA basis based on the entitlement of each such class, after taking into account the distribution of the Group II Principal Distribution Amount as described below, until the Certificate Principal Balance of each such class has been reduced to zero.

         (B) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

         first, concurrently, to the holders of the Class A-2A Certificates and Class A-2B Certificates, on a PRO RATA basis based on the entitlement of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; and

         second, to the holders of the Class A-1 Certificates after taking into account the distribution of the Group I Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

         (C) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

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         first, to the Class M-1 Certificates, until the Certificate Principal
Balance of the Class M-1 Certificates has been reduced to zero;

         second, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

         third, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero; and

         fourth, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero.

         (D) On each Distribution Date (i) on or after the Stepdown Date and
(ii) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount shall be distributed:

         first, to the Class A-1 Certificates, the Class A-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

         second, to the extent of the portion, if any, of the Class A-1 Principal Distribution Amount remaining undistributed pursuant to clause first above, concurrently, to the holders of the Class A-2A Certificates and the Class A-2B Certificates, on a PRO RATA basis based on the entitlement of each such class, after taking into account the distribution of the Group II Principal Distribution Amount, as described herein, until the Certificate Principal Balance of each such class has been reduced to zero; and

         third, concurrently, to the Class A-2A Certificates and Class A-2B Certificates, on a PRO RATA basis based on the entitlement of each such class, after taking into account the distribution of the Group II Principal Distribution Amount, as described herein, up to an amount equal to the amount, if any, of the Class A-2 Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balances of such classes have been reduced to zero.

         (E) On each Distribution Date (i) on or after the Stepdown Date and
(ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

         first, concurrently, to the holders of the Class A-2A Certificates and Class A-2B Certificates, the Class A-2 Principal Distribution Amount, on a PRO RATA basis based on the entitlement of each such class, until the Certificate Principal Balance of each such class has been reduced to zero;

         second, to the extent of the portion, if any, of the Class A-2 Principal Distribution Amount remaining undistributed pursuant to clause first above, to the holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, as described herein, until the Certificate Principal Balance thereof has been reduced to zero; and

         third, to the holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount, as described herein, up to an amount equal to the amount, if any, of the Class A-1 Principal Distribution Amount remaining unpaid on such Distribution Date until the Certificate Principal Balance thereof has been reduced to zero.

         (F) On each Distribution Date (i) on or after the Stepdown Date and
(ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

         first, to the Class M-1 Certificates, the lesser of (x) the excess of
(i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates under (D) and (E) above,

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and (y) the Class M-1 Principal Distribution Amount, shall be distributed to the holders of the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

         second, to the Class M-2 Certificates, the lesser of (x) the excess of
(i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above and to the holders of the Class M-1 Certificates under clause first above, and
(y) the Class M-2 Principal Distribution Amount, shall be distributed to the holders of the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

         third, to the Class M-3 Certificates, the lesser of (x) the excess of
(i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above and to the holders of the Class M-2 Certificates under clause second above, and (y) the Class M-3 Principal Distribution Amount, shall be distributed to the holders of the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero.

         fourth, to the Class M-4 Certificates, the lesser of (x) the excess of
(i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under (D) and (E) above, to the holders of the Class M-1 Certificates under clause first above, to the holders of the Class M-2 Certificates under clause second above and to the holders of the Class M-3 Certificates under clause third above, and (y) the Class M-4 Principal Distribution Amount, shall be distributed to the holders of the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero.

         The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Mezzanine Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described in this section and overcollateralization, as described under "--Overcollateralization Provisions" in this prospectus supplement. In addition, the Class A-2B Certificates have the benefit of the Class A-2B Policy described under "The Financial Guaranty Insurance Policy" herein.

         The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates, the holders of the Class A-IO Certificates and MBIA. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal, regular receipt by the holders of the Class A-IO Certificates of the full amounts of their scheduled payments of interest and receipt by MBIA of the premium relating to the Class A-2B Policy and to afford holders of the Class A and Class A-IO Certificates protection against Realized Losses.

         The protection afforded to the holders of the Class A Certificates and the Class A-IO Certificates and MBIA by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds, (ii) the preferential right of the holders of the Class A-IO Certificates to receive distributions of interest, subject to available funds, (iii) the preferential right of MBIA to receive the premium relating

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to the Class A-2B Policy and (iv) if necessary, the right of the holders of the
Class A Certificates and the Class A-IO Certificates and MBIA to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

         In addition, (i) the rights of the holders of the Class M-1 Certificates will be senior to the rights of holders of the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class CE Certificates, (ii) the rights of the holders of the Class M-2 Certificates will be senior to the rights of the holders of the Class M-3 Certificates, the Class M-4 Certificates and the Class CE Certificates, (iii) the rights of the holders of the Class M-3 Certificates will be senior to the rights of the holders of the Class M-4 Certificates and the Class CE Certificates and (iv) the rights of the holders of the Class M-4 Certificates will be senior to the rights of the holders of the Class CE Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against Realized Losses.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average Expense Adjusted Mortgage Rate for the Mortgage Loans is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates plus the MBIA premium rate, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Offered Certificates or to pay MBIA the MBIA premium. Additional excess interest will be generated by the portion of the Mortgage Pool represented by the Overcollateralization Amount. The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.

         With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

         first, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such holders in accordance with the priorities set forth under "--ALLOCATION OF EXTRA PRINCIPAL DISTRIBUTION AMOUNT" below;

         second, to MBIA, for payment of the amount, if any, due MBIA pursuant to clause (a) of the definition of Reimbursement Amount as provided under "-Glossary" above;

         third, to the holders of the Class M-1 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class M-1 Certificates;

         fourth, to the holders of the Class M-2 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class M-2 Certificates;

         fifth, to the holders of the Class M-3 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class M-3 Certificates;

         sixth, to the holders of the Class M-4 Certificates, in an amount equal to the Interest Carry Forward Amount allocable to the Class M-4 Certificates;

         seventh, concurrently to the holders of the Class A Certificates and the Class A-IO Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the applicable Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

         eighth, to the holders of the Class M-1 Certificates, in an amount equal to the Class M-1 Certificates' allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the applicable Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

         ninth, to the holders of the Class M-2 Certificates, in an amount equal to the Class M-2 Certificates' allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the applicable Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

         tenth, to the holders of the Class M-3 Certificates, in an amount equal to the Class M-3 Certificates' allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the applicable Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

         eleventh, to the holders of the Class M-4 Certificates, in an amount equal to the Class M-4 Certificates' allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer or the applicable Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

         twelfth, to MBIA, for payment of the amount, if any, due MBIA pursuant to clauses (b) and (c) of the definition of Reimbursement Amount as provided under "-Glossary" above;

         thirteenth, to the Reserve Fund (the "Reserve Fund") established in accordance with the terms of the Pooling and Servicing Agreement and then from that Reserve Fund, to pay to the holders of the Class A Certificates and the Mezzanine Certificates any Basis Risk Shortfall and any Unpaid Basis Risk Shortfall;

         fourteenth, to the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement; and

         fifteenth, to the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

         As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates by an amount equal to approximately $6,730,177.15, which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement the Overcollateralization Amount is required to be maintained at the "Required Overcollateralization Amount." In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Class A Certificates and the Mezzanine Certificates. In the event of an overcollateralization deficiency, the Pooling and Servicing Agreement requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Class A Certificates and the Mezzanine Certificates in reduction of the

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Certificate Principal Balances of the Class A Certificates and the Mezzanine
Certificates. This has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount.

         On and after the Stepdown Date and provided that a Trigger Event is not in effect the Required Overcollateralization Amount may be permitted to decrease ("step down"), to a level equal to approximately 2.00% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on the related Distribution
Date), subject to a floor of approximately $3,365,011.39. In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Class A Certificates and the Mezzanine Certificates on the related Distribution Date shall be distributed to the holders of the Class CE Certificates pursuant to the priorities set forth above.

         With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.

ALLOCATION OF EXTRA PRINCIPAL DISTRIBUTION AMOUNT

         On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Extra Principal Distribution Amount shall be distributed first, to the Class A Certificates, until the Certificate Principal Balance of the Class A Certificates has been reduced to zero; second, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero; third, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; fourth, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero; and fifth, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero.

         On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Certificates and each class of Mezzanine Certificates shall be entitled to receive distributions in respect of principal to the extent of the Extra Principal Distribution Amount in the following amounts and order of priority.

         first, (a) the lesser of (x) the Group I Principal Distribution Amount and (y) the Class A-1 Principal Distribution Amount, shall be distributed to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero and (b) the lesser of (x) the Group II Principal Distribution Amount and (y) the Class A-2 Principal Distribution Amount, shall be distributed to the holders of the Class A-2A Certificates and Class A-2B Certificates, on a PRO RATA basis based on the entitlement of each such class, until the Certificate Principal Balance of each such class has been reduced to zero;

         second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A Certificates under clause first above, and (y) the Class M-1 Principal Distribution Amount, shall be distributed to the holders of the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

         third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above and to the holders of the Class M-1 Certificates under clause second above, and (y) the Class M-2 Principal Distribution Amount, shall be distributed to the holders of the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

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         fourth, the lesser of (x) the excess of (i) the Principal Distribution
Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class M-1 Certificates under clause second above and to the holders of the Class M-2 Certificates under clause third above, and (y) the Class M-3 Principal Distribution Amount, shall be distributed to the holders of the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero; and

         fifth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the holders of the Class A Certificates under clause first above, to the holders of the Class M-1 Certificates under clause second above, to the holders of the Class M-2 Certificates under clause third above and to the holders of the Class M-3 Certificates under clause fourth above, and (y) the Class M-4 Principal Distribution Amount, shall be distributed to the holders of the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero.

ALLOCATION OF LOSSES; SUBORDINATION

         With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the applicable Servicer for P&I Advances, servicing advances and other related expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. The amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as "Realized Losses." In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the applicable Servicer for P&I Advances and servicing advances, these amounts may be reimbursed to the applicable Servicer out of any funds in the distribution account prior to the distribution on the certificates.

         Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date: first, to Net Monthly Excess Cashflow, second, to the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, third, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero, fourth, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero, fifth, to the Class M-2 Certificates until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, and sixth, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

         The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class A Certificates, the Class A-IO Certificates or the Class P Certificates. Investors in the Class A Certificates and the Class A-IO Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates or the Class A-IO Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled or to pay the Class A-IO Certificates all interest to which they are entitled.

         Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to these certificates will no longer accrue interest nor will such amounts be reinstated thereafter.

         Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that Mezzanine Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both

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(i) allocable to the Mezzanine Certificate in respect of Realized Losses and
(ii) payable as principal to the holder of the certificate from Net Monthly Excess Cashflow.

         A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

P&I ADVANCES

         Subject to the limitations set forth in the following paragraph, each Servicer will be obligated to advance or cause to be advanced on or before each Determination Date its own funds, or funds in the custodial account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the Servicer's advance will be equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance.")

         P&I Advances are required to be made only to the extent they are deemed by the applicable Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No Servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the applicable Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the applicable Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the applicable Servicer out of any funds in the custodial account prior to the distributions on the certificates. In the event that the applicable Servicer fails in its obligation to make any required advance, the Master Servicer or other successor servicer (which may be the Master Servicer) will be obligated to make the advance, in each case, to the extent required in the Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will provide or make available to MBIA and each holder of a Certificate a statement (based on information received from the Master Servicer) setting forth, among other things, the information set forth in the prospectus under "Description of the Securities-Reports to Securityholders."

         In addition, the Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator's internet website. Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

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         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                                 THE ORIGINATORS

WELLS FARGO HOME MORTGAGE, INC.

         For a description of Wells Fargo Home Mortgage, Inc. see "The Servicers--Wells Fargo Home Mortgage, Inc." in this prospectus supplement.

ENCORE CREDIT CORP.

         The information set forth in the following paragraphs has been provided by Encore Credit Corp. ("Encore"). None of the Master Servicer, the Servicers, the Securities Administrator, the Mortgage Loan Seller, the other Originators, the Depositor, the Trustee, MBIA, or the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

         Encore Credit Corp. (sometimes referred to herein as "Encore" or "Encore Credit") began its operations in January of 2002 and funded its first loan on March 20, 2002. Encore's principal executive offices, as well as its primary centralized processing center, is located at 101 Innovation Drive, Suite 200, Irvine, California 92612. Encore also operates a centralized processing center at its offices in Downer's Grove, Illinois.

         Encore is engaged in the business of originating, purchasing and selling non-conforming mortgage loans. Encore originates its loans through mortgage loan brokers and correspondents nationwide. Encore's loans are principally first lien, fixed or adjustable rate mortgages secured by one to four family residences.

HOMESTAR MORTGAGE SERVICES, LLC

         HomeStar Mortgage Services, LLC (formerly Northern Star Capital, LLC and FJB Associates, LLC) (sometimes referred to herein as HomeStar) provided the information set forth in the following paragraphs. None of the Depositor, the Master Servicer, the Servicers, the other Originators, the Trustee, the Mortgage Loan Seller, the Securities Administrator, MBIA, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information. Approximately 21.33% of the Mortgage Loans, by aggregate principal balance as of the Cut- off Date, were acquired by the Mortgage Loan Seller from HomeStar (which percentage includes 17.20% acquired by the Mortgage Loan Seller from SouthStar Funding, LLC (as further described below)). Such Mortgage Loans will be transferred, sold, assigned and conveyed to the Depositor by the Mortgage Loan Seller on the Closing Date.

         HomeStar, a Delaware limited liability company, is a wholesale and retail mortgage financing company for the residential mortgage market engaged in the business of originating, and selling mortgage loans secured by one- to four-family residences. The predecessor of HomeStar, FJB Associates, LLC, was formed in Delaware in September 1998. On July 7th, 2000, FJB Associates, LLC amended its name to Northern Star Capital, LLC which in turn on May 9th, 2001 amended its name to HomeStar Mortgage Services, LLC. HomeStar began mortgage business operations in June of 1999. HomeStar's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. HomeStar's single-family real estate loans consists of "conventional" mortgage loans, sub-prime credit mortgage loans and loans which are insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs. HomeStar derives approximately 35% of its volume from wholesale product origination and 65% from retail product origination. Additionally, HomeStar owns a fifty percent share of the

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outstanding Membership Units of SouthStar Funding, LLC, a wholesale and retail mortgage financing company for the sub-prime residential mortgage market.

         As of September 30, 2001, HomeStar operates in the states of Connecticut, Delaware, Florida, Georgia, Massachusetts, New Jersey, New York, Pennsylvania, Rhode Island, South Carolina, Maryland, Texas, Vermont and Virginia. HomeStar employs approximately ninety (90) Account Executives to service and coordinate origination activities in those states and operates three retail offices in New Jersey, one retail and wholesale office in Connecticut, four retail offices in Florida, two retail offices in Georgia, one retail office in South Carolina and one wholesale and retail office in Texas.

         LENDING ACTIVITIES AND LOAN SALES. HomeStar currently originates real estate loans through its network of wholesale and retail offices. HomeStar also participates in secondary market activities by originating and selling mortgage loans. In most cases HomeStar's whole loan sale agreements provide for the transfer of servicing rights to those loans. HomeStar is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

         WHOLESALE ORIGINATIONS. The following table summarizes HomeStar's wholesale originated one- to-four family residential mortgage loan origination for the periods shown below.


                            ---------  ------------------- -------------------

Originations                  2000           2001             2002 (6/30)
(thousands)
                            ---------  ------------------- -------------------
                            $164,880       $170,464             $88,624

         RETAIL ORIGINATIONS. The following table summarizes HomeStar's retail originated one- to four- family residential mortgage loan origination activity for the periods shown below.



                            ---------  ------------------- -------------------
Originations                  2000          2001               2002 (6/30)
(thousands)
                            ---------  ------------------- -------------------
                             $22,496       $321,438             $380,925

         SOUTHSTAR FUNDING, LLC. SouthStar Funding, LLC (sometimes referred to herein as "SouthStar") provided the information set forth in the following paragraphs. None of the Depositor, the Master Servicer, the Servicers, the other Originators, the Trustee, the Mortgage Loan Seller, the Securities Administrator, MBIA, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information. Approximately 17.20% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, were acquired by the Mortgage Loan Seller from SouthStar. Such Mortgage Loans will be transferred, sold, assigned and conveyed to the Depositor by the Mortgage Loan Seller on the Closing Date.

         SouthStar, a Delaware limited liability company, is a wholesale and retail mortgage financing company for the sub-prime residential mortgage market engaged in the business of originating, and selling sub-prime mortgage loans secured by one- to four-family residences. SouthStar's mortgage business commenced in June of 1998. HomeStar Mortgage Services, LLC (formerly FJB Associates, LLC and Northern Star Capital, LLC) and Timbuktu, Inc. each own a fifty percent share of the outstanding Membership Units of SouthStar. SouthStar's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. SouthStar's single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs. As of June 30, 2002, SouthStar operates in the states of Arkansas, Connecticut, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Maryland, Mississippi, North Carolina, Ohio, South Carolina, Tennessee, Texas, and Virginia. SouthStar employs over forty (40) Account Executives to service and coordinate origination activities in those states and operates two wholesale loan origination centers in Georgia and five retail offices throughout North Carolina, Tennessee and Florida.

         LENDING ACTIVITIES AND LOAN SALES. SouthStar currently originates real estate loans through its network of wholesale and retail offices. SouthStar also participates in secondary market activities by originating and selling mortgage loans. In most cases SouthStar's whole loan sale agreements provide for the transfer of servicing rights to those loans. SouthStar is approved as a seller/servicer for Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

         WHOLESALE ORIGINATIONS. The following table summarizes SouthStar's wholesale originated one- to-four family residential mortgage loan origination activity for the periods shown below.



                                             DECEMBER 31,                                  JUNE 30,
                   -------------------------------------------------------------   --------------------------
                            1999                     2000                2001                2002

                                        (DOLLARS IN THOUSANDS)
                   -------------------------------------------------------------   --------------------------
Originations              $275,935                 $428,237            $692,818            $823,588

         RETAIL ORIGINATIONS. The following table summarizes SouthStar's retail originated one- to-four family residential mortgage loan origination activity for the periods shown below.



                                             DECEMBER 31,                                  JUNE 30,
                   -------------------------------------------------------------   --------------------------
                            1999                     2000                2001                2002


                                        (DOLLARS IN THOUSANDS)
                   -------------------------------------------------------------   --------------------------
Originations                $N/A                   $32,981              $70,502            $69,394

COUNTRYWIDE HOME LOANS, INC.

         The information set forth in the following paragraphs has been provided by Countrywide Home Loans, Inc. ("Countrywide"). None of the Master Servicer, the Servicers, the Securities Administrator, the Mortgage Loan Seller, the other Originators, the Depositor, the Trustee, MBIA or the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

         Countrywide is a direct wholly owned subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation ("Countrywide Credit"). The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

TOWN & COUNTRY CREDIT CORPORATION

         Town & Country Credit Corporation provided the information set forth in the following paragraphs. None of the Depositor, the Trustee, Master Servicer, the Servicers, the other Originators, the Mortgage Loan Seller, the Securities Administrator, MBIA or the Underwriter, or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         Town & Country Credit Corporation (sometimes referred to herein as "Town & Country," the "Originator") a Delaware corporation, is a specialty finance company engaged in the business of originating, purchasing and selling sub-prime mortgage loans secured by one-to-four family residences. As of April 30, 2002, Town & Country had 30 origination offices (consisting of 18 offices located in California, 5 located in Colorado, 4 located in Minnesota and 3 in Illinois).

         LENDING ACTIVITIES AND LOAN SALES. Town & Country Credit Corporation currently originates real estate loans through its network of retail offices. Town & Country also participates in secondary market activities by originating and selling mortgage loans on a whole loan basis utilizing sales agreements, which provide for the transfer of servicing rights.

         Town & Country's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first liens on the related real property. Town & Country's single-family real estate loans are predominantly "conventional non-conforming" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

         RETAIL ORIGINATIONS. The following table summarizes Town & Country's originated one-to-four family residential mortgage loan origination and sales activity for the periods shown below.


                                                            TWELVE MONTHS ENDING
                                                                DECEMBER 31,
                             =================================================================================

                                        1999                        2000                         2001
                             ------------------------  ----------------------------  -------------------------
Originations                        $265,693,532                $342,648,983                 $506,666,367
Sales                               $249,510,665                $347,315,840                 $462,577,621


                                  THE SERVICERS

SAXON MORTGAGE SERVICES, INC.

         Approximately 55.60% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be serviced by Saxon Mortgage Services, Inc. ("Saxon") (formerly known as Meritech Mortgage Services, Inc.). Saxon began its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc., before September, 1994 and under the name Meritech Mortgage Services, Inc. until June, 2002. The principal offices of Saxon are located in Fort Worth, Texas. Saxon is a HUD-approved originator and is approved by and in good standing with Fannie Mae and Freddie Mac.

         As of March 31, 2002, Saxon serviced a portfolio of approximately 65,350 one-to-four family conventional residential mortgage loans totaling approximately $6.36 billion. The following table sets forth certain unaudited information concerning the delinquency experience, including loans in foreclosure, and mortgage loans foreclosed with respect to Saxon's conventional loan servicing portfolio as of the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is 31 days past due on a contractual basis.





                                                                 PERCENTAGE OF TOTAL PORTFOLIO
                        ---------------------------------------------------------------------------------------------------------
                                                 DECEMBER 31,          DECEMBER 31,         DECEMBER 31,           DECEMBER 31,
                           MARCH 31, 2002           2001                  2000                 1999                    1998
                        ------------------- ------------------- ---------------------- ---------------------- ------------------

                                   By                  By                    By                   By                     By
                        By No.     Dollar   By No.     Dollar     By No.     Dollar    By No.     Dollar      By No.     Dollar
                        of Loans   Amount   of Loans   Amount     of Loans   Amount    of Loans   Amount      of Loans   Amount
                        --------- --------- --------- --------- ----------- ---------- --------- ------------ --------- ---------
Period of Delinquency
31-60 days               7.28%      7.46%   10.38%      10.34%      6.86%      6.91%     5.62%      5.48%       6.48%    6.36%
61-90 days               1.93%      2.14%    2.10%       2.17%      1.69%      1.76%     1.67%      1.62%       1.28%    1.34%
91 days or more          4.73%      4.59%    3.96%       3.82%      3.04%      2.94%     1.96%      1.97%       1.46%    1.60%
Total Delinquency(1)    13.93%     14.18%   16.44%      16.32%     11.60%     11.62%     9.25%      9.07%       9.22%    9.30%

Loans in foreclosure     4.12%      3.99%    4.48%       4.37%      3.92%      4.00%     2.88%      3.04%       2.03%    2.45%

________________________________________________
(1)Totals may not sum due to rounding.

         These statistics represent the recent experience of Saxon. There can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans in the Mortgage Pool will be comparable. In addition, these statistics are based on all the one-to-four family residential mortgage loans in Saxon's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Not all the mortgage loans in Saxon's servicing portfolio constitute non-conforming credits. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans in the Mortgage Pool which are serviced by Saxon in the future will correspond to the future delinquency and foreclosure experience of Saxon's one-to-four family conventional residential mortgage loans servicing portfolio. The actual delinquency and foreclosure experience of the Mortgage Loans will depend, among other things, upon:

         o        the value of real estate securing the Mortgage Loans; and

         o        the ability of borrowers to make required payments.

WELLS FARGO HOME MORTGAGE, INC.

         Approximately 28.61% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be serviced by Wells Fargo Home Mortgage, Inc. ("WFHM"). WFHM is a direct, wholly owned subsidiary of Wells Fargo Bank, National Association and an indirect, wholly owned subsidiary of Wells Fargo & Company. WFHM is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. WFHM is an approved servicer of Fannie Mae and Freddie Mac. WFHM's principal office is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

The following table sets forth-certain information regarding the delinquency experience of WFHM with respect to all sub-prime mortgage loans serviced by it:

       WELLS FARGO
       DELINQUENCY
        EXPERIENCE
         SUBPRIME
        PORTFOLIO

                                            By Dollar                      By Dollar                       By Dollar
                              By No.          Amount         By No.          Amount          By No.          Amount
                             of Loans        of Loans       of Loans        of Loans        of Loans        of Loans
                             --------        --------       --------        --------        --------        --------
    (Dollar Amounts in      As of December 31, 2000        As of December 31, 2001         As of December 31, 2002
        Thousands)         --------------------------     --------------------------      --------------------------
     Total Portfolio            26,286    $ 2,608,374         29,948    $ 3,162,549         37,621       $ 4,241,348

                                =====    ===========          =====    ===========          =====       ===========
  Period of Delinquency
                                                                                                                  (1)
        30-59 Days               2,181    $   200,613          2,215    $   208,337          2,335       $   234,665
        60-89 Days                 712    $    64,403            673    $    61,334            542       $    53,999
     90 days or more               641    $    57,391            865    $    82,379            893       $    84,899
                                 -----    -----------          -----    -----------          -----       -----------
Total Delinquent Loans           3,534    $   322,407          3,753    $   352,050          3,770       $   373,774

                                 =====    ===========          =====    ===========          =====       ===========

  Percent of Total Loans         13.44%         12.36%         12.53%         11.13%         10.02%             8.81%
     Foreclosures (2)              635    $    58,220          1,287    $   116,943          1,128       $   104,499
  Foreclosure Ratio (3)                          2.23%                         3.70%                            2.46%
           REO                     207    $    16,363            527    $    46,881            791       $    67,683
                                                 0.63%                        1.48%                           1.60%


      (1) THE INDICATED PERIODS OF DELINQUENCY ARE BASED ON THE NUMBER OF DAYS PAST DUE, BASED ON A 30-DAY MONTH. NO MORTGAGE LOAN IS CONSIDERED DELINQUENT FOR THESE PURPOSES UNTIL ONE MONTH HAS PASSED SINCE ITS CONTRACTUAL DUE DATE. A MORTGAGE LOAN IS NO LONGER CONSIDERED DELINQUENT ONCE FORECLOSURE PROCEEDINGS HAVE COMMENCED.
      (2) INCLUDES LOANS IN THE APPLICABLE PORTFOLIO FOR WHICH FORECLOSURE PROCEEDINGS HAD BEEN INSTITUTED OR WITH RESPECT TO WHICH THE RELATED PROPERTY HAD BEEN ACQUIRED AS OF THE DATES INDICATED.
      (3) FORECLOSURE AS A PERCENTAGE OF TOTAL LOANS IN THE APPLICABLE PORTFOLIO AT THE END OF EACH PERIOD.

COUNTRYWIDE HOME LOANS SERVICING LP

         Approximately 15.79% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be serviced by Countrywide Home Loans Servicing LP ("Countrywide Servicing"). The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner. Countrywide Servicing may perform any of its obligations through one or more Subservicers.

         Countrywide established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide. In January and February, 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide and securitized by CWABS, Inc., an affiliate of Countrywide. While Countrywide expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide. In addition to acquiring mortgage servicing rights from Countrywide, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Credit and/or Countrywide when required by the owner of the mortgage loans. As of June 30, 2002, Countrywide Servicing had a net worth of approximately $5.7 billion.

         Except as otherwise indicated, reference in the remainder of this prospectus supplement to "COUNTRYWIDE" should be read to include Countrywide and its consolidated subsidiaries, including Countrywide Servicing. Countrywide services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2002, Countrywide provided servicing for mortgage loans with an aggregate principal balance of approximately $373.63 billion, substantially all of which are being serviced for unaffiliated persons. As of June 30, 2002, Countrywide provided servicing for approximately $23.08 billion in B&C quality mortgage loans.

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated and serviced by Countrywide. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the related due date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on such Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

For purposes of the following table:

o the period of delinquency is based on the number of days payments are contractually past due;

o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding;

o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated; and

o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                          DELINQUENCY AND FORECLOSURE EXPERIENCE
                             -------------------------------------------------------------------------------------------------------

                                      AS OF DECEMBER 31, 1999                             AS OF DECEMBER 31, 2000
                             ------------------------------------------------   ----------------------------------------------------

                               PRINCIPAL BALANCE            PERCENTAGE             PRINCIPAL BALANCE            PERCENTAGE
                             -------------------------  ---------------------   -----------------------  ---------------------------

Total Portfolio                $   5,536,317,231.27           100.00%            $   7,867,335,642.62           100.00%
Delinquency Percentage
30-59 Days                           341,598,592.95             6.17%                  617,079,497.93             7.84%
60-89 Days                           106,503,734.27             1.92%                  209,082,975.61             2.66%
90+ Days                              48,628,549.50             0.88%                   87,295,342.66             1.11%
        Sub-Total              $     496,730,876.72             8.97%            $     913,475,816.20            11.61%
Foreclosure Rate               $      90,023,803.50             1.63%            $     231,465,019.95             2.94%
Bankruptcy Rate                $      47,660,244.96             0.86%            $     109,183,964.35             1.39%



                                                          DELINQUENCY AND FORECLOSURE EXPERIENCE
                             -------------------------------------------------------------------------------------------------------

                                      AS OF DECEMBER 31, 2001                                  AS OF JUNE 30, 2002
                             ------------------------------------------------   ----------------------------------------------------

                               PRINCIPAL BALANCE            PERCENTAGE             PRINCIPAL BALANCE            PERCENTAGE
                             -------------------------  ---------------------   -----------------------  ---------------------------


Total Portfolio                $   9,081,242.92               100.00%2           $  9,835,656,685.00            100.00%
Delinquency Percentage
30-59 Days                           806,843.59                 8.88%                 787,263,788.55              8.00%
60-89 Days                           255,443.51                 2.81%                 247,721,864.18              2.52%
90+ Days                             103,605.79                 1.14%                  86,723,943.20              0.88%
        Sub-Total              $   1,165,892.90                12.84%            $  1,121,709,565.93             11.40%
Foreclosure Rate               $     356,652.09                 3.93%            $    266,317,728.31              2.71%
Bankruptcy Rate                $     232,679.88                 2.56%            $    278,546,407.80              2.83%

         Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond the control of Countrywide, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Each servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such Servicer. Among other things, the Servicers are obligated under some circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay month end interest with respect to Mortgage Loans serviced by it. The Servicers must obtain approval of the Master Servicer with respect to some of their servicing activities. In managing the liquidation of defaulted mortgage loans, the Servicers will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted mortgage loans and REO properties as described in the related Servicing Agreement.

         The principal compensation to be paid to each Servicer in respect of the servicing activities performed by each such Servicer will be equal to a rate set forth in the related Servicing Agreement with respect to each Mortgage Loan serviced by it pursuant to such Servicing Agreement on the Scheduled Principal Balance of each such Mortgage Loan (the "Servicing Fee Rate"). As additional servicing compensation, the applicable Servicer is entitled to retain all assumption fees, late payment charges, and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by it (with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any escrow accounts. In addition, Countrywide Servicing is entitled to retain as additional servicing compensation any interest collected on prepayments received on Mortgage Loans serviced by Countrywide Servicing during the period beginning on the second calendar day and ending on the fifteenth calendar day of each month commencing in November 2002.

         In general, each Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date, with Compensating Interest to the extent of the fee payable to the applicable Servicer on such Distribution Date; provided that Countrywide Servicing is required to pay Compensating Interest up to an amount equal to 50% of its servicing fee. The Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement for these expenses as provided in the related Servicing Agreement. See "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Retained Interest, Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the applicable Servicer and "Federal Income Tax Consequences" in this prospectus supplement regarding taxes payable by the applicable Servicer.


                                  THE CUSTODIAN

         The mortgage loan files with respect to the Mortgage Loans, will be held by Wells Fargo Bank Minnesota, National Association, a national banking association, pursuant to a custodial agreement to be entered into among Bank One, National Association, as Trustee, Wells Fargo Bank Minnesota, National Association, in its capacity as custodian, and the Servicers. For additional information about Wells Fargo Bank Minnesota, National Association see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2002 among the Depositor, the Master Servicer, the Securities Administrator and the Trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission ("SEC") within fifteen days of the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and

Servicing Agreement; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreements and the Assignment, Assumption and Recognition Agreements;
(vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof and (vii) the Class A-2B Policy. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

         The Pooling and Servicing Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a Custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.

         On or prior to the Closing Date, the Trustee or a Custodian on its behalf will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Mortgage Loan Seller by the Trustee or the Master Servicer, such party will be obligated to either (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed P&I Advances and servicing advances made by the applicable Servicer. The Purchase Price will be required to be remitted to the Master Servicer for deposit in the Collection Account (as defined herein) on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Mortgage Loan Seller to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

         In connection with the substitution of a Qualified Substitute Mortgage Loan, the Mortgage Loan Seller will be required to remit to the Master Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Shortfall Amount") equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

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         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan;
(ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The Mortgage Loan Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Mortgage Loan Seller will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Mortgage Loan Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994;
(iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan; (v) no Mortgage Loan has a Prepayment Charge longer than five years after its date of origination; and (vi) with respect to each Group I Mortgage Loan, to the best of the Mortgage Loan Seller's knowledge, the related servicer has accurately and fully reported its borrower credit files to each of the credit repositories in a timely manner. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents (determined without regard to the Class A-2B Policy), the Mortgage Loan Seller will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii),
(iii), (iv), (v) and (vi) above with respect to any Group I Mortgage Loan shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group I Mortgage Loan. If the breach cannot be cured within the 90-day period, the Mortgage Loan Seller will be obligated to
(i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificate holders.

         Mortgage Loans required to be transferred to the Mortgage Loan Seller as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CUSTODIAL ACCOUNTS, COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         Each Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Custodial Account") for the benefit of the certificateholders and MBIA. Each Custodial Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Upon receipt by the applicable Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the applicable Servicing Fee or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the applicable Servicer will deposit such amounts in the Custodial Account. Amounts so deposited may be invested in Permitted Investments (as defined in the Pooling and Servicing Agreement) maturing

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no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Master Servicer. All investment income on funds in the related Custodial Account shall be for the benefit of the applicable Servicer.

         The Master Servicer will establish and maintain, pursuant to the Pooling and Servicing Agreement, a separate account (the "Collection Account") for the benefit of the certificateholders and MBIA, which at all times will be an Eligible Account. Amounts deposited in the Collection Account may be invested by the Master Servicer in Permitted Investments maturing no later than the date on which such funds are required to be remitted by the Master Servicer to the Trustee for deposit in the Distribution Account. All investment income on funds in the Collection Account shall be for the benefit of the Master Servicer.

         The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to certificateholders on a Distribution Date payment of certain fees and expenses of the trust and payment of amounts due to MBIA for providing the Class A-2B Policy. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Permitted Investments maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

THE MASTER SERVICER

         The information set forth in the following paragraphs has been provided by the Master Servicer. None of the Depositor, the Originators, the Mortgage Loan Seller, the Servicers, the Trustee, MBIA, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

         Wells Fargo Bank Minnesota, National Association, is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045 Attention: ACE 2002-HE2. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

         Primary servicing of the Mortgage Loans will be provided for in accordance with certain servicing agreements between the applicable Servicer and the Mortgage Loan Seller (collectively, the "Servicing Agreements"), each of which will be assigned to the trust on the Closing Date. The Servicers will be responsible for the servicing of the Mortgage Loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance under the Servicing Agreements. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will appoint a successor servicer in accordance with the terms of such Servicing Agreement or assume primary servicing obligations for the related Mortgage Loans itself.

THE TRUSTEE

         Bank One, National Association will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee's corporate trust office is located at 1 Bank One Plaza, Mail Suite IL1- 0126, Chicago, Illinois 60670, Attention: ACE Securities Corp., Home Equity Loan Trust, Series 2002-HE2 or at such other address as the trustee may designate from time to time.

         The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to all amounts earned on funds on deposit in the Distribution Account. The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) as set forth in the Pooling and Servicing Agreement.

THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank Minnesota, National Association, as the securities administrator under the Pooling and Servicing Agreement, will perform certain securities and tax administration services for the Trust. The securities administrator's corporate trust office is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: ACE Securities Corp., Home Equity Loan Trust, Series 2002-HE2 or at such other address as the securities administrator may designate from time to time.

         The securities administrator may resign at any time, in which event the trustee will be obligated to appoint a successor securities administrator. The trustee may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property, or if the Master Servicer is terminated or removed. Upon such resignation or removal of the securities administrator, the trustee will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

MASTER SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be a master servicing fee equal to the rate set forth in the Pooling and Servicing Agreement on the Scheduled Principal Balance of each such Mortgage Loan (the "Master Servicing Fee Rate"), together with any interest or other income earned on funds held in the collection account.

         In the event that the applicable Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amounts up to the fee payable to the Master Servicer on such Distribution Date.

CREDIT RISK MANAGER

         The Murrayhill Company, as credit risk manager for the trust (the "Credit Risk Manager") will monitor the performance of, and make recommendations to the applicable Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Trustee on the performance of such Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and the applicable Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the applicable Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive an "Credit Risk Manager's Fee" until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to a per annum percentage of the principal balance of the Mortgage Loans.

EVENTS OF DEFAULT

         Upon the occurrence of events of default described under "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement" and "-Rights Upon Events of Default under the Agreements" in the prospectus, the Master Servicer may be removed as Master Servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

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         Any successor to the Master Servicer appointed under the Pooling and
Servicing Agreement must be a housing loan servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $15,000,000. See "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement" and "-Rights Upon Events of Default under the Agreements" in the prospectus.

VOTING RIGHTS

         At all times, 97% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates, and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class A-IO Certificates in proportion to the then outstanding Notional Amount of their certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1/3 of 1% of all voting rights will be allocated among the holders of each class of the Residual Certificates in proportion to the percentage interests in those classes evidenced by their respective certificates.

         MBIA shall be subrogated to the rights of each holder of a Class A-2B Certificate to receive distributions on the Class A-2B Certificates to the extent of any payment by MBIA under the Class A-2B Policy.

         Pursuant to the terms of the pooling and servicing agreement, each Class A-2B certificateholder agrees that MBIA shall be treated by the depositor, the master servicer, the trustee, the securities administrator and the mortgage loan seller as if MBIA were the holder of all Class A-2B Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class A-2B certificateholders thereunder without any further consent of the holders of the Class A-2B Certificates and the holders of the Class A-2B Certificates will not exercise any of such rights without the prior written consent of MBIA.

TERMINATION

         The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in "Description of the Securities-Termination" in the prospectus. The Class CE Certificateholder will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Class CE Certificateholder exercises the option, the purchase price payable in connection with the option will be equal to the greater of par or the fair market value of the Mortgage Loans and such properties, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with any amounts due to the applicable Servicer and the Master Servicer for unpaid servicing fees and master servicing fees and any unreimbursed advances and all Reimbursement Amounts due to MBIA. In the event the Class CE Certificateholder exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus (ii) one month's interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for the class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement See "Description of the Securities-Termination" in the prospectus.

         Notwithstanding the above, if the Class CE Certificateholder is the Mortgage Loan Seller or Deutsche Bank Securities Inc. or any affiliate of the Mortgage Loan Seller or Deutsche Bank Securities Inc., then the above option shall not be exercisable by the Class CE Certificateholder or any other person.

                     THE FINANCIAL GUARANTY INSURANCE POLICY

         The following information has been supplied by MBIA Insurance Corporation, the insurer, for inclusion in this prospectus supplement. The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Class A-2B Policy and the insurer set forth under the heading "The Financial Guaranty Insurance Policy" herein. Additionally, the insurer makes no representation regarding the Class A-2B Certificates or the advisability of investing in the Class A-2B Certificates.

         The insurer, in consideration of the payment of a premium and subject to the terms of the financial guaranty insurance policy (the "Class A-2B Policy"), thereby unconditionally and irrevocably guarantees to any Class A-2B certificateholder that an amount equal to each full and complete Insured Payment will be received from the insurer by the trustee or its successors, as trustee for the Class A-2B certificateholders, on behalf of the Class A-2B certificateholders, for distribution by the trustee to each Class A-2B certificateholder of that certificateholder's proportionate share of the Insured Payment.

         The insurer's obligations under the Class A-2B Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the trustee, whether or not those funds are properly applied by the trustee. Insured Payments will be made only at the time set forth in the Class A-2B Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class A-2B Certificates, unless the acceleration is at the sole option of the insurer.

         Notwithstanding the foregoing paragraph, the Class A-2B Policy does not cover shortfalls, if any, attributable to the liability of the trust, any REMIC or the trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The Class A-2B Policy will not provide credit enhancement for any class of certificates other than the Class A-2B Certificates.

         The insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the insurer's fiscal agent of the following:

                  (1) a certified copy of the order requiring the return of a preference payment;

                  (2) an opinion of counsel satisfactory to the insurer that the order is final and not subject to appeal;

                  (3) an assignment in a form that is reasonably required by the insurer, irrevocably assigning to the insurer all rights and claims of the Class A-2B certificateholders relating to or arising under the Class A-2B Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

                  (4) appropriate instruments to effect the appointment of the insurer as agent for the Class A-2B certificateholders in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A-2B certificateholders and not to any Class A-2B certificateholder directly unless the

Class A-2B certificateholder has returned principal or interest paid on the Class A-2B Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Class A-2B certificateholder.

         The insurer will pay any other amount payable under the Class A-2B Policy no later than 12:00 p.m., New York time, on the later of the distribution date on which the related Deficiency Amount is due or the second business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the insurer or any successor fiscal agent appointed by the insurer of a notice from the trustee specifying the Insured Payment which is due and owing on the applicable distribution date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class A-2B Policy, it will be deemed not to have been received by the insurer's fiscal agent for the purposes of this paragraph, and the insurer or the fiscal agent, as the case may be, will promptly so advise the trustee and the trustee may submit an amended notice.

         Insured Payments due under the Class A-2B Policy, unless otherwise stated therein, will be disbursed by the insurer's fiscal agent to the Trustee, on behalf of the Class A-2B certificateholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the trustee for the payment of the Insured Payment and legally available therefor.

         The fiscal agent is the agent of the insurer only and the fiscal agent will in no event be liable to Class A-2B certificateholders for any acts of the fiscal agent or any failure of the insurer to deposit or cause to be deposited sufficient funds to make payments due under the Class A-2B Policy.

         Subject to the terms of the pooling and servicing agreement, the insurer will be subrogated to the rights of each Class A-2B certificateholder to receive payments under the Class A-2B Certificates to the extent of any payment by the insurer under the Class A-2B Policy.

         As used in the Class A-2B Policy, the following terms shall have the following meanings:

         "Deficiency Amount" means, (a) for any distribution date, the sum of
(i) any shortfall in the sum of the Group II Interest Remittance Amount plus the amount of the Group I Interest Remittance Amount available therefor, to pay the Senior Interest Distribution Amount (without regard to clause (ii) of the definition of "Interest Distribution Amount") due on the Class A-2B Certificates, except for (y) any portion thereof payable under the Class A-2B Policy as a Preference Amount and (z) any portion thereof relating to the step-up of the Pass-Through Rate of the Class A-2B Certificates due to the failure of the exercise of the optional termination right pursuant to the pooling and servicing agreement and (ii) if the insurer so elects, in its sole discretion, the amount by which the Certificate Principal Balance of the Class A-2B Certificates (after taking into account all distributions to be made on such distribution date) exceeds the aggregate Stated Principal Balance of the Group II Mortgage Loans and (b) for the last scheduled distribution date, the Certificate Principal Balance of the Class A-2B Certificates to the extent unpaid on such date (after taking into account all distributions to be made on such date).

         "Insured Payment" means (a) as of any distribution date, any Deficiency Amount and (b) any Preference Amount.

         "Preference Amount" means any amount previously distributed to a Class A-2B certificateholder on the Class A-2B Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Class A-2B Policy and not otherwise defined in the Class A-2B Policy shall have the meanings set forth in the pooling and servicing agreement as of the date of execution of

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the Class A-2B Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the insurer.

         The Class A-2B Policy is not cancelable for any reason. The premium on the Class A-2B Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A-2B Certificates.

         The Class A-2B Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE CLASS A-2B POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

THE INSURER

         MBIA Insurance Corporation, the insurer, is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the insurer. The insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The insurer has three branches, one in the Republic of France, one in the Republic of Singapore and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the insurer, changes in control and transactions among affiliates. Additionally, the insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

FINANCIAL INFORMATION ABOUT THE INSURER

         The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

                  o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001; and

                  o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002.

         Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this prospectus supplement, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         The consolidated financial statements of the insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the three years in the period ended December 31, 2001, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2001, and the consolidated financial statements of the insurer and its subsidiaries as of June 30, 2002 and for the six month period ended June 30, 2002 and June 30, 2001 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended June 30, 2002, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof.

         All financial statements of the insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing those documents.

         MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including

         o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001,

         o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002,

are available

         o over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov;

         o at the Securities and Exchange Commission's public reference room in Washington, D.C.;

         o over the Internet at MBIA Inc.'s website at http://www.mbia.com; and

         o at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

         The tables below present selected financial information of the insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:


                                                                           STATUTORY ACCOUNTING PRACTICES
                                                             ----------------------------------------------------------
                                                                    DECEMBER 31,                    JUNE 30, 2002
                                                                        2001
                                                             ---------------------------      -------------------------
                                                                      (AUDITED)                      (UNAUDITED)
                                                                                    (IN MILLIONS)
ADMITTED ASSETS.............................................           $8,545                           $8,690
LIABILITIES.................................................            5,688                            5,742
CAPITAL AND SURPLUS.........................................            2,857                            2,948



                                                                            GENERALLY ACCEPTED ACCOUNTING
                                                                                     PRINCIPLES
                                                             -----------------------------------------------------------
                                                                    DECEMBER 31,                    JUNE 30, 2002
                                                                        2001
                                                             ---------------------------      --------------------------
                                                                      (AUDITED)                      (UNAUDITED)
                                                                                    (IN MILLIONS)
ASSETS......................................................          $9,460                           $9,731
LIABILITIES.................................................           4,234                            4,187
SHAREHOLDER'S EQUITY........................................           5,226                            5,544

FINANCIAL STRENGTH RATINGS OF THE INSURER

         Moody's rates the financial strength of the insurer "Aaa."

         S&P rates the financial strength of the insurer "AAA."

         Fitch rates the financial strength of the insurer "AAA."

         Each rating of the insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class A-2B Certificates, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A-2B Certificates. The insurer does not guaranty the market price of the Class A-2B certificates nor does it guaranty that the ratings on the Class A-2B Certificates will not be revised or withdrawn.


                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Thacher Proffitt & Wood, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

         For federal income tax purposes (i) the Residual Certificates will represent the sole classes of "residual interests" in each REMIC elected by the trust and (ii) the Offered Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls and the rights of the holders of the Class A Certificates to receive payments from the Excess Net WAC Rate Reserve Fund in respect of Excess Group Net WAC Pass-Through Rate Amount), the Class P Certificates and the Class CE Certificates will represent the "regular interests" of, and will be treated as debt instruments of, a REMIC. See "Material Federal Income Tax Considerations-REMICs" in the prospectus.

         For federal income tax purposes, the Class A-IO Certificates will and the other Offered Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 28% of CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consideration-General" and "-REMICs-Taxation of Owners of Regular Securities" in the prospectus.

         The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

         The Internal Revenue Service (the "IRS") has issued original issue discount regulations (the "OID Regulations") under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class A Certificates and the Mezzanine Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

         If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

         Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations- REMICs--Taxation of Owners of Regular Securities" in the Prospectus.

         Each holder of a Class A Certificate is deemed to own an undivided beneficial ownership interest in a REMIC, the right of the holders of the Class A Certificates to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls and the right to receive payments from the Excess Net WAC Rate Reserve Fund in respect of Excess Group Net WAC Pass-Through Rate Amount. The Class A Certificates will also represent the obligation to make payments in respect of the Excess Pool Net WAC Pass-Through Rate Amount to the Excess Net WAC Rate Reserve Fund as required by the Pooling and Servicing Agreement, which shall not be an interest in any REMIC but a contractual obligation of the holders of the Class A Certificates. Each holder of a Class A-IO Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest. Each holder of a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls. Neither the Reserve Fund nor the Excess Net WAC Rate Reserve Fund is an asset of any REMIC.

         The treatment of amounts received by a holder of Class A or Mezzanine Certificate under that certificateholder's right to receive a Basis Risk Shortfall or, with respect to holders of a Class A Certificate, the right to receive the Excess Net WAC Pass-Through Amount, will depend on the portion, if any, of the certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Class A Certificate must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC, its undivided interest in the right to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls and its undivided interest in the right to receive payments from the Excess Net WAC Rate Reserve Fund in respect of the Excess Group Net WAC Pass-Through Amount in accordance with the relative, fair market values of each property right. Each holder of a Mezzanine Certificate must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC and its undivided interest in the right to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls in accordance with the relative, fair market values of each property right. The Trustee intends to treat payments made to the holders of the Class A Certificates and the Mezzanine Certificates with respect to a Basis Risk Shortfall or the Excess Group Net WAC Pass-Through Rate Amount, as applicable, as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the Trustee intends to treat the right to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls and the right to receive payments from the Excess Net WAC Rate Reserve Fund in respect of Excess Group Net WAC Pass-Through Rate Amounts as having a DE MINIMIS value. However, this assignment of value is not binding on the IRS and the IRS could argue that a greater value should have been allocated to the right to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls and the right to receive payments from the Excess Net WAC Rate Reserve Fund in respect of Excess Group Net WAC Pass-Through Rate Amounts. If an argument of this kind were to be sustained, the Class A Certificates and the Mezzanine Certificates could be viewed as having been issued with original issue discount. Under the REMIC Regulations, the Trustee is required to account for the REMIC Regular Interest, the right to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls and the right to receive payments from the Excess Net WAC Rate Reserve Fund in respect of Excess Group Net WAC Pass-Through Rate Amounts as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Offered Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, these regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under these regulations with respect to the Offered Certificates. Ownership of the right to Basis Risk Shortfalls or the right to Excess Group Net WAC Pass-Through Rate Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to Basis Risk Shortfalls and the right to Excess Group Net WAC Pass-Through Rate Amounts under the regulations relating to notional principal contracts if this right is treated as a "notional principal contract."

         In the event that a certificateholder's right to receive Basis Risk Shortfalls or Excess Group Net WAC Pass-Through Rate Amounts is characterized as a "Notional Principal Contract," upon the sale of a Class A or Mezzanine Certificate the amount of the sale allocated to the selling certificateholder's right to receive payments from the Reserve Fund in respect of the Basis Risk Shortfalls or the right to receive payments from the Excess Net WAC Rate Reserve Fund in respect of Excess Group Net WAC Pass-Through Rate Amounts would be considered a "termination payment" under the regulations relating to Notional Principal Contracts allocable to the related certificate. A certificateholder will have gain or loss from a termination of the right to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls or the right to receive payments from the Excess Net WAC Reserve Fund in respect of Excess Group Net WAC Pass-Through Rate Amounts, if applicable, equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls or the right to receive payments from the Excess Net WAC Rate Reserve Fund in respect of Excess Group Net WAC Pass-Through Rate Amounts.

         Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls or the right to receive payments from the Excess Net WAC Rate Reserve Fund in respect of Excess Group Net WAC Pass-Through Rate Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         This paragraph applies to the Class A Certificates and the Mezzanine Certificates exclusive of any rights in the Reserve Fund or the Excess Net WAC Rate Reserve Fund. The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein.

However, as mentioned above, no portion of a Class A or Mezzanine Certificateholder's basis or income allocable to a Basis Risk Arrangement will qualify for such treatment. As a result, those Certificates are not suitable investments for inclusion in another REMIC. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Considerations--REMICs--Characterization of Investments in REMIC Securities" in the prospectus.

         The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Class A Certificate or a Mezzanine Certificate will be required to allocate a portion of the purchase price paid for such certificates to the right to receive payments from the Reserve Fund in respect of Basis Risk Shortfalls or, with respect to a holder of a Class A Certificate, the right to receive payments from the Excess Net WAC Rate Reserve Fund in respect of Excess Group Net WAC Rate Pass-Through Amounts. The value of the right to receive any Basis Risk Shortfall is a question of fact which could be subject to differing interpretations. Because Basis Risk Shortfalls are treated as a separate right of the Class A Certificates and Mezzanine Certificates not payable by the REMIC, this right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the reserve fund will not be qualifying real estate income for real estate investment trusts.

         For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Considerations--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the amended and restated underwriting agreement, dated as of July 8, 2002 (the "Underwriting Agreement"), among the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 100% of the aggregate initial Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates and, with respect to the Class A-IO Certificates, accrued interest. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.


                                SECONDARY MARKET

         There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so.

There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under "Description of the Certificates-Reports to Certificateholders" which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.


                                 LEGAL OPINIONS

         Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.


                                     EXPERTS

         The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2001 and December 31, 2000 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                     RATINGS

         It is a condition to the issuance of the certificates that the Class A Certificates and the Class A-IO Certificates be rated "AAA" by Standard & Poors, a division of The McGraw-Hill Companies, Inc. ("S&P"), "AAA" by Fitch Ratings ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's"), that the Class M-1 Certificates be rated as least "AA" by S&P, "AA" by Fitch and "Aa2" by Moody's, that the Class M-2 Certificates be rated at least "A" by S&P, "A" by Fitch and "A2" by Moody's, that the Class M-3 Certificates be rated at least "BBB" by S&P, "BBB+" by Fitch and "Baa1" by Moody's and that the Class M-4 Certificates be rated at least "BBB-" by S&P, "BBB-" by Fitch and "Baa2" by Moody's. The ratings on the Class A-2B Certificates are without regard to the Class A-2B Policy.

         The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Class A Certificates and the Mezzanine Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.


                                LEGAL INVESTMENT

         The Class A Certificates, the Class A-IO Certificates and the Class M-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a rating agency, and, therefore, will be legal investments for those entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of entities to invest in "mortgage related securities" provided that the restrictive legislation was enacted prior to October 3, 1991. There are ten states that have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.


                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), or any insurance company, whether through its general or separate accounts, or any other person investing plan assets of a Plan, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with Plan assets of, a Plan may qualify for exemptive relief under the Underwriters' Exemption, as currently in effect and as described under "ERISA Considerations" in the prospectus. The Underwriters' Exemption relevant to the Offered Certificates was granted by the Department of Labor as Prohibited Transaction Exemption ("PTE") 94-84 and FAN 97-03E, as amended by PTE 97-34 at 62 F.R. 39021, PTE 2000-58 at 65 F.R. 67765 and PTE 2002-41 at 67 F.R. 54487.
The Underwriters' Exemption was amended by PTE 2002-41 to permit a trustee to be affiliated with an underwriter despite the restriction in PTE 2000-58 to the contrary. However, the Underwriters' Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the Offered Certificates be rated at least "BBB-" (or its equivalent) by Fitch Ratings ("Fitch"), Moody's or S&P at the time of the Plan's purchase and that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Underwriters' Exemption will be satisfied with respect to the those certificates.

         Each beneficial owner of a Mezzanine Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Mezzanine Certificates in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the Mezzanine Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or S&P, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Mezzanine Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Mezzanine Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicers, and the trust fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the Offered Certificates, the specific and general conditions and the other requirements in the Underwriters' Exemption would be satisfied and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the related underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular Plan.

                                     ANNEX I

          GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

      U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                              ACE SECURITIES CORP.,
                                    DEPOSITOR

THE TRUST FUNDS:

         Each trust fund will be established to hold assets transferred to it by ACE Securities Corp. The assets in each trust fund will generally consist of one or more of the following:

          o mortgage loans secured by one- to four-family residential properties;

          o    unsecured home improvement loans;

          o    manufactured housing installment sale contracts;

          o mortgage pass-through securities issued or guaranteed by Ginne Mae, Fannie Mae, or Freddie Mac; or

          o previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

         The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

         ACE Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is July 11, 2002.

                                TABLE OF CONTENTS


DESCRIPTION OF THE TRUST FUNDS................................................3
USE OF PROCEEDS..............................................................17
YIELD CONSIDERATIONS.........................................................17
THE DEPOSITOR................................................................23
DESCRIPTION OF THE SECURITIES................................................24
DESCRIPTION OF THE AGREEMENTS................................................39
DESCRIPTION OF CREDIT SUPPORT................................................62
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS......................................66
CERTAIN LEGAL ASPECTS OF THE CONTRACTS.......................................80
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS...................................84
STATE AND OTHER TAX CONSIDERATIONS..........................................126
ERISA CONSIDERATIONS........................................................126
LEGAL INVESTMENT............................................................134
METHODS OF DISTRIBUTION.....................................................135
ADDITIONAL INFORMATION......................................................137
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................137
LEGAL MATTERS...............................................................138
FINANCIAL INFORMATION.......................................................138
RATING   ...................................................................138
INDEX OF DEFINED TERMS......................................................139

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

          o mortgage loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

          o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

          o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

          o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

          o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

          o a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

         The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

          o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

          o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

          o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

          o    "Increasing Payment Assets," as described below;

          o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

          o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

          o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

          o "Step-up Rate Assets" which provide for interest rates that increase over time;

          o    "Balloon Payment Assets;"

          o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

          o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

         An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

         The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

         GENERAL

         Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property") or (2) a primarily residential property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space ("Multi Family Property" and together with Single Family Property, "Mortgaged Properties"). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

         The Mortgaged Properties may also include:

          o Apartment buildings owned by cooperative housing corporations ("Cooperatives"); and

          o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

         The principal balance of mortgage loans secured by Mortgaged Property consisting of Multi Family Property or apartment buildings owned by Cooperatives shall not exceed 5% of the principal balance of all mortgage loans conveyed to the trust fund.

         The mortgage loans may include:

          o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

          o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

          o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

         The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

         LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

         Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

          o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

          o    the type of property securing the mortgage loans;

          o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

          o    the range of maturity dates of the mortgage loans;

          o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

          o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o the state or states in which most of the Mortgaged Properties are located;

          o information regarding the prepayment provisions, if any, of the mortgage loans;

          o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

          o information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

          o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

          o    the material underwriting standards used for the mortgage loans.

         If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.

         The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lockout Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

         REVOLVING CREDIT LINE LOANS

         As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit

Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         UNSECURED HOME IMPROVEMENT LOANS

         The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

          o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

          o the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

          o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

          o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

          o the state or states in which most of the unsecured home improvement loans were originated.

          o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

          o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

          o information regarding the payment characteristics of the unsecured home improvement loans;

          o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

          o the material underwriting standards used for the unsecured home improvement loans.

         If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the unsecured home improvement loans included in a trust fund will not vary by more than five percent, by total principal balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

CONTRACTS

         GENERAL

         To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

         CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

          o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

          o whether the manufactured homes were new or used as of the origination of the related contracts;

          o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

          o    the range of maturity dates of the contracts;

          o the range of the Loan-to-Value Ratios at origination of the contracts;

          o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

          o the state or states in which most of the manufactured homes are located at origination;

          o information regarding the prepayment provisions, if any, of the contracts;

          o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

          o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

          o information regarding the payment characteristics of the contracts; and

          o    the material underwriting standards used for the contracts.

         If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

         The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

         PAYMENT PROVISIONS OF THE CONTRACTS

         All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

         The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

         GINNIE MAE

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES

         Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

         Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

         The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

         Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

         The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

         FANNIE MAE

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         FANNIE MAE CERTIFICATES

         Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

         Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

         The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

         The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

         FREDDIE MAC

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES

         Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

         Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

                  (1)      foreclosure sale;

                  (2)      payment of the claim by any mortgage insurer; and

                  (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

         STRIPPED AGENCY SECURITIES

         The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

         The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. The Mortgage Securities will have been

                  (1) issued by an entity other than the depositor or its affiliates;

                  (2) acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

                  (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

         The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans," unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

         FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

         Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

         VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

         To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price -- and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase -- additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations --Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

         Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

         Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

         Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Security will depend on the price paid by the securityholder, the interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

         Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

         If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

         In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

         When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

         The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

         The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

         The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         TYPE OF ASSET

         If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

         For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

         The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

         As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

         In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

         The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

         TERMINATION

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See "Description of the Securities --Termination."

         DEFAULTS

         The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         FORECLOSURES

         The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

         REFINANCING

         At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

         DUE-ON-SALE CLAUSES

         Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

         For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements" and "Underlying Servicing Agreements--Due-on-Sale Provisions."

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                                  THE DEPOSITOR

         ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

         All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Asset-backed certificates (the "Certificates") of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

          o provide for the accrual of interest on the series of Notes or Certificates, as applicable, based on fixed, variable or adjustable rates;

          o be senior ("Senior Notes" or "Senior Certificates," and collectively, "Senior Securities") or subordinate ("Subordinate Notes" or "Subordinate Certificates," and collectively, "Subordinate Securities") to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable;

          o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or
               (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

          o provide for distributions of accrued interest on the series of Notes or Certificates, as applicable, which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Notes or Certificates, as applicable, of that series (collectively, "Accrual Securities");

          o provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

          o provide for distributions based on a combination of two or more components of the Notes or Certificates, as applicable, with one or more of the characteristics described in this paragraph including a Strip Security component.

         If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

         Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the "Offered Notes" and the "Offered Certificates," respectively, and together, the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of

Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," and collectively, "Definitive Securities") or in book-entry form ("Book-Entry Notes" or "Book-Entry Certificates," and collectively, "Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book- Entry Registration and Definitive Securities." Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

                  (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                           (a) all scheduled payments of principal and interest
                  collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period" for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                           (b) all prepayments, together with related payments
                  of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

                           (c) all amounts in the Collection Account that are
                  due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

                           (d) all amounts received for a repurchase of an Asset
                  from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

                  (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

                  (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

                  (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

                  (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

         As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

         The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

         Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

         For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

          o to the extent of distributions of principal on that Security from time to time and

          o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

         The outstanding Security Balance of a Security:

          o may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

          o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

         If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

         If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

         The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

COMPONENTS

         To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

         If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

         If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

         If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the

Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

                  (1) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

                  (2) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

                  (3) the amount of that distribution allocable to Prepayment Premiums;

                  (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

                  (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

                  (6) the total principal balance of the Assets at the close of business on that Distribution Date;

                  (7) the number and total principal balance of mortgage loans in respect of which

                           (a) one scheduled payment is delinquent,

                           (b) two scheduled payments are delinquent,

                           (c) three or more scheduled payments are delinquent
                               and

                           (d) foreclosure proceedings have begun;

                  (8) for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

                  (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

                  (10) for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

                           (a)      the book value,

                           (b) the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

                           (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

                           (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

                  (11)     for any REO Property sold during the related Due
                          Period

                           (a)      the total amount of sale proceeds,

                           (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

                           (c) the amount of any loss to securityholders in respect of the related mortgage loan;

                  (12) the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

                  (13) the total amount of principal prepayments made during the related Due Period;

                  (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

                  (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

                  (16) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

                  (17) in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

                  (18) in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

                  (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

                  (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

                  (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

                  (22)     the total amount of payments by the borrowers of

                           (a)      default interest,

                           (b)      late charges and

                           (c) assumption and modification fees collected during the related Due Period.

         Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

         The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed

10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

         Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

         GENERAL

         If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear"). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

         No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "-Definitive Securities." Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

         Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         DTC

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

         CLEARSTREAM LUXEMBOURG

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Berse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

         On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

         Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         EUROCLEAR

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

         Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

         BENEFICIAL OWNERSHIP OF BOOK-ENTRY SECURITIES

         Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only "securityholder" of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

         The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see "Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

         Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, crossmarket transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

         Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--REMICs--Taxation of Certain Foreign Investors" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

        Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

         Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         DEFINITIVE SECURITIES

         Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

          (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

          (2) if the depositor, at its option, elects to end the book-entry system through DTC or

          (3) in accordance with any other provisions described in the prospectus supplement.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC SECURITIES, FASIT SECURITIES, GRANTOR TRUST SECURITIES

         Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities (as defined in this prospectus), or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

         SECURITIES THAT ARE PARTNERSHIP INTERESTS FOR TAX PURPOSES AND NOTES

         Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

         A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

         GENERAL

         The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE

Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Elizabeth S. Eldridge.

         The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

         ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

                  (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

                  (2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

                  (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

         For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

         The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

         This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

         For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

         While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

         REPRESENTATIONS AND WARRANTIES; REPURCHASES

         To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

          o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

          o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

          o    the authority of the Warranting Party to sell the Asset;

          o    the payment status of the Asset;

          o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

          o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

         Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

         Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

         Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

         Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

         A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

         COLLECTION ACCOUNT AND RELATED ACCOUNTS

         GENERAL. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

          o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

          o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

         Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

         DEPOSITS. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

                  (1) all payments on account of principal, including principal prepayments, on the Assets;

                  (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

                  (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

                  (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

                  (5) any advances made as described under "Description of the Securities-- Advances in Respect of Delinquencies;"

                  (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

                  (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities-- Termination;"

                  (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

                  (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;



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



                  (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

                  (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

                  (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

         WITHDRAWALS. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

                  (1) to make distributions to the securityholders on each Distribution Date;

                  (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

                  (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

                  (4) to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

                  (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

                  (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

                  (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

                  (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

                  (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                  (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

                  (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

                  (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;

                  (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

                  (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

                  (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

                  (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

                  (17) to make any other withdrawals permitted by the related Agreement; and

                  (18) to clear and terminate the Collection Account at the termination of the trust fund.

         OTHER COLLECTION ACCOUNTS. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "Deposits" above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

         The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

         COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

               (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

               (2)  applicable law and

               (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

         Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

         The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

         In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under


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



a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

         REALIZATION UPON DEFAULTED ASSETS

         Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

         Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

         If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

         If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three


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



years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

         If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

         As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

         If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection


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



Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

         HAZARD INSURANCE POLICIES

         MORTGAGE LOANS. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

         The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.



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



         Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

         Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

         CONTRACTS. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

         The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

         FHA INSURANCE AND VA GUARANTEES

         FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

         The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

         Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of


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



that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

         DUE-ON-SALE CLAUSES

         The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

               o adversely affect or jeopardize coverage under any applicable insurance policy or

               o materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

         Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

         The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

         RETAINED INTEREST, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

          The servicer's primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain


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all or a portion of assumption fees, modification fees, late payment charges or
Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

         The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

         If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

         EVIDENCE AS TO COMPLIANCE

         Each Agreement relating to Assets that include mortgage loans or contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer's certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE DEPOSITOR

         The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

          o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.



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



          o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

          o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

                    (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

                    (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

                    (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

                    (4) incurred in connection with any violation of any state or federal securities law; or

                    (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

          o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.



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



         SPECIAL SERVICERS

         If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

         EVENTS OF DEFAULT UNDER THE AGREEMENT

         Events of default under the related Agreement will generally include:

          o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

          o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

          o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

          o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

         Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

         RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

         So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation


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



arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

         The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause
(1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

         No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

         The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

         AMENDMENT

         In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

                  (1)      cure any ambiguity or mistake;

                  (2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

                  (3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

                  (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not


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



         cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

         In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

         THE TRUSTEE

         The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

         DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

         CERTAIN MATTERS REGARDING THE TRUSTEE

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

          (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

          (2) defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

          (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or


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



          (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

         RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

         Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

         GENERAL

         The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211,
Attention: Elizabeth S. Eldridge.

         EVENTS OF DEFAULT

         Events of default under the indenture for each series of Notes will generally include:

          o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

          o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

          o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

          o specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

          o any other event of default provided with respect to Notes of that series.

         If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

         If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

                  (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

                  (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

                  (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

         If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

         If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

         To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

         DISCHARGE OF INDENTURE

         The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

         With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series


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on the maturity date for those Notes and any installment of interest on those
Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

         THE INDENTURE TRUSTEE

         The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

         The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

          o the subordination of one or more classes of Notes or Certificates, as applicable;

          o    letters of credit;

          o    insurance policies;

          o    guarantees;

          o    the establishment of one or more reserve funds; or

          o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.



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         Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable, (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

         If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

          (a)  the nature and amount of coverage under that credit support,

          (b) any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

          (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

          (d)  the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

          (1)  a brief description of its principal business activities,

          (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

          (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

          (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

         One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.



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CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

         If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

         Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

LETTER OF CREDIT

         Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

         If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

         A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

         Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that


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will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

         Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

         Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

         If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.


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                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

         All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

         Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

         In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.



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         The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

         If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

         If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the


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alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

         Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

         In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for


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the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

         GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

         JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

         EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.

         In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these


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cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

         In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

         PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage,


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the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and specific governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

         RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.

         Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition. For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.


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         COOPERATIVE LOANS

         The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.



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JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

         Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

         Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition,


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and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

         If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

         A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs.


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Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens ("Superliens"). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

         Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of ... [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

         The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

         A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather,


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liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

         Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

         On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

         If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

         Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.



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DUE-ON-SALE CLAUSES

         The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gam-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

         Under some state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if those loans are paid before maturity. For Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed for many of the mortgage loans. The absence of a restraint on prepayment, particularly for fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of those loans.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

          o The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.



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          o    If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state's usury law would not apply to those mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative


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mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.



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                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

General

         As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

                  (a) the obligation of the borrower to repay the loan evidenced thereby, and

                  (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

         The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

Security Interests in the Manufactured Homes

         The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

         To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured


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home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

         The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for


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registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

         Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

         The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Soldiers' and Sailors' Civil Relief Act of 1940

         The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Act of 1940."



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Consumer Protection Laws

         The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

         In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.

         The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

         Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.



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                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following discussion represents the opinion of Stroock & Stroock & Lavan LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued. This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

         In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable. See "State and Other Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

         The following discussion addresses securities of five general types:

          o securities ("REMIC Securities") representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

          o securities ("FASIT Securities") representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a financial asset securitization investment trust ("FASIT") under Sections 860H through 860L (the "FASIT Provisions") of the Code;

          o securities ("Grantor Trust Securities") representing interests in a trust fund (a "Grantor Trust Fund") as to which no election will be made;

          o securities ("Partnership Certificates") representing equity interests in a trust fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes; and

          o securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund or a trust fund which is disregarded as a separate entity for federal income tax purposes.

         The prospectus supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all "regular interests" and "residual interests" in the REMIC or, if a FASIT election will be made for the related trust fund, will identify all "regular interests" and "ownership interests" in the FASIT. For purposes of this tax discussion,

          (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security,



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          (2)  references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and

          (3) to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts. Except to the extent specified in the prospectus supplement, no REMIC election will be made for Unsecured Home Improvement Loans.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the "OID Regulations"), in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the "REMIC Regulations"), and in part upon the FASIT Provisions. Although the FASIT Provisions of the Code became effective on September 1, 1997, the Treasury regulations issued with respect to those provisions are still in proposed form only. Accordingly, the discussion herein does not address the proposed FASIT regulations (which will be discussed in the related prospectus supplement if and to the extent they are relevant) and definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of FASIT Securities. In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes or Certificates, as applicable.

         TAXABLE MORTGAGE POOLS

         Corporate income tax can be imposed on the net income of some entities issuing non-REMIC and non-FASIT debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined in this prospectus) will be considered a Taxable Mortgage Pool if

          (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages,"

          (2) that entity is the borrower under debt obligations with two or more maturities, and

          (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The depositor generally will structure offerings of non-REMIC and non-FASIT Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

         CLASSIFICATION OF REMICS

         For each series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Stroock & Stroock & Lavan LLP, the related trust fund (or each applicable portion of the trust fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

         In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an


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asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities-Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code
Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

                  (1) in exchange for any qualified mortgage within a three-month period from the Startup Day; or

                  (2) in exchange for a "defective obligation" within a two-year period from the Startup Day.

         A "defective obligation" includes:

                  (1) a mortgage in default or as to which default is reasonably foreseeable;

                  (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

                  (3) a mortgage that was fraudulently procured by the borrower; and

                  (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required


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reserve maintained by the REMIC Pool to provide for payments of expenses of the
REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

         In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

          o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

          o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

         An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Stroock & Stroock & Lavan LLP, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.


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         CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES

         The REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

         If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of those assets constituting "loans ... secured by an interest in real property which is ... residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). No opinion is expressed as to the treatment of those Buydown Funds because the law is unclear as to whether the Buydown Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

         The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES

         For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, Stroock & Stroock & Lavan LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701 (a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.


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         TAXATION OF OWNERS OF REGULAR SECURITIES

(1)      General

         Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC's assets. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

         Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations. See "--Variable Rate Regular Securities" below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "--Variable Rate Regular Securities" below for discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)      Original Issue Discount

         Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the "OID Regulations" and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders


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should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

         Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

         The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

         Under a DE MINIMIS rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated


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redemption price at maturity of the Regular Security. The Conference Committee
Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report DE MINIMIS original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all DE MINIMIS original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

         A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

          (1)  the sum of:

                  (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

                  (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

          (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

          (1)  the yield to maturity of the Regular Security at the issue date;
               and

          (2)  the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed


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the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

(3)      Acquisition Premium

         A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4)      Variable Rate Regular Securities

         Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1), and (3) the interest compounds or is payable at least annually at current values of

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security's term. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest' within the meaning of the OID Regulations. The OID


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Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

         The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate). Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate. However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

(5)      Market Discount

         A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.



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         As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

         Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that DE MINIMIS market discount would be reported in a manner similar to DE MINIMIS original issue discount. See "--Original Issue Discount" above.

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)      Amortizable Premium

         A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)      Election to Treat All Interest Under the Constant Yield Method

         A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the


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instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

(8)      Treatment of Losses

         Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

         To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

         Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.


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Special loss rules may be applicable to banks and thrift institutions. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)      Sale or Exchange of Regular Securities

         If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

         Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). That gain will be treated as ordinary income

                  (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

                  (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

                  (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the "110% yield rule").

         In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

         TAXATION OF OWNERS OF RESIDUAL SECURITIES

(1)      Taxation of REMIC Income

         Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual


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Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

                  (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

                  (2) all bad loans will be deductible as business bad debts;
         and

                  (3) the limitation on the deductibility of interest and expenses related to tax- exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

         The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

         Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.



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         A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

                  (1) it may not be offset by current or net operating loss deductions;

                  (2) it will be considered unrelated business taxable income to tax-exempt entities; and

                  (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)      Basis and Losses

         The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

         A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its Residual Security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero). If a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

         A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

         Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual


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Security" below regarding possible treatment of a loss upon termination of the
REMIC Pool as a capital loss.

(3)      Treatment of Certain Items of REMIC Income and Expense

         Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

         ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Owners of Regular Securities Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the DE MINIMIS rule described therein, and "--Amortizable Premium."

         MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

         PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)      Limitations on Offset or Exemption of REMIC Income

         A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term


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applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

         The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry-forwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

         Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

         The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be "significant," then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

(5)      Tax-Related Restrictions on Transfer of Residual Securities

         DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the


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transferor does not have actual knowledge that the affidavit is false. Under the
REMIC Regulations, an affidavit will be sufficient if the transferee furnishes
(A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

         "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder's taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

         "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

         If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

         The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party


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within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

         NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

         The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

         The asset test is satisfied if

          1. at the time of the transfer of the Residual Security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

          2. the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an "Eligible Corporation"), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and



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          3.   the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further, requirement (2) will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

         FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

(6)      Sale or Exchange of a Residual Security

         Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange.

         Further, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses", if a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC. If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.



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         Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

         Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)      Mark to Market Regulations

         Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

         TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

(1)      Prohibited Transactions

         Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

                  (1) the disposition of a qualified mortgages other than for

                           (a) substitution for a defective (including a
                  defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

                           (b) foreclosure, default, or imminent default of a qualified mortgage;

                           (c)      bankruptcy or insolvency of the REMIC Pool;
                  or

                           (d)      a qualified (complete) liquidation;

                  (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

                  (3)      the receipt of compensation for services; or

                  (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.



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         Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)      Contributions to the REMIC Pool After the Startup Day

         In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

          (1)  during the three months following the Startup Day,

          (2)  made to a qualified reserve fund by a Residual Holder,

          (3)  in the nature of a guarantee,

          (4)  made to facilitate a qualified liquidation or clean-up call, and

          (5)  as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)      Net Income from Foreclosure Property

         The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)      Liquidation of the REMIC Pool

         If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.



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(5)      Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)      Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.



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         TAXATION OF CERTAIN FOREIGN INVESTORS

(1)      Regular Securities

         Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the NonU.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881 (c) (3) (C) and (3) that Non-U. S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person. Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

         If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

(2)      Residual Securities

         The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities. Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.


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(3)      Backup Withholding

         Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status. Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

FASITS

         CLASSIFICATION OF FASITS

         For each series of FASIT Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Stroock & Stroock & Lavan LLP, the related trust fund (or each applicable portion of the trust fund) will qualify as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT regular securities (the "FASIT Regular Securities") and the ownership interest security (the "FASIT Ownership Security") will constitute the "regular interests" and the "ownership interest," respectively, if

                  (1)      a FASIT election is in effect;

                  (2)      tests concerning

                           (a)      the composition of the FASIT's assets and

                           (b) the nature of the securityholders' interests in the FASIT are met on a continuing basis; and

                  (3) the trust fund is not a regulated investment company as defined in Section 851(a) of the Code.

A segregated pool of assets may also qualify as a FASIT.

(1)      Asset Composition

         In order for the trust fund to be eligible for FASIT status, substantially all of the assets of the trust fund must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include:

                  (1) cash or cash equivalents;

                  (2) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in Section 860D of the Code (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate);

                  (3) foreclosure property;

                  (4) some hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests;



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                  (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments;

                  (6) FASIT regular interests; and

                  (7) REMIC regular interests.

         Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to that holder. A debt instrument is a permitted asset only if the instrument is indebtedness for federal income tax purposes, including regular interests in a REMIC or regular interests issued by another FASIT, and it bears (1) fixed interest or (2) variable interest of a type that relates to qualified variable rate debt (as defined in Treasury regulations prescribed under section 860G(a)(1)(B)). Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees against payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a debt instrument, provided the depositor had no knowledge or reason to know as of the date the debt instrument was acquired by the FASIT that a default had occurred or would occur.

(2)      Interests in a FASIT

         In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet specific requirements. All of the interests in a FASIT must belong to either of the following:

                  (1) one or more classes of regular interests or

                  (2) a single class of ownership interest that is held by an Eligible Corporation (as defined in this prospectus).

         FASIT regular interests generally will be treated as debt for federal income tax purposes. FASIT ownership interests generally will not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each Series of Notes or Certificates, as applicable, will indicate which securities of the Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

         A FASIT interest generally qualifies as a regular interest if:

                  (1) it is designated as a regular interest;

                  (2) it has a stated maturity no greater than thirty years;

                  (3) it entitles its holder to a specified principal amount;

                  (4) the issue price of the interest does not exceed 125% of its stated principal amount;

                  (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%; and

                  (6) if it pays interest, this interest is payable at either:



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                           (a) a fixed rate with respect to the principal amount
                  of the regular interest or

                           (b) a permissible variable rate with respect to the
                  principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests. See "REMICs--Taxation of Owners of Regular Securities--(1) General" for a discussion of permissible variable rates for REMIC regular interests.

         If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (3), (4), or (5) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (6), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a high-yield interest.

         See "--Taxation of Owners of FASIT Regular Securities," "--Taxation of Owners of High-Yield Interests" and "--Taxation of FASIT Ownership Securities" below.

(3)      Consequences of Disqualification

         If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that it's FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests in the FASIT for U.S. federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, final regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

         TAXATION OF OWNERS OF FASIT REGULAR SECURITIES

(1)      General

         Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from these Notes or Certificates, as applicable, under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on the security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment.

(2)      Original Issue Discount; Market Discount; Acquisition Premium

         FASIT Regular Securities issued with original issue discount or acquired with market discount or acquisition premium generally will treat interest and principal payments on these Notes or Certificates, as applicable, in the same manner described for REMIC Regular Securities. See
"--REMICs--Taxation of Owners of Regular Securities" above.



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(3)      Sale or Exchange

         If the FASIT Regular Securities are sold, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "--REMICs-- Taxation of Owners of Regular
Securities--Sale or Exchange of Regular Securities."

         TAXATION OF OWNERS OF HIGH-YIELD INTERESTS

(1)      General

         The treatment of high-yield interests is intended to ensure that the return on instruments issued by a FASIT yielding an equity-like return continues to have a corporate level tax. Highyield interests are subject to special rules regarding the eligibility of holders of this interest, and the ability of these holders to offset income derived from their FASIT Security with losses.

         High-yield interests may only be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory (together, "Eligible Holders").

          o An "Eligible Corporation" is a taxable domestic C corporation that does not qualify as a regulated investment company, a real estate investment trust, a REMIC, or a cooperative.

         If a securities dealer (other than an Eligible Corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to a person that is not an Eligible Holder will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

         In addition, the FASIT Provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Interest and that have an original yield to maturity that is both five percentage points above the applicable federal rate and more than the yield on the FASIT Regular Interest. The excise tax is limited to those arrangements that have a principal purpose of avoiding the ownership restriction relating to high-yield interests.

(2)      Treatment of Losses

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carry-forwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes.

         TAXATION OF FASIT OWNERSHIP SECURITY

(1)      General

         A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. The holder, however, does not take into account any item of income, gain or deduction allocable to a "prohibited transaction" as discussed below. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the


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amount of interest, original issue discount, market discount, and premium recognized with respect to each debt instrument held by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, a holder of a FASIT Ownership Security is subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of high-yield interest. See "--Taxation of Owners of High-Yield Interests" above.

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Security. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under Section 475 of the Code by the holder, then Section 475 of the Code will continue to apply to these securities, except that the amount realized under the mark-to-market rules cannot be less than the securities' value determined after applying special valuation rules contained in the FASIT Provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semi-annually.

(2)      Prohibited Transaction

         The holder of a FASIT Ownership Security is required to pay a penalty excise tax equal to 100 percent of net income derived from:

                  (1) an asset that is not a permitted asset;

                  (2) any disposition of an asset other than a permitted disposition (as described below);

                  (3) any income attributable to loans originated by the FASIT; and

                  (4) compensation for services (other than fees for a waiver, amendment, or consent with respect to permitted assets other than foreclosure property).

A permitted disposition is any disposition of any permitted asset:

                  (1) arising from complete liquidation of a class of regular interest;

                  (2) incident to the foreclosure, default (or imminent default) on the asset;

                  (3) incident to the bankruptcy or insolvency of the FASIT;

                  (4) necessary to avoid a default on any indebtedness of the a FASIT attributable to a default (or imminent default) on an asset of the FASIT;

                  (5) to facilitate a clean-up call; or

                  (6) to substitute a permitted debt instrument for another permitted debt instrument or in order to reduce over-collateralization by distributing a debt instrument contributed by the holder of the FASIT Ownership Security to such holder, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) arising from an increase in its market value after its acquisition by the FASIT.


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Notwithstanding this rule, the holder of an Ownership Security may currently deduct its losses incurred in prohibited transactions in computing its taxable income for the year of the loss. A Series of Notes or Certificates, as applicable, for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.

(3)      Backup Withholding, Reporting and Tax Administration

         Holders of FASIT Securities will be subject to backup withholding to the same extent as holders of REMIC Securities.

GRANTOR TRUST FUNDS

         CHARACTERIZATION. For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as "Grantor Trust Securityholders") will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund's assets as described below.

         TAXATION OF GRANTOR TRUST SECURITYHOLDERS. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund. Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund. Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund. Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

         The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing


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compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

         A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

         The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

         The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

         MARKET DISCOUNT. A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund's assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "REMICs--Taxation of Owners of Regular Securities--Market Discount" above. As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

         PREMIUM. To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "REMICs--Taxation of Owners of Regular Securities--Amortizable Premium" above.

         STATUS OF THE GRANTOR TRUST SECURITIES. Except for that portion of a trust fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

          o "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real


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               property securing the mortgage loans represented by that Grantor
               Trust Security is of the type described in that section of the Code.

          o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

         o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in the first two bullet points of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by the amount of the Buydown Mortgage Funds. Further, although it is not entirely clear, Grantor Trust Certificates that are Stripped Certificates (as described below under "Stripped Certificates") should be treated as qualifying under the Code provisions cited in the bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate. Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder's investment for federal income tax purposes.

         STRIPPED CERTIFICATES. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments. Generally, where a separation has occurred, under the stripped bond rules of
Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "REMICs Taxation of Owners of Regular Securities--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right. However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount DE MINIMIS rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets.

         Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

          o if any servicing compensation is deemed to exceed a reasonable amount;

          o if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

          o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund's assets; or


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          o    if certificates are issued which represent the right to
               interest-only payments or principal-only payments.

         The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount DE MINIMIS rules described above.

         SUBORDINATED CERTIFICATES. In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the "Grantor Trust Fund Stripped Bond"), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Grantor Trust Fund Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

         The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Grantor Trust Fund Stripped Bond will be treated as a "stripped bond" and the Grantor Trust Fund Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

         Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

         If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination


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of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

          o    received as distributions their full share of receipts;

          o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

          o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

          o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

          o    a loss would only be allowed to the Subordinate
               Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

          o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

        PREPAYMENTS. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason


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of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

         SALE OR EXCHANGE OF A GRANTOR TRUST SECURITY. Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner's adjusted basis in the Grantor Trust Security. The adjusted basis generally will equal the seller's cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund represented by a Grantor Trust Security are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

         Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller's interest in accrued market discount on Grantor Trust Fund assets not previously taken into income. See "--Market Discount," above. Further, Grantor Trust Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss.

         FOREIGN INVESTORS IN GRANTOR TRUST SECURITIES. A holder of a Grantor Trust Security who is not a "U.S. person" (as defined above at "REMICs--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person. Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

         Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at "REMICs--Taxation of Certain Foreign Investors--Regular Securities") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at


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regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

         BACKUP WITHHOLDING. Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a "backup" withholding tax of 31 % if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder's federal income tax.

PARTNERSHIP TRUST FUNDS AND DISREGARDED TRUST FUNDS

         CLASSIFICATION OF TRUST FUNDS

         For each series of Partnership Certificates or Debt Securities, Stroock & Stroock & Lavan LLP will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

         TAXATION OF DEBT SECURITYHOLDERS

         The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Stroock & Stroock & Lavan LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

         If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the trust fund. If so treated, the trust fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity. Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust fund were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of trust fund expenses, and income from the trust fund's assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners' method of tax accounting.

         Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular


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Security as ordinary income is inapplicable to Debt Securities. See "
REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

         Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute "Government securities" within the meaning of
Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute "qualified mortgages" with in the meaning of Section 860G(a)(3) of the Code for REMICs.

         TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

(1)      Treatment of the Trust Fund as a Partnership

         The Partnership Trust Fund will agree, and the related owners of Partnership Certificates ("Partnership Certificate Owners") will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership Certificates are denominated in U.S. dollars, none of the Partnership Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)      Partnership Taxation

         As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even


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if they have not received cash from the Partnership Trust Fund to pay the taxes.
The Partnership Trust Fund's income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

         The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents). The Agreement will provide, in general, that the Partnership Certificate Owners will be allocated taxable income of the Partnership Trust Fund for each month equal to the sum of:

          o the interest or other income that accrues on the Partnership Certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related Partnership Certificate Interest Rate for that month and interest on amounts previously due on the Partnership Certificates but not yet distributed;

          o any income of the Partnership Trust Fund attributable to discount on the related mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price;

          o any prepayment premium payable to the Partnership Certificate Owners for the applicable month; and

          o any other amounts of income payable to the Partnership Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Losses will generally be allocated in the manner in which they are borne.

         Based on the economic arrangement of the parties, the foregoing approach for allocating income of the Partnership Trust Fund should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Certificate Owners. Moreover, even under the foregoing method of allocation, Partnership Certificate Owners may be allocated income equal to the entire Partnership Certificate Interest Rate plus the other items described above, even though the Partnership Trust Fund might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Partnership Certificate Owners, but Partnership Certificate Owners may be purchasing Partnership Certificates at different times and at different prices, Partnership Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Partnership Trust Fund.

         Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two


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percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

         The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)      Discount and Premium

         The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be. See "REMICs--Taxation of Owners of Regular Securities--Acquisition Premium" and "--Market Discount" above. As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis. Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

         If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)      Section 708 Termination

         Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund. The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund. The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those


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requirements. Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)      Disposition of Partnership Certificates

         Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner's holding period exceeded one year. A Partnership Certificate Owner's tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner's share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund. A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

         If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)      Allocations Between Transferors and Transferees

         In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period. As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

         The use of a Due Period convention may not be permitted by existing Treasury regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners. The Partnership Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)      Section 731 Distributions

         In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds that Partnership Certificate Owner's adjusted basis, gain will be currently recognized. In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner's interest. Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.



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(8)      Section 754 Election

         In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had. The tax basis of the Partnership Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code. As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)      Administrative Matters

         The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner's allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1. The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

         Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

          o    the name, address and identification number of such person,

          o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

          o particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

         Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership


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items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Partnership Certificate Owner's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

         A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

(10)     Taxation of Certain Foreign Partnership Certificate Owners

         As used below, the term "Non-United States Owner" means a Partnership Certificate Owner that is not a U.S. Person, as defined under "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities-Foreign Investors," above.

         It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

         Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

         Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner's allocable share of interest from the Partnership Trust Fund constituted "portfolio interest" under the Code.

         The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.


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(11)     Backup Withholding

         Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax of 31 % if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner's federal income tax.

CONSEQUENCES FOR PARTICULAR INVESTORS

The federal tax discussions above may not be applicable depending on a securityholder's particular tax situation. The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, FASIT Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                       STATE AND OTHER TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus.

                              ERISA CONSIDERATIONS

GENERAL

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The depositor, underwriter, each master servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the


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



acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

         PLAN ASSETS

         In 29 C.R.F ss.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the Assets of the trust fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

         PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

         The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the trust fund, together with all funds inuring to its benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

         PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale,


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exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the trustee, the master servicer and the insurer. Before purchasing Certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

         UNDERWRITER EXEMPTION

         The DOL has granted to Deutsche Banc Alex. Brown Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (collectively, the "Exemption") which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and guaranteed government mortgage pool certificates and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

         GENERAL CONDITIONS OF EXEMPTION

         The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans."). Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency"). Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group" which consists of any (i) underwriter as defined in the Exemption, (ii) the depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any "interest rate swap" (as described below) held as an Asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the Certificates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor


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pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

         RECENT AMENDMENTS TO EXEMPTION

         PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of Certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of Certificates and the servicing, management and operation of the trust fund and its Assets on or after November 13, 2000 eligible for exemptive relief to a broader range of Certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordindated Certificates rated within the highest three generic rating categories backed by secured collateral. Such Certificates had to be issued by a trust fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of Assets such as interest-rate swaps.

         TYPES OF TRUST FUNDS

         The Amendment has expanded the types of permitted trust funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         DESIGNATED TRANSACTIONS

         In the case where the Certificates are backed by trust fund Assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the Certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The Assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such Designated Transactions are: (a) not subordinated to the rights and interests evidenced by Securities of the same trust fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or Assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.


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         INSURANCE COMPANY GENERAL ACCOUNTS

         In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

         PERMITTED ASSETS

         The Amendment permits an interest-rate swap to be an Asset of a trust fund which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund Asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust fund to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

         An "eligible Swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.


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         In "ratings dependent Swaps" (where the rating of a class of
Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Swap Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the trust fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

         PRE-FUNDING ACCOUNTS

         The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the trust fund. Fourth, solely as a result of the use of


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pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date. Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments"). Eighth, certain disclosure requirements must be met.

         REVOLVING POOL FEATURES

         The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by trust funds which feature revolving pools of Assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

         LIMITATIONS ON SCOPE OF THE EXEMPTION

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that: (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.



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ERISA CONSIDERATIONS RELATING TO NOTES

         Under the Plan Asset Regulations, the Assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

         The Amendment to the Exemption permits trust funds which are grantor trusts, ownertrusts, REMICs or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's Assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust fund. However, effective for the acquisition, holding or transfer of Notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "LIMITATIONS ON SCOPE OF THE EXEMPTION."

         In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.


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         Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401 (a) of the Code and exempt from taxation under Section 501 (a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

         The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

         Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140. Thrift institutions that are subject to the jurisdiction of the


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Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift
Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Notes or Offered Certificates, as applicable.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

         Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable,) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

         The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable,


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may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Banc Alex. Brown Inc. ("DBAB") acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBAB acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If DBAB acts as agent in the sale of Notes or Certificates, as applicable, DBAB will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that DBAB elects to purchase Notes or Certificates, as applicable, as principal, DBAB may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

         The depositor will indemnify DBAB and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBAB and any underwriters may be required to make in respect of these civil liabilities.

         In the ordinary course of business, DBAB and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. DBAB performs management services for the depositor.

         The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable. Securityholders should consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

         As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.



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                             ADDITIONAL INFORMATION

         The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

          o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

          o New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

         Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other


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subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Stroock & Stroock & Lavan LLP, Washington, D.C., and Sidley Austin Brown & Wood LLP, New York, NY.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                     RATING

         As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.



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                             INDEX OF DEFINED TERMS

1986 Act          ...........................................................89
1997 Act          ..........................................................117
1998 Policy Statement.......................................................135
Accrual Period    ...........................................................18
Accrual Securities...........................................................24
Accrued Security Interest....................................................27
Adjustable Rate Assets........................................................3
Agency Securities ............................................................3
Agreement         ...........................................................39
ARM Loans         ............................................................6
Asset Conservation Act.......................................................76
Asset Group       ...........................................................24
Asset Seller      ............................................................3
Available Distribution Amount................................................25
Balloon Payment Assets........................................................4
Bankruptcy Code   ...........................................................73
Beneficial Owner  ...........................................................33
Bi-weekly Assets  ............................................................4
Book-Entry Securities........................................................25
Buy Down Assets   ............................................................3
Buydown Funds     ...........................................................88
Buydown Mortgage Loans.......................................................21
Buydown Period    ...........................................................21
Capitalized Interest Account.................................................16
Cash Flow Agreement..........................................................17
CERCLA            ...........................................................75
Certificates      ...........................................................24
Charter Act       ...........................................................12
Code              ...........................................................84
Collection Account...........................................................43
Commission        ............................................................7
contract borrower ...........................................................68
contract lender   ...........................................................68
Convertible Assets............................................................4
Cooperative       ...........................................................67
Cooperative Corporation......................................................35
Cooperative Loans ...........................................................67
Cooperatives      ............................................................5
Covered Trust     ...........................................................63
CPR               ...........................................................20
Crime Control Act ...........................................................79
Cut-off Date      ............................................................6
Definitive Securities........................................................25
Determination Date...........................................................25
Distribution Date ...........................................................18
DTC               ...........................................................33
ERISA             ..........................................................126
Euroclear         ...........................................................33
Euroclear Operator...........................................................35
European Depositaries........................................................35
Exchange Act      ...........................................................34
Fannie Mae        ............................................................3
FASIT Ownership Security....................................................108
FASIT Regular Securities....................................................108
FDIC              ...........................................................43
FHA               ............................................................5
Freddie Mac       ............................................................3
Freddie Mac Act   ...........................................................13
Freddie Mac Certificate Group................................................13
Garn-St. Germain Act.........................................................77
GEM Assets        ............................................................4
Ginnie Mae        ............................................................3
GPM Assets        ............................................................4
Grantor Trust Fund Stripped Bond............................................116
Grantor Trust Fund Stripped Coupon..........................................116
Home Equity Loans ............................................................5
Housing Act       ...........................................................10
HUD               ...........................................................52
Increasing Payment Asset......................................................4
Increasing Payment Assets.....................................................3
Indirect Participants........................................................33
Insurance Proceeds...........................................................26
Interest Rate     ...........................................................26
Interest Reduction Assets.....................................................4
land sale contract...........................................................68
Land Sale Contracts...........................................................5
Level Payment Assets..........................................................3
Liquidation Proceeds.........................................................26
Lock-out Date     ............................................................7
Mortgaged Properties..........................................................5
Mortgages         ............................................................5
Nonrecoverable Advance.......................................................29
Notes             ...........................................................24
Offered Securities...........................................................24
OID Regulations   ...........................................................85
Participants      ...........................................................33
Partnership Certificate Owners..............................................120
PCBs              ...........................................................74
Permitted Investments........................................................43
Pre-Funded Amount ...........................................................16
Pre-Funding Account..........................................................16
Pre-Funding Period...........................................................16
Prepayment Premium............................................................7
Purchase Price    ...........................................................41
RCRA              ...........................................................75
Record Date       ...........................................................25
Regular Securities...........................................................85
Regular Securityholder.......................................................89
Relief Act        ...........................................................79
REMIC Regulations ...........................................................85
REMIC Securities  ...........................................................39
REO Property      ...........................................................30
Residual Holders  ...........................................................96
Residual Securities..........................................................85

Retained Interest ...........................................................53
Revolving Credit Line Loans...................................................7
RICO              ...........................................................79
Rules             ...........................................................36
Securities        ...........................................................24
Security Balance  ...........................................................27
Senior Securities ...........................................................24
Servicemen's Readjustment Act................................................15
Servicing Standard...........................................................47
Shortfall Amount  ..........................................................116
Single Family Property........................................................5
SPA               ...........................................................20
Special servicer  ...........................................................56
Step-up Rate Assets...........................................................4
Strip Securities  ...........................................................24
Stripped Agency Securities...................................................14
Subordinate Securities.......................................................24
Subsequent Assets ...........................................................16
Superliens        ...........................................................75
Taxable Mortgage Pools.......................................................85
Terms and Conditions.........................................................35
Tiered REMICs     ...........................................................88
Title V           ...........................................................78
Title VIII        ...........................................................78
UCC               ...........................................................34
UST               ...........................................................75
VA                ............................................................5
VA Guaranty Policy...........................................................52
Value             ............................................................6
Warranting Party  ...........................................................42
Yield Considerations.........................................................27

                           $666,272,000 (APPROXIMATE)


                              ACE SECURITIES CORP.
                                    DEPOSITOR


                      ACE SECURITIES CORP. HOME EQUITY LOAN
                             TRUST, SERIES 2002-HE2
                     ASSET BACKED PASS-THROUGH CERTIFICATES


                              PROSPECTUS SUPPLEMENT
                              DATED OCTOBER 8, 2002


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                                 MASTER SERVICER



                            DEUTSCHE BANK SECURITIES
                                   UNDERWRITER


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until January 5, 2003.




                                 OCTOBER 8, 2002